                                                  CONFORMED COPY AS AMENDED
                                                    THROUGH AUGUST 10, 1998
--------------------------------------------------------------------------------










                               ASSET PURCHASE AGREEMENT

                                     by and among

                                  Ball Corporation,

                         Ball Metal Beverage Container Corp.

                                         and

                               Reynolds Metals Company







                              dated as of April 22, 1998






--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

Section 1.1   Purchase and Sale of Assets. . . . . . . . . . . . . . . . . . . 2
Section 1.2   Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 1.3   Assumption of Liabilities. . . . . . . . . . . . . . . . . . . . 9
Section 1.4   Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .11
Section 1.5   Cash Purchase Price Adjustment . . . . . . . . . . . . . . . . .12
Section 1.6   Adjustment for Periodic Items. . . . . . . . . . . . . . . . . .14
Section 1.7   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Section 1.8   Further Assurances . . . . . . . . . . . . . . . . . . . . . . .18
Section 1.9   Allocation of Purchase Price . . . . . . . . . . . . . . . . . .18
Section 1.10  Torrance, California Site. . . . . . . . . . . . . . . . . . . .19


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 2.1   Disclosure Schedule. . . . . . . . . . . . . . . . . . . . . . .23
Section 2.2   Corporate Organization . . . . . . . . . . . . . . . . . . . . .23
Section 2.3   Operation of the Business. . . . . . . . . . . . . . . . . . . .24
Section 2.4   Authorization. . . . . . . . . . . . . . . . . . . . . . . . . .24
Section 2.5   No Violation . . . . . . . . . . . . . . . . . . . . . . . . . .24
Section 2.6   Consents and Approvals . . . . . . . . . . . . . . . . . . . . .25
Section 2.7   Financial Statements . . . . . . . . . . . . . . . . . . . . . .25
Section 2.8   Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . .26
Section 2.9   Inventory and Working Capital. . . . . . . . . . . . . . . . . .27
Section 2.10  Absence of Certain Changes . . . . . . . . . . . . . . . . . . .27
Section 2.11  Title to Properties; Encumbrances. . . . . . . . . . . . . . . .28
Section 2.12  Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Section 2.13  Intellectual Property Rights . . . . . . . . . . . . . . . . . .30
Section 2.14  Certain Contracts. . . . . . . . . . . . . . . . . . . . . . . .32
Section 2.15  Orders and Commitments . . . . . . . . . . . . . . . . . . . . .33
Section 2.16  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
Section 2.17  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .34
Section 2.18  Compliance with Law. . . . . . . . . . . . . . . . . . . . . . .35


                                        i

                                                                           Page
                                                                           ----


Section 2.19  Environmental Protection . . . . . . . . . . . . . . . . . . . .35
Section 2.20  Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . .37
Section 2.21  Employee Benefit Matters . . . . . . . . . . . . . . . . . . . .38
Section 2.22  Customers and Suppliers. . . . . . . . . . . . . . . . . . . . .40
Section 2.23  Brokers and Finders. . . . . . . . . . . . . . . . . . . . . . .40
Section 2.24  Investment . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Section 2.25  Capitalization of Subsidiaries.. . . . . . . . . . . . . . . . .41
Section 2.26  Latasa Agreements. . . . . . . . . . . . . . . . . . . . . . . .43
Section 2.27  Latasa Offering Statement. . . . . . . . . . . . . . . . . . . .43
Section 2.28  Latasa Financial Statements. . . . . . . . . . . . . . . . . . .44
Section 2.29  SVE Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .44
Section 2.30  Seller's Exposure Estimates. . . . . . . . . . . . . . . . . . .44

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF BALL AND BUYER

Section 3.1   Corporate Organization, etc. . . . . . . . . . . . . . . . . . .45
Section 3.2   Authorization, etc . . . . . . . . . . . . . . . . . . . . . . .45
Section 3.3   No Violation . . . . . . . . . . . . . . . . . . . . . . . . . .45
Section 3.4   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .46
Section 3.5   SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . .46
Section 3.6   Brokers and Finders. . . . . . . . . . . . . . . . . . . . . . .46
Section 3.7   Authorization of Shares. . . . . . . . . . . . . . . . . . . . .46
Section 3.8   Consents and Approvals . . . . . . . . . . . . . . . . . . . . .47
Section 3.9   Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . .47

                                   ARTICLE IV
                               COVENANTS OF SELLER

Section 4.1   Conduct of the Business. . . . . . . . . . . . . . . . . . . . .48
Section 4.2   Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
Section 4.3   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
Section 4.4   Title to Real Property . . . . . . . . . . . . . . . . . . . . .51
Section 4.5   No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . .53
Section 4.6   Supplements to Disclosure Schedule . . . . . . . . . . . . . . .54
Section 4.7   Bulk Sales Laws. . . . . . . . . . . . . . . . . . . . . . . . .54


                                       ii

                                                                            Page
                                                                            ----

                                    ARTICLE V
                       ADDITIONAL COVENANTS AND AGREEMENTS

Section 5.1   Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . .54
Section 5.2   WARN Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
Section 5.3   Regulatory and Other Authorizations; Consents. . . . . . . . . .55
Section 5.4   Employee Matters for Represented Employees . . . . . . . . . . .56
Section 5.5   General Employee Matters, Employee Matters for
                Nonrepresented Employees and Welfare Benefit
                Provisions for All Employees . . . . . . . . . . . . . . . . .68
Section 5.6   Special Employment and Transition Rules for
                Salaried Employees . . . . . . . . . . . . . . . . . . . . . .81
Section 5.7   Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .85
Section 5.8   Non-Competition. . . . . . . . . . . . . . . . . . . . . . . . .90
Section 5.9   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . .92
Section 5.10  Materials Received After Closing . . . . . . . . . . . . . . . .93
Section 5.11  Access to Books and Records. . . . . . . . . . . . . . . . . . .93
Section 5.12  Actions by Ball. . . . . . . . . . . . . . . . . . . . . . . . .94
Section 5.13  Delivery of Financial Statements . . . . . . . . . . . . . . . .94
Section 5.14  Litigation Support . . . . . . . . . . . . . . . . . . . . . . .95
Section 5.15  Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . .95
Section 5.16  Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . .95
Section 5.17  Inadvertently Retained Information . . . . . . . . . . . . . . .96

                                   ARTICLE VI
                          SURVIVAL AND INDEMNIFICATION

Section 6.1   Survival of Representations, Warranties and Covenants. . . . . .96
Section 6.2   Indemnification by Ball and Buyer. . . . . . . . . . . . . . . .97
Section 6.3   Indemnification by Seller. . . . . . . . . . . . . . . . . . . .97
Section 6.4   Claims for Indemnification . . . . . . . . . . . . . . . . . . .98
Section 6.5   Environmental Indemnification. . . . . . . . . . . . . . . . . 101


                                       iii


                                                                            Page
                                                                            ----

                                   ARTICLE VII
                        CONDITIONS TO SELLER'S OBLIGATION

Section 7.1   Representations and Warranties True. . . . . . . . . . . . . . 102
Section 7.2   Performance. . . . . . . . . . . . . . . . . . . . . . . . . . 102
Section 7.3   No Injunction, Litigation, etc . . . . . . . . . . . . . . . . 102
Section 7.4   Stockholder's Agreement. . . . . . . . . . . . . . . . . . . . 103
Section 7.5   Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . 103
Section 7.6   HSR Act Waiting Periods. . . . . . . . . . . . . . . . . . . . 103
Section 7.7   Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 103
Section 7.8   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

                                  ARTICLE VIII
                        CONDITIONS TO BUYER'S OBLIGATION

Section 8.1   Representations and Warranties True. . . . . . . . . . . . . . 103
Section 8.2   Performance. . . . . . . . . . . . . . . . . . . . . . . . . . 104
Section 8.3   No Injunction, Litigation, etc . . . . . . . . . . . . . . . . 104
Section 8.4   Governmental Filings and Consents; Third Party Consents. . . . 104
Section 8.5   Stockholder's Agreement. . . . . . . . . . . . . . . . . . . . 104
Section 8.6   HSR Act Waiting Periods. . . . . . . . . . . . . . . . . . . . 104
Section 8.7   No Material Adverse Change . . . . . . . . . . . . . . . . . . 105
Section 8.8   Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 105
Section 8.9   Financing Conditions . . . . . . . . . . . . . . . . . . . . . 105
Section 8.10  Actions by Seller. . . . . . . . . . . . . . . . . . . . . . . 105

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT

Section 9.1   Methods of Termination . . . . . . . . . . . . . . . . . . . . 105
Section 9.2   Procedure upon Termination . . . . . . . . . . . . . . . . . . 106


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.1  Amendment and Modification . . . . . . . . . . . . . . . . . . 107


                                       iv


                                                                            Page
                                                                            ----

Section 10.2   Waiver of Compliance. . . . . . . . . . . . . . . . . . . . . 107
Section 10.3   Expenses, etc . . . . . . . . . . . . . . . . . . . . . . . . 107
Section 10.4   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
Section 10.5   Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . 108
Section 10.6   Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . 108
Section 10.7   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 108
Section 10.8   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 108
Section 10.9   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . 108
Section 10.10  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . 108
Section 10.11  Third Parties . . . . . . . . . . . . . . . . . . . . . . . . 110
Section 10.12  Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . 110

                                       ANNEXES
A                   Defined Terms
1.1(a)              Real Property
1.1(c)              Intellectual Property Rights
1.1(e)              Permits and Environmental Permits
1.1(q)              Other Assets
1.1(aa)             Seller's Equity Interests
1.2(f)              Retained Contracts
1.2(g)              Excluded Claims Against Third Parties
1.2(j)              Headquarters Assets
1.2(m)              Excluded Assets
1.2(s)              Torrance Extrusion Plant
1.3(a)(vii)         Other Assumed Liabilities
1.3(b)(iv)          Other Excluded Liabilities
8.10                Actions by Seller

                                      EXHIBITS
A                   Stockholder's Agreement
1.2(t)              Data Processing Services Agreement
1.7(b)(ii)          Bill of Sale
1.7(b)(ix)          Assignment and Assumption of Leases
1.7(c)(ii)          Assignment and Assumption Agreement
1.7(c)(viii)        Agreement Regarding Performance of Technical Services
1.7(d)(ii)          Transitional Trademark License Agreement
1.7(d)(iii)         Supply Program Agreement
1.7(d)(iv)          Incentive Loan Agreement
1.7(d)(v)           Transition Services Agreement
1.7(d)(vi)          Payroll Services Agreement
1.7(d)(vii)         [intentionally omitted]
1.7(d)(viii)        Trademark License Agreement
1.7(d)(ix)          Cross-License Agreement
1.7(d)(x)           Transportation Services Agreement
1.7(d)(xi)          Human Resources Services Agreement
1.9                 Allocation of Purchase Price
1.10(a)             Subdivision
1.10(b)             Lease of Torrance Can Plant


                                          vi

4.4(b)              Forms (Model Deed Certificate; Moultrie and Hayward
                     Easements)
5.4(f)              Offset Procedure Examples
6.5                 Environmental Indemnification Procedures
7.5                 Opinion of Ball General Counsel


                                         vii

                                DISCLOSURE SCHEDULE
2.3                 Operation of Business
2.4                 Authorization
2.5                 Non-Contravention
2.6                 Consents and Approvals
2.7                 Financial Statements
2.8                 Accounts Receivable
2.9                 Inventory
2.10                Absence of Certain Changes
2.11                Title to Properties; Encumbrances
2.12                Equipment
2.13                Intellectual Property
2.13(e)             Year 2000 Program
2.13(f)             Excluded Trademarks
2.13(g)             Non-Transferred Patents, Trademarks and Copyrights
2.14(a)             Material Contracts
2.14(b)             Other Material Contract Matters
2.15                Orders and Commitments
2.16                Taxes
2.17                Litigation
2.18                Non-Compliance with Laws
2.19                Environmental Matters
2.19(a)             Environmental Permits
2.19(c)             Final Environmental Studies
2.20                Labor Relations
2.20(a)             Written Policies, Rules and Procedures
2.21(a)             Employee Benefit Matters and Plans
2.22                Customers and Suppliers
2.25(a)             Capitalization of Domestic Subsidiaries
2.25(b)             Capitalization of RIB
2.25(c)             Capitalization of Latasa and Latasa Subsidiaries
2.25(d)             Other Subsidiary Issues
2.26(d)             Latasa Agreements and Non-Contravention
2.27                Latasa Offering Statement
2.28                Latasa Financial Statements
2.30                Seller's Exposure Estimates
3.7                 Ball Shares
3.8                 Buyer and Ball Consents and Approvals
4.4(b)              Title Commitments and Permitted Exceptions


                                         vii

5.5(a)              Employee Benefits Data

5.5(c)(2)           List of Headquarter Employees
5.6(a)(1)           Reimbursement for Seconded Employee Expenses
5.6(c)              Retained Seller Employees
7.8                 Consents and Approvals that are a Condition
                      to Seller's Obligation to Close
8.4                 Consents and Approvals that are a Condition
                      to Buyer's and Ball's Obligation to Close

                               ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT, dated as of April 22, 1998 (the "AGREEMENT"), is by and among Ball Corporation, an Indiana corporation ("BALL"), Ball Metal Beverage Container Corp., a Colorado corporation and an indirect wholly-owned subsidiary of Ball ("BUYER") and Reynolds Metals Company, a Delaware corporation ("SELLER"). Capitalized terms not otherwise defined in the text of this Agreement are used as defined in Annex A hereto.

                                 W I T N E S S E T H:

          WHEREAS, Seller and its majority-owned subsidiaries are engaged on a global basis in the design, manufacture, distribution and sale of aluminum beverage can bodies and ends (such business, as conducted throughout the world directly by Seller and its majority-owned subsidiaries (including licensing, directly or indirectly, of intellectual property and know-how used in the manufacture and sale of aluminum can bodies and ends but excluding (i) Seller's operations engaged in the manufacture and sale of aluminum can, end and tab sheet, the recycling and reclamation of aluminum cans and the design, manufacture and sale of printing cylinders, printing plates and color separations that act as suppliers to, or customers of, Seller's global can business, (ii) Seller's operations engaged in the design, manufacture, distribution and sale of machinery, equipment and components and parts therefor used in the manufacture of metal beverage can bodies and ends and certain can filling operations (the "MACHINERY OPERATIONS") and (iii) "parent company" finance and administration activities conducted at Seller's corporate headquarters at 6601 West Broad Street, Richmond, Virginia) is hereinafter referred to as the "BUSINESS"); and, in connection with the development of the Business on a global basis, Seller and its majority-owned subsidiaries have acquired, directly or indirectly, minority interests in, and entered into technical services and/or management agreements with, Latas de Aluminio, S.A.-LATASA ("LATASA") and its subsidiaries, Superenvases Envalic C.A. ("SVE") and United Arab Can Manufacturing Company, Limited ("UAC");

          WHEREAS, Seller's interest in Latasa is held by two indirect subsidiaries, Reynolds International do Brasil Participacoes, Ltda, a Brazilian corporation ("RIB"), and Reynolds International Latin America S.A., a Panamanian corporation ("RILA");

          WHEREAS, Seller has reached agreement with Ball and Buyer to sell to them or their Designees the Business (including Seller's interest in Seller's wholly-owned subsidiaries, Latas de Aluminio Reynolds, Inc., a Delaware corporation ("LAR") and RCAL Cans, Inc., a Delaware corporation ("RCAL"), together with RCAL's wholly-owned subsidiary, RIND Cans, Inc., a Delaware corporation ("RIND")) and Seller's interests in RIB and SVE and the equity securities of Latasa held by RILA, all on the terms and conditions set forth in this Agreement; and

          WHEREAS, concurrently with the closing of the transactions contemplated hereby, if Ball elects to issue Ball Shares to Seller pursuant to the terms of this Agreement, Ball and Seller will enter into a stockholder's agreement, substantially in the form of Exhibit A (the "STOCKHOLDER'S AGREEMENT").

          NOW, THEREFORE, in consideration of the mutual agreements and the representations and warranties contained herein and intending to be legally bound hereby, the parties agree as follows:


                                      ARTICLE I

                             PURCHASE AND SALE OF ASSETS

          Section 1.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "CLOSING"), Seller shall sell, transfer, convey, assign and deliver, or cause to be sold, transferred, conveyed, assigned and delivered, to Buyer, Ball or their Designees, as provided below, and Buyer, Ball or their Designees shall purchase, acquire and accept from Seller and its majority-owned subsidiaries, either directly or indirectly through the acquisition of all of Seller's interests in LAR and RCAL, all assets, rights and interests in assets, other than the Excluded Assets, which are held or owned by Seller or its majority-owned subsidiaries as of the Closing and which are used or held for use exclusively or primarily in the conduct of the Business, including, without limitation, the following (collectively, the "BUSINESS ASSETS"):

               (a) REAL PROPERTY: The owned real properties described in Annex 1.1(a), together with the plants, buildings, fixtures and improvements thereon and all tenements, hereditaments and appurtenances thereto (the "OWNED REAL PROPERTY"), as well as Seller's leasehold interests (or those of any Affiliate of Seller) as lessee under the real property leases described in Annex 1.1(a) (the "REAL PROPERTY LEASES" and the property covered thereby, together with Seller's (or such Affiliate's) interests in all plants, buildings, fixtures and improvements thereon, the "LEASED PREMISES"). The Owned Real Property and the Leased Premises together are sometimes referred to herein as the "BUSINESS LOCATIONS."

               (b) PERSONAL PROPERTY OTHER THAN INVENTORY: The furniture, fixtures, machinery, equipment, equipment subassemblies, furnishings, vehicles, tools, dies, jigs, printing plates, physical embodiments of label films and color standards, service, spare and replacement parts, stores, packaging materials, pallets, slip sheets and top frames, office and other supplies and other tangible personal property (other than Inventory) that is either (i) located at the Business Locations, (ii) reflected on the most recent balance sheet included in the Audited Financial Statements (other than Excluded Assets and any assets sold or disposed of in the ordinary course of business and consistent with the terms of this Agreement since the date of such balance sheet) or (iii) otherwise used or held for use exclusively or primarily in the Business, whether or not such property is reflected as an asset on the books and records of Seller (the "EQUIPMENT").

               (c) INTELLECTUAL PROPERTY RIGHTS: Except as otherwise specifically identified as excluded in Annex 1.1(c), (i) the Patents, Trademarks, and Copyrights listed or described in Annex 1.1(c), (ii) Technology, and (iii) all agreements (whether or not with related parties) under which Seller or its majority-owned subsidiaries have granted, or have been granted, the right to use Technology or the Patents, Trademarks and Copyrights listed or described in Annex 1.1(c) (the Business Assets described in this Section 1.1(c), collectively, the "INTELLECTUAL PROPERTY RIGHTS").

               (d) BUSINESS INFORMATION: All books and records (i) customarily located at the Business Locations (other than those exclusively related to Excluded Assets or Excluded Liabilities) or (ii) customarily located at locations other than the Business Locations which are used exclusively or primarily in the Business, including, without limitation, files, computer disks and tapes, telephone directories, invoices, credit and sales records, personnel records (subject to applicable law), customer lists (including addresses and phone numbers), supplier lists, manuals (including policy manuals), drawings, accounting books and records, detailed fixed-asset ledgers and records, sales literature, current price lists and discounts, promotional signs and literature, marketing and sales programs, manufacturing and quality control records and procedures and compliance policies and procedures; and access to and, if requested by Ball or Buyer, copies of such other books and records to the extent relating to the Business or Business Assets or Assumed Liabilities which are customarily located at locations other than the Business Locations; provided that Seller may retain and provide Buyer with copies of any records necessary for Seller's ongoing business or tax purposes or for performance of obligations retained by Seller hereunder (collectively, "BUSINESS INFORMATION").

               (e) GOVERNMENTAL PERMITS: To the extent assignable, (i) the Permits and the Environmental Permits that relate exclusively to the Business, as more particularly described in Annex 1.1(e) and (ii) any Business-related portions of any Permits and Environmental Permits that are used in the Business but do not relate exclusively to the Business (the Permits described in this clause (ii), the "NON-EXCLUSIVE PERMITS").

               (f) LEASES AND CONTRACTS: The rights of Seller and its Affiliates in, to and under (i) all contracts, leases of personal property, agreements, licenses, commitments and warranties related exclusively or primarily to the Business, (ii) sales orders, purchase orders and quotations and bids generated by the Business, and (iii) all material agreements to which Seller or any of its Affiliates is a party, and which relate to the ownership, management, governance and financing of, as well as technical assistance to, Latasa and its subsidiaries (the "LATASA AGREEMENTS") and the contracts and agreements relating to ownership, management and governance of, and provision of know-how and technical assistance to SVE.

               (g) INVENTORY: The inventories of raw materials, work-in-process and finished products carried on the books of the Business (including any such inventories that have been written off or written down on the books of the Business), located at the Business Locations or related exclusively or primarily to the Business (excluding the inventories described in Section 1.1(m), the "INVENTORY").

               (h) ACCOUNTS RECEIVABLE AND PREPAID EXPENSES: All notes and accounts receivable on the books of or generated by the Business as of the Closing (the "ACCOUNTS RECEIVABLE"), including, without limitation, all trade notes and trade accounts receivable and receivables from employees of Seller who are Transferred Employees, and all deposits and prepaid rents, license fees and other expenses to the extent related to the Business or the Business Assets.

               (i) COMPUTER SOFTWARE: All computer software related exclusively to the Business, including all documentation and source codes with respect to such software (to the extent Seller or any Affiliate of Seller possesses such documents or source codes) and, to the extent they relate exclusively to the Business and they are legally assignable or transferable by Seller, licenses and leases of software.
               (j) NON-EXCLUSIVE CONTRACTS: Any Business-related portions of any contract, claim, lease, sales/purchase order, quotation, bid, agreement, license or contractual right to which Seller or any Affiliate of Seller is a party with respect to operations or activities beyond those exclusively or primarily related to the Business (each, a "NON-EXCLUSIVE CONTRACT"), to the extent that such portions are legally assignable or transferable to Buyer.

               (k) SINGLE LOCATION PLANS: All assets of any Single Location Plans that are transferred to, or assumed by, Buyer under Section 5.4.

               (l)  PETTY CASH: All petty cash on hand at the Business
Locations.

               (m) CONSIGNED INVENTORIES: Seller's rights to inventories of supplies and raw materials at the Business Locations consigned as of the Closing by (x) third parties or (y) other businesses of Seller or any Affiliate of Seller that act as suppliers to the Business (to the extent such inventories have not been included on the Closing Statement); provided that (i) Seller is not hereby conveying to Buyer an ownership interest in such inventories, (ii) such inventories shall not be deemed a part of the Inventory for purposes of
Section 1.5 or otherwise and (iii) the rights conveyed under clause (y) are only Seller's rights as owner of the Business and not as owner of such business acting as supplier.

               (n) RESTRICTIONS ON COMPETITION AND CONFIDENTIALITY: To the extent assignable, all rights of Seller or any Affiliate of Seller to enforce restrictions on competition and obligations regarding confidentiality or limited use of information imposed on third parties and present and former officers, executives and employees of Seller and its Affiliates to the extent such restrictions and obligations relate to the Business; provided, however, that Seller shall retain the right to seek relief on behalf of itself and its majority-owned subsidiaries for any damages suffered by any of them as a result of any breach of any such restriction or obligation.

               (o) CLAIMS: All claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including, without limitation, warranty rights against suppliers to the Business), known or unknown, liquidated or unliquidated, to the extent they relate to or arise out of the Business Assets, or the condition of the Business Assets, existing at the Closing Date or the conduct of the Business prior to the Closing; provided that any of the foregoing that arise from acts, omissions or conditions that gave rise, or shall give rise, to an Excluded Liability shall, to the extent arising from the Excluded Liability and Seller discharges such Excluded Liability, accrue to the benefit of Seller.

               (p) GOODWILL AND ASSOCIATED ASSETS: Any and all goodwill, customer lists, going concern value and similar assets related exclusively or primarily to, or used exclusively or primarily in, the Business.

               (q) OTHER ASSETS: Such other assets as are specifically identified in Annex 1.1(q).

          In addition to the Business Assets, subject to the terms and conditions of this Agreement, at Closing, Seller and its Affiliates shall sell, transfer, convey, assign and deliver, or cause to be sold, transferred, conveyed, assigned and delivered, to Buyer, Ball or its Designees, and Buyer, Ball or its Designees shall purchase, acquire and accept from Seller and its Affiliates, Seller's and its Affiliates' rights, title and interest in (x) any equity securities of or other equity interests in SVE and RIB and (y) the equity securities of Latasa held by RILA, all as listed in Annex 1.1(aa). Such equity securities, together with the equity securities of LAR and RCAL being transferred to Ball, Buyer or their Designees pursuant hereto, are sometimes referred to herein as the "SHARES."

          The parties agree that the Business Assets and Shares shall be purchased by Ball, Buyer or their Designees as directed by Buyer in writing at least five days prior to the Closing.

          Section 1.2  EXCLUDED ASSETS.  Notwithstanding the provisions of
Section 1.1, the following properties, assets and rights used in, or related to, Seller's operation of the Business are excluded from the Business Assets (the "EXCLUDED ASSETS"):

               (a)  The name "Reynolds" and all variations thereof;

               (b) Except as provided in Section 1.1(h) and (l), cash, financial instruments and marketable securities on hand and in banks, cash deposits with respect to workers' compensation and insurance, cash equivalents, and investments;

               (c) Accounts Receivable owed to Seller from any of its employees who are not Transferred Employees;

               (d) Aluminum can sheet inventory that is, consistent with past practice and the terms of existing supply agreements, carried on the books of Seller's Mill Products Division and not included on the Closing Statement, whether or not located at a Business Location; provided that Buyer will receive Seller's rights as a consignee of any such inventory that is located at a Business Location as if Seller's Mill Products Division were a third party supplier to the Business;

               (e)  Seller's checkbooks and canceled checks;

               (f) Subject to Sections 1.1(j) and 1.7(e), all Non-Exclusive Contracts and any agreements specifically identified in Annex 1.2(f) (the "RETAINED CONTRACTS");

               (g) All claims and litigation against third parties (and benefits to the extent they arise therefrom) to the extent that such claims and litigation relate in whole or in part to Excluded Liabilities or Excluded Assets or are set forth in Annex 1.2(g);

               (h) Seller's insurance policies and rights in connection therewith;

               (i) Rights arising from any refunds due with respect to insurance premium payments and deposits;

               (j) Except for any assets specifically enumerated in Annex 1.2(j), any and all tangible assets located at Seller's corporate headquarters at 6601 West Broad Street in Henrico County, Virginia;

               (k) All of Seller's right, title and interest in, to and under trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, copy right rights, trade dress, business and product names, logos, slogans, and all pending applications for and registrations of trademarks and service marks, which (i) are neither used exclusively in the Business nor applicable exclusively to the Business or (ii) include one or more of the following marks: the trademarks REYNOLDS; Knight, Horse and Dragon Design or the names "Reynolds," "Reynolds Metals Company," "Reynolds Aluminum" or any variation thereof or any trademark containing REYNOLDS, REY, REYNO, or a Knight Horse and Dragon design (the trademarks described in this clause (ii) are referred to herein as the "REYNOLDS MARKS");

               (l) Except for assets in Single Location Plans assumed by Buyer under Section 5.4, all assets held in or for the Plans;

               (m)  Any assets identified in Annex 1.2(m);

               (n) Books and records exclusively relating to Excluded Assets and Excluded Liabilities;

               (o) Any Tax refunds, credits or rights arising therefrom, for all periods or portions of periods ending before the Closing Date; provided that none of Ball, Buyer or their Affiliates has incurred or will incur an increased Tax burden as a result of such refund;

               (p) Except for those assets identified in Annex 1.1(q), Seller's former Houston, Texas, and Fulton, New York, can plants;

               (q) Seller's or its Affiliates' interests in, and contracts relating to, UAC;

               (r) Seller's rights under this Agreement and under any agreement, instrument or document delivered in connection herewith;

               (s) The portion of the Owned Real Property located in Torrance, California which constitutes Seller's extrusion plant as more specifically described in Annex 1.2(s) subject to minor adjustment of the boundary lines thereof in accordance with Section 1.10; and

               (t)  Except as specifically provided in Section 1.1 (a), (e),
(i), and (o), and subject to Section 1.7(e) and the data processing services agreement substantially in the form of Exhibit 1.2(t) (the "DATA PROCESSING SERVICES AGREEMENT"), any owned or leased premises, Permits, Environmental Permits, computer software, claims, causes of action, choses in action, rights of recovery and rights of setoff.

          Section 1.3  ASSUMPTION OF LIABILITIES.

               (a) On the Closing Date, except as otherwise specifically provided in this Agreement or in any agreement, instrument or document delivered in connection herewith, subject to the terms and conditions of this Agreement, Buyer shall assume the following liabilities (the "ASSUMED LIABILITIES") and no others:

                         (i)    Liabilities relating to Transferred
     Employees and employee benefits to the extent set forth in Sections 5.4, 5.5 and 5.6, including, without limitation, all liabilities and obligations related to the Single Location Plans assumed by Buyer under Section 5.4 and under Collective Bargaining Agreements in accordance with Sections 5.4 and 5.5;

                         (ii) All trade accounts payable of the Business (including trade payables to other divisions of Seller for aluminum can sheet) to the extent set forth on the Closing Statement and other current liabilities of the Business to the extent set forth on the Closing Statement;

                         (iii) All liabilities and obligations of Seller and its majority-owned subsidiaries to deliver goods or services to customers of the Business arising from orders placed in the normal course of business of the Business which are assigned to Buyer pursuant hereto;

                         (iv) All obligations of Seller or any of its majority-owned subsidiaries to be performed from and after the
     Closing Date under any contract, lease, commitment, license, permit, approval, authorization or other agreement or arrangement constituting part of the Business Assets to the extent assigned to Buyer pursuant hereto including, without limitation, the following:

                                (A)  the liabilities of Seller for certain
          metal-related financial derivative arrangements contained in certain of Seller's aluminum can sheet purchase contracts which are unmatched to similar arrangements contained in Seller's customer contracts being assumed by the Buyer pursuant to this Section 1.3(a)(iv);

                         (v) Subject to Ball's and Buyer's right to indemnification from Seller set forth in Article VI, liabilities and obligations under Environmental Laws with respect to Environmental Conditions;

                         (vi) All liabilities that constitute matters of record relating to Seller's ownership of the Owned Real Property to the extent specifically disclosed in Section 4.4(b) of the Disclosure Schedule and subject to the limitations set forth therein or accepted by Ball or Buyer under Section 4.4; and

                         (vii) All other liabilities to the extent set forth in or specifically reserved against on the Closing Statement or to the extent specifically described in Annex 1.3(a)(vii).

               (b) Except as expressly provided in Section 1.3(a), Buyer will not assume or be liable for the following liabilities and obligations (the "EXCLUDED LIABILITIES"):

                         (i)    Except as otherwise provided in this
     Agreement (including, without limitation, in Section 1.6, which shall control to the extent of any conflict with this Section 1.3(b)), (x) any federal, state, local or foreign taxes including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, excise, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, environmental, windfall profits tax or other tax or any custom or duty, or any other charges, fees, levies, penalties or other assessments imposed by any Taxing Authority, including, in each case, any interest, penalties or additions thereto ("TAXES"), that are attributable to any period or portion thereof ending on or before the Closing Date imposed on Seller or its Affiliates or related to the Business or the Shares and (y) any liability for Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

                         (ii) All liabilities and obligations relating to any employee or any employee benefits which are not to be assumed by Buyer under Section 1.3(a)(i) or Sections 5.4, 5.5 and 5.6;


                         (iii)  All liabilities or obligations to the
     extent relating to the acquisition, ownership or use of any of the Excluded Assets (including the Retained Contracts);

                         (iv)   Any liabilities listed in Annex
     1.3(b)(iv);

                         (v) All liabilities or obligations arising under Environmental Laws other than those expressly assumed by Buyer pursuant to Section 1.3(a)(v), including, without limitation, all liabilities or obligations arising under Environmental Laws in connection with facts, events, conditions, actions or omissions existing or occurring before Closing at any location other than the Business Locations ("OFFSITE OBLIGATIONS");

                         (vi) Except as otherwise provided in Section 1.3(a)(vii), any liability or claim for injury to person or property or warranty claim which arises out of the operation of the Business or the sale of any product before the Closing Date; and

                         (vii) Any other liabilities, debts, commitments or obligations, known or unknown, contingent or otherwise, of Seller or its Affiliates other than those specified in Section 1.3(a).

          Section 1.4 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements contained herein, and in consideration of the sale, assignment, transfer and delivery of the Business Assets and the Shares referred to in Section 1.1 and Seller's other obligations set forth herein (including in Section 5.8), Ball and Buyer agree to pay or cause to be paid to Seller at the Closing, and Seller agrees to accept the sum of $820 million (the "PURCHASE PRICE") payable as follows: (i) shares of common stock, no par value, of Ball having an aggregate Designated Value, determined as set forth below, of up to $100 million (the "BALL SHARES") plus (ii) an amount in cash equal to the Purchase Price minus the aggregate Designated Value of the Ball Shares (the "CASH PRICE"), plus or minus the adjustment set forth in Section 1.5. Not later than the close of business on the fourth day prior to the Closing Date, Ball shall notify

Seller whether it intends to pay a portion of the Purchase Price in Ball Shares and the number of Ball Shares and the per Share and aggregate Designated Value of the Ball Shares to be so issued. If Ball elects to pay a portion of the Purchase Price in Ball Shares, the shares so issued shall have an aggregate Designated Value of no less than $25 million and no more than $100 million. The per Share "DESIGNATED VALUE" of Ball Shares shall mean the average of the daily volume weighted average trading price of Ball Shares as reported in the BLOOMBERG FINANCIAL MARKETS for the 20 consecutive trading days ending five days prior to the Closing Date; provided that in no event shall the per Share Designated Value of Ball Shares used to determine the number of Ball Shares to be issued in payment of a portion of the Purchase Price exceed $42 or be less than $25.25.

          Section 1.5  CASH PURCHASE PRICE ADJUSTMENT.

               (a) As soon as practicable, but in no event later than 60 days following the Closing Date, Seller shall prepare and deliver to Buyer a working capital statement of the Business as of 12:01 a.m. on the Closing Date (the "CLOSING STATEMENT"), setting forth the current assets included in the Business Assets less the current liabilities included in the Assumed Liabilities (such difference being referred to herein as the "WORKING CAPITAL") in conformity with United States Generally Accepted Accounting Principles ("GAAP") determined on a basis consistent with the balance sheet included in the Audited Financial Statements (the "AUDITED BALANCE SHEET") except that a current liability of (i) $250,000 shall be recorded as a reserve on the Closing Statement for title insurance payments and (ii) $250,000 shall be recorded as a reserve for SUB liability in accordance with Section 5.4(c). For greater certainty, the parties acknowledge and agree that both the Closing Statement and the Audited Balance Sheet exclude spare or replacement parts from current assets.

               (b) After receipt of the Closing Statement, Buyer shall have 30 days to review it. Buyer and its authorized representatives shall have reasonable access to all relevant books and records and employees of Seller and Seller's accountants to the extent required to complete their review of the Closing Statement, including, without limitation, the accountants' work papers used in preparation thereof. Unless Buyer delivers written notice to Seller on or prior to the 30th day after receipt of the Closing Statement specifying in reasonable detail its objections to the Closing Statement on the grounds that the Closing Statement was not prepared in accordance with GAAP, consistently applied with the Audited Balance Sheet or with respect to any arithmetic errors, the parties shall be deemed to have accepted and agreed to the Closing Statement. If Buyer so notifies Seller of such an objection to the Closing Statement, the parties shall within 30 days following the date of such notice (the "RESOLUTION PERIOD") attempt to resolve their differences. Any resolution by them as to any disputed amount shall be final, binding, conclusive and nonappealable, provided, however, that agreement by Seller and Buyer as to the Final Closing Statement or a determination pursuant to Section 1.5(c) shall not prevent either party from making any claims under Article VI hereof. The term "FINAL CLOSING STATEMENT" shall mean the definitive Closing Statement agreed to by Seller and Buyer in accordance with this Section 1.5(b) or the definitive Closing Statement resulting from the determination made by the Neutral Auditor in accordance with Section 1.5(c) (in addition to those items theretofore agreed to by Seller and Buyer).

               (c) If at the conclusion of the Resolution Period, the parties have not resolved the disputes, then all amounts remaining in dispute shall, at the election of either party, be submitted to an auditor who shall be selected by Ball and Seller (the "NEUTRAL AUDITOR"). The Neutral Auditor shall be engaged no later than three business days after an election by either party to submit its objections to the Neutral Auditor, and each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. The Neutral Auditor shall be a nationally recognized certified public accounting firm that is not rendering (and during the preceding two-year period has not rendered) audit services to either Seller or Ball in North America. If the parties are unable to agree on such Neutral Auditor, then the respective accounting firms of each of Ball and Seller shall choose the Neutral Auditor. All fees and expenses of the Neutral Auditor shall be borne equally by Seller and Buyer. The Neutral Auditor shall act as an arbitrator to determine, based solely on the presentations by Seller and Buyer, and not by independent review, only those issues still in dispute. The Neutral Auditor's determination shall be made within 30 days of its engagement or as soon thereafter as possible, shall be set forth in a written statement delivered to Seller and Buyer and shall be final, binding, conclusive and nonappealable.

               (d) All Inventory reflected on the Closing Statement shall be based upon a physical count of the Inventory taken by Seller (with Buyer and its independent auditors being permitted to observe such count and take additional test counts as Buyer reasonably deems appropriate) as of 12:01 a.m. on the Closing Date. Such physical inventory shall be conducted in accordance with procedures to be mutually agreed and shall be taken immediately prior to the Closing Date. The physical inventory shall include all products of Seller and list the type and quantity of the inventory as of the date the physical count was taken. For purposes of the Closing Statement, the Inventory shall include only finished goods, work-in-process and raw materials (which are either currently used in production of products or are products currently offered for sale by Seller). In connection with the physical inventory, no later than 90 days after the Closing Date, Buyer shall prepare, with assistance from Seller, a listing of Inventory deemed to be potentially obsolete and the book value thereof as reflected on the Closing Statement (the "INVENTORY CARRYING VALUE"). If any Inventory so identified is not sold by Buyer within twelve months after the Closing Date, then Seller shall promptly pay to Buyer an amount equal to the Inventory Carrying Value of such Inventory less the scrap value thereof, provided that such payment, in the aggregate, shall not exceed $1,000,000. Notwithstanding any other provision hereof to the contrary, no other reserve for obsolete and slow-moving inventory shall be included in the Closing Statement.

               (e) The Purchase Price shall be (i) increased dollar-for-dollar to the extent the Working Capital as reflected on the Final Closing Statement is greater than $78 million and (ii) decreased dollar-for-dollar to the extent the Working Capital as reflected on the Final Closing Statement is less than $78 million. The amount of any such change in the Purchase Price pursuant to this
Section 1.5(e) shall be paid by Buyer to Seller, in the case of an increase, or by Seller to Buyer, in the case of a decrease, in each case in cash plus interest on such amount from the Closing Date through the date of payment at the Prime Rate within five business days after the Final Closing Statement is agreed to by Seller and Buyer or is determined by the Neutral Auditor. The "PRIME RATE" means the prime lending rate as announced by First Chicago-NBD, or its successor, as in effect on the Closing Date.

          Section 1.6  ADJUSTMENT FOR PERIODIC ITEMS.

               (a) Any sales, transfer, stamp or use Tax or fee applicable to the sale of the Business Assets or Shares to Buyer, Ball or their Designees pursuant to this Agreement shall be borne as follows. Buyer shall bear the first $150,000 of the aggregate of such Taxes and fees and the remainder of such Taxes and fees shall be borne equally by Buyer and Seller. Any such Taxes or fees applicable to the sale of the Business Assets pursuant to this Agreement shall initially be paid by the party legally liable under the laws applicable to each taxing jurisdiction, and the parties shall from time to time remit payments to one another to effect the sharing arrangements provided in the first sentence of this Section 1.6(a). Under no circumstances shall this article be construed to include, nor shall Ball, Buyer or their Affiliates be liable for, any income, franchise, gross income, gross receipts or excise Tax or any other similar liability of Seller related to the sale of the Business Assets. Buyer shall provide Seller with resale exemption certificates or similar documents, as appropriate. Buyer and Seller shall cooperate in using reasonable efforts of legal means to minimize, to the extent permitted by law, the aggregate amount of Taxes, fees and other charges imposed on the transactions contemplated in this Agreement.

               (b) On the Closing Date or as promptly thereafter as practicable, the parties shall adjust the other annualized or periodic items related to the Business (to the extent not reserved or accrued for in the Final Closing Statement) as of the Closing Date, with Seller responsible for matters up to and including the Closing Date and Buyer responsible for matters from and after the Closing Date. Such adjustable items shall include, without limitation, electric, gas, telephone and utility charges of the operations of Seller related to the Business Locations, either paid or accrued, and amounts paid under leases and loans; provided, however, that nothing in this Section 1.6 shall increase the liabilities and obligations of Seller assumed by Buyer pursuant to this Agreement. Such adjustable items shall also include customer volume rebates and vendor volume rebates and incentives, which will be attributed to Seller to the extent such rebates and incentives relate to items purchased prior to the Closing and to Buyer to the extent such rebates and incentives relate to items purchased on or after the Closing.

          Section 1.7  CLOSING.

               (a) The Closing will take place at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606, within seven days after all conditions set forth in Articles VII and VIII (other than those requiring only performance by the parties at Closing) have been satisfied or waived or such other time and place as the parties may agree upon but in no event earlier than 7 days after the expiration or termination of the waiting period under the HSR Act (the "CLOSING DATE") and shall be effective as of 12:01 a.m. on the Closing Date.

               (b) At the Closing, Seller will deliver to Ball, Buyer or their Designees (i) if any Ball Shares are issued pursuant hereto, an executed copy of the Stockholder's Agreement, (ii) all documents of title necessary to transfer ownership to Buyer of the Business Assets other than the Real Property, including a duly executed bill of sale substantially in the form of Exhibit 1.7(b)(ii) (the "BILL OF SALE"), (iii) executed copies of the consents referred to in Section 2.6 hereof, (iv) certificates representing the Shares, accompanied by appropriate stock powers or other transfer instruments duly executed in blank or such other evidence of ownership and instruments of transfer as are appropriate in the applicable jurisdiction, (v) with respect to Patents, Trademarks and Copyrights included in the Business Assets (the "FILED INTELLECTUAL PROPERTY"), (A) one "global assignment" of the Filed Intellectual Property containing a schedule of all applications therefor and registrations thereof and
(B) individual assignments of Filed Intellectual Property, applications therefor and registrations thereof, in recordable form for each jurisdiction in which such Filed Intellectual Property is subsisting, (vi) all assignments of Permits and Environmental Permits to be acquired by Buyer pursuant hereto, (vii) duly executed and acknowledged special warranty deeds conveying title to the Owned Real Property, subject only to the Permitted Exceptions, (viii) any documents required of Seller by the title company to issue the title insurance policies and endorsements in accordance with the provisions of Section 4.4(b) of this Agreement, (ix) duly executed assignment and assumption agreements with respect to the Real Property Leases substantially in the form of Exhibit 1.7(b)(ix) (the "ASSIGNMENT AND ASSUMPTION OF LEASES"), (x) if subdivision of the Torrance, California, parcel of Owned Real Property has not been completed prior to the Closing, a lease and license of the can plant portion of such parcel as provided in Section 1.10, (xi) all such other deeds, consents, endorsements, assignments and other instruments as are necessary to vest in Buyer, Ball or their Designees title to the Business Assets and the Shares to be transferred to Buyer, Ball or their Designees and (xii) all other previously undelivered documents required to be delivered by Seller to Ball, Buyer or their Designees at or prior to the Closing in connection with the transactions contemplated by this Agreement.

               (c) At the Closing, Ball and Buyer will deliver to Seller (i) cash in the amount specified in Section 1.4 by wire transfer of immediately available funds to an account designated in writing by Seller, (ii) a duly executed assignment and assumption agreement substantially in the form of
Exhibit 1.7(c)(ii) (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") for all Assumed Liabilities, (iii) a duly executed Assignment and Assumption of Leases for the Real Property Leases, (iv) if any Ball Shares are issued pursuant hereto, a duly executed Stockholder's Agreement; (v) if any Ball Shares are issued pursuant hereto, certificates representing the Ball Shares in accordance with Section 1.4, such certificates bearing a legend to the effect set forth in the Stockholder's Agreement, (vi) if requested by Seller, the agreement regarding performance of technical services with respect to UAC in substantially the form of Exhibit 1.7(c)(iii) (the "AGREEMENT REGARDING PERFORMANCE OF TECHNICAL SERVICES") and (vi) all previously undelivered documents required to be delivered by Ball or Buyer to Seller at or prior to the Closing.

               (d) At the Closing, Seller, Ball and Buyer shall, or shall cause their respective Affiliates to, execute and deliver (i) the Data Processing Services Agreement, (ii) the transitional trademark license agreement in substantially the form of Exhibit 1.7(d)(ii) (the "TRANSITIONAL TRADEMARK LICENSE AGREEMENT"), (iii) the supply program agreement in substantially the form of Exhibit 1.7(d)(iii) (the "SUPPLY

PROGRAM AGREEMENT"), (iv) an incentive loan agreement in substantially the form of Exhibit 1.7(d)(iv) (the "INCENTIVE LOAN AGREEMENT"), (v) the transition service agreement in substantially the form of Exhibit 1.7(d)(v) (the "TRANSITION SERVICES AGREEMENT"), (vi) the payroll services agreement in substantially the form of Exhibit 1.7(d)(vi) (the "PAYROLL SERVICES AGREEMENT"),
(vii) [intentionally omitted], (viii) the trademark license agreement in substantially the form of Exhibit 1.7(d)(viii) (the "TRADEMARK LICENSE AGREEMENT"), (ix) the cross-license agreement in substantially the form of
Exhibit 1.7(d)(ix)(the "CROSS-LICENSE AGREEMENT"), (x) the transportation services agreement in substantially the form of Exhibit 1.7(d)(x)(the "TRANSPORTATION SERVICES AGREEMENT") and (xi) the human resources services agreement in substantially the form of Exhibit 1.7(d)(xi)(the "HUMAN RESOURCES SERVICES AGREEMENT") and, together with the Stockholder's Agreement (if executed), the Data Processing Services Agreement, the Transitional Trademark License Agreement, the Transition Services Agreement, the Payroll Services Agreement, the Agreement Regarding Performance of Technical Services (if executed), the Trademark License Agreement, the Cross-License Agreement, and the Supply Program Agreement, the "ANCILLARY AGREEMENTS").

               (e) To the extent that the sale, conveyance, transfer or assignment of any agreement, lease, contract or other document or instrument (including, but not limited to, the Business related portion of any Non-Exclusive Contract or Non-Exclusive Permit) requires the consent of any person other than Buyer, Ball or Seller, this Agreement shall not constitute an agreement to effect such sale, conveyance, transfer or assignment if such action would constitute a breach thereof unless and until such consent or waiver of such person has been obtained; provided that the foregoing shall not limit or affect Seller's representations and warranties in this Agreement or the condition set forth in Section 8.4 hereof. To the extent that any such consent or waiver is not obtained by Seller, Seller shall (i) use all reasonable efforts to provide or cause to be provided to Buyer (or Ball, as the case may be) the benefits of any such agreement, lease, contract or other document or instrument for which consent or waiver has not been obtained, (ii) cooperate in any arrangement, reasonable and lawful as to both Seller and Ball, Buyer or their Designees designed to provide such benefits to Buyer, Ball or their Designees (in the case of Business Assets and Shares transferred to such party pursuant to Section 1.1) after the Closing and (iii) enforce for the account of Buyer, Ball or their Designees (in the case of Business Assets and Shares transferred to such party pursuant to Section 1.1 (at Ball's or Buyer's expense, as the case may be)), any rights of Seller arising from such agreement, lease, contract or other document or instrument for which consent or waiver has not been obtained against the other party, including, without limitation, the right to elect to terminate in accordance with the terms thereof on the advice of Buyer. Subject to Section 6.4(b), Seller shall hold Ball and Buyer harmless from any Loss suffered by Ball or Buyer as a result of any failure of Seller to obtain such consent or waiver. Buyer, Ball or their Designees (in the case of Business Assets and Shares transferred to such party pursuant to Section 1.1) shall use all reasonable efforts to perform the obligations of Seller arising under such agreement, lease, contract or other document or instrument for which consent or waiver has not been obtained, to the extent that by reason of the transactions consummated pursuant to this Agreement, Buyer, Ball or their Designees (in the case of Business Assets and Shares transferred to such party pursuant to Section 1.1) has control over the resources necessary to perform such obligations.

          Section 1.8 FURTHER ASSURANCES. After the Closing, each party shall, from time to time, at the request of the other party and without further cost or expense to the other party, execute and deliver such other instruments of conveyance, assignment, transfer and assumption and take such other actions as the other party may reasonably request, to consummate more effectively the transactions contemplated hereby and to vest in Ball, Buyer and their Designees title to the Business Assets and the Shares as contemplated by this Agreement, or to cause Buyer to assume the Assumed Liabilities, as the case may be. As to any of such licenses, registrations and permits which are transferable to Ball, Buyer or their Designees, Seller shall cooperate with Ball, Buyer or their Designees, to effect the transfer of such licenses, registrations and permits. Notwithstanding the foregoing, no party shall be required under this Section 1.8 to make any payment or to incur any economic burden other than customary costs and expenses arising from the performance of such party's obligations under this
Section 1.8.

          Section 1.9 ALLOCATION OF PURCHASE PRICE. The Purchase Price (plus Assumed Liabilities to the extent properly taken into account under section 1060 of the Code) shall be allocated among the Business Assets, the Shares and the covenant not to compete in Section 5.8 hereof in accordance with Exhibit 1.9. Buyer, Ball and Seller shall use their best efforts to agree, as soon as practical after the Closing, but in no event later than 30 days after the determination of the Cash Purchase Price Adjustment in Section 1.5, on the allocation of the Purchase Price, including any adjustment pursuant to Section
1.5 (or such time as is mutually agreed by Seller and Buyer), among the Business Assets, the Shares, and the covenant not to compete, and prepare and attach a completed Exhibit 1.9 accordingly. Each of Buyer and Seller shall prepare and timely file Internal Revenue Service Form 8594, reasonably cooperate with the other party in the preparation of such forms and furnish the other party with copies of such forms prepared in draft form within a reasonable period before the filing due date. Any disputes resulting from disagreement upon the allocation of the Purchase Price shall be resolved by the Neutral Auditor in accordance with procedures outlined in Section 1.5(c). Buyer, Ball and Seller agree to (i) be bound by the allocation in Exhibit 1.9, (ii) act in accordance with such allocation in filing of all Tax Returns (including, without limitation, filing Form 8594 with its federal income Tax Return for the year that includes the Closing Date) and in the course of any Tax audit, Tax review, or Tax litigation relating thereto and (iii) take no position, and cause all Affiliates not to take a position, that is inconsistent with such allocation for federal or state income Tax purposes.

          Section 1.10  TORRANCE, CALIFORNIA SITE.

               (a) Seller's can plant in the City of Torrance, California is currently a part of an unsubdivided parcel of real estate (the "PARCEL") on which Seller's extrusion plant (which is not part of the Business Assets) (the "EXTRUSION LAND") is also located. Seller, at its sole cost and expense, shall use its best efforts to subdivide the Parcel such that the can plant portion of the site, together with the improvements located thereon depicted as such on
Exhibit 1.10(a) (the "PLANT LAND"), is a separate legally subdivided lot (the "SUBDIVISION"). Seller anticipates that such Subdivision may not be completed until after the Closing Date. Accordingly, if the Subdivision has not been completed by the Closing Date, Seller and Buyer shall, at the Closing Date, enter into a lease and license substantially in the form of Exhibit 1.10(b) (the "TORRANCE LEASE"). Upon completion of the Subdivision process, Seller shall deliver to Buyer, and Buyer shall accept, a special warranty deed to the Plant Land in compliance with the title and survey requirements set forth in Section
4.4. Seller will pay any and all costs associated with the Subdivision, including, without limitation, costs associated with satisfying the conditions of the Subdivision, the separation of utilities and new utility hook-ups, and required site modifications such as drainage, fire protection and access. Buyer shall cooperate with Seller at no out-of-pocket cost to Buyer or Ball (other than such internal and administrative costs as appearing at hearings, providing information and executing documents, such as any declaration of easements, covenants and restrictions required in connection with such Subdivision and Buyer's and Ball's attorneys' fees). Seller shall provide to Buyer copies of all notices and material correspondence between the applicable Authority and Seller regarding the Subdivision, as well as copies of any parcel maps or other documents submitted to such Authority. Buyer and Ball may participate in any and all meetings and hearings with or at the applicable Authority regarding the Subdivision. Seller shall consult with Buyer prior to making official submissions to any Authority in connection with the Subdivision. In no event shall Seller execute any documents which create, or agree with any Authority to impose, any conditions, restrictions or easements which affect the Plant Land without first obtaining Buyer's written approval, which approval shall not be unreasonably withheld or delayed. If during the Subdivision process, the applicable Authority requests changes to the description of the Plant Land from that described on Exhibit 1.10(a) as a condition to approval of the Subdivision, the parties shall work cooperatively and in good faith to respond to such changes so as to maintain, to the greatest degree possible, the business deal embodied in this Agreement and the related documents and to provide each party the benefits contemplated herein; provided, that in no event shall Seller modify the legal description of the Plant Land without first obtaining the written approval of Buyer, which approval shall not be unreasonably withheld or delayed.

               (b) If the Subdivision is not completed and title to the Plant Land in fee simple has not been transferred to Buyer on or before the second anniversary of the Closing Date, then except to the extent that Seller's failure to complete the Subdivision is directly attributable to Buyer's act or failure to act as required under the Torrance Lease, Seller will indemnify and hold harmless Buyer from all Losses arising: (i) from Buyer's inability to operate the Plant Land in a manner reasonably consistent with Seller's prior operation, where such inability is directly attributable to Buyer's not holding title to the Plant Land in fee simple, including all such Losses incurred after the Closing or (ii) from any bona fide sale or mortgage, or attempt to sell or mortgage, the Leased Premises (as defined in section 1.1 of the Torrance Lease) to an independent third party, attributable to the "Differential." The "DIFFERENTIAL" equals the excess of the fair market value of a fee simple interest in the Plant Land as if the Subdivision had occurred over the fair market value of the Leased Premises as if the Subdivision had not occurred. Buyer will promptly notify Seller of any inability to operate as described in clause (b)(i) above.

               (c) Until the first to occur of (i) the fourth anniversary of the Closing Date or (ii) the conveyance of the Plant Land to Buyer, Seller will not sell, transfer or otherwise convey the Parcel to any third party other than
(w) to Buyer, (x) to an Affiliate of Seller, (y) in connection with a taking by eminent domain or deed in lieu thereof or (z) as reasonably required to effect the Subdivision and thereafter, Seller may only sell such property subject to the Torrance Lease and the right of first refusal set forth below. If at any time after the fourth anniversary of the Closing Date but before the conveyance of the Plant Land to Buyer, Seller receives a bona fide offer from any Person to purchase the Parcel subject to the Torrance Lease or any interest therein, which offer Seller intends to accept, or Seller intends to execute a contract with respect to such sale, Seller shall notify Buyer of the terms and provisions of such offer or contract in reasonable detail and of the intention of Seller to accept such offer or execute such contract. Buyer shall have the right within thirty (30) days after such notice to accept the offer to purchase the Parcel on the same terms and conditions (with appropriate reduction of the purchase price for any part thereof allocated to the Plant Land, if indeed any reduction is appropriate given the observation in Section 1.10(g)) and on the other terms and conditions specified in such offer or contract, subject to the provisions of Section 1.10(f) below. If Buyer shall not so exercise its right or shall reject the terms and conditions of such offer or contract within such thirty (30) day period, Seller may then sell the Parcel, subject to the Torrance Lease, to said third party purchaser, provided that such sale is for the purchase price and on the same terms and conditions set forth in the notification to Buyer. If for any reason, however, such sale to said purchaser is not consummated within 12 months from the initial notification to Buyer, any subsequent sale shall again be subject to this right of first refusal. Following any such sale to a third party purchaser and the assumption by the third party purchaser of all of the obligations of Seller under the Torrance Lease, Buyer will thereafter look to the third party purchaser for performance of the Torrance Lease, and Seller will thereafter have no further obligations with respect to the Plant Land except for the indemnity obligations of Seller as provided in this Agreement. If Buyer exercises its right of first refusal under this Section 1.10(c) to purchase the Parcel, or its Option under
Section 1.10(e) to purchase the Parcel, upon the closing of such sale, the Torrance Lease will terminate, and Seller will have no further obligations with respect to the Plant Land or the Extrusion Land, except as set forth in the purchase agreement for the Parcel and in this Agreement. Buyer's right of first refusal hereunder will not apply to any conveyance described in clauses (w) -
(z) above. If Seller makes a conveyance pursuant to clause (x), Seller will remain liable for all of its duties and obligations hereunder, and Buyer may exercise its right of first refusal and its Option vis-a-vis the Affiliate.

               (d) Buyer's right of first refusal is personal to Buyer but may be assigned by Buyer to Ball or a Designee of Buyer and, to the extent so assigned, the references in Section 1.10(c) to Buyer shall include references to Ball or the Designee of Buyer, where appropriate.

               (e) After the date which is three years and six months after the Closing Date, and before the Plant Land has been conveyed to Buyer, and provided that Seller's failure to complete the Subdivision is not directly attributable to Buyer's act or failure to act as required under the Torrance Lease, Buyer shall have the option to purchase (the "OPTION") the Parcel at the fair market value of the

Extrusion Land, as determined by an independent M.A.I. appraiser chosen by the parties. In estimating such fair market value, the appraiser will take into account that the Parcel is not subdivided, is being sold "as-is" without environmental indemnification of any kind pursuant to Section 1.10(f) but shall ignore the effect of the Torrance Lease. The Option will be suspended during the 12-month sale period described in Section 1.10(c) unless during such period,
(i) such sale is consummated, in which case the Option will expire or (ii) such sale is terminated, in which case the Option will no longer be suspended. At any time after the date which is three years and five months after the Closing Date, and before the Plant Land has been conveyed to Buyer, Buyer shall have the right to enter, or cause its consultants to enter, upon the Extrusion Land to make physical inspections, tests and surveys thereof, including environmental reports and audits, soil, geology, boring, sampling and other tests, for the purpose of determining whether Buyer will elect to exercise its Option. Buyer shall indemnify Seller for any damage to the Extrusion Land and any liability for personal injury or damage to other property of Seller or its tenants directly caused by such inspection and testing and shall require its consultants to leave the Extrusion Land in the same condition it was in prior to such inspection and testing. Buyer shall provide Seller with copies of the written results of all such tests and inspections but shall otherwise keep the results of any such inspection or testing confidential except to the extent that disclosure is required by law, judicial or administrative process or, in the event Buyer elects to exercise its Option, the results of such inspection and testing may be shared with the appraiser (provided the appraiser also agrees to keep such results confidential) to aid in its determination of fair market value of the Extrusion Land.

               (f) Any purchase of the Parcel by Buyer, whether pursuant to its right of first refusal or the exercise of the Option, shall, as to the Plant Land only, be governed by and in compliance with the terms of this Agreement, including the title and survey requirements of Section 4.4 and the indemnities of Seller in Article VI. The purchase of the Parcel by Buyer pursuant to the Option shall, as to the Extrusion Land, be "as-is" without environmental or any other indemnities from Seller, provided Seller will deliver to Buyer a special warranty deed, and, at Buyer's expense, an ALTA form owner's title policy (Form B-1992 with extended coverage insuring over the general or standard exceptions) and, at Seller's expense, a survey meeting the requirements of Section 4.4(c) for the Parcel.

               (g) The parties intend that Buyer will not have to pay for the value of the Plant Land but once and only at the Closing Date. The parties acknowledge that because the Torrance Lease is for a term of up to 99 years and calls for payment of only $1.00 in rent, no third party purchaser or appraiser is likely to attribute any value to the Plant Land and may, in fact, discount its offer for the Extrusion Land due to the obligations imposed by the Torrance Lease.

                                      ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Ball and Buyer as follows:

          Section 2.1 DISCLOSURE SCHEDULE. All representations and warranties in this Agreement shall survive the Closing to the extent provided in Section
6.1 (and, except as otherwise provided herein, none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by any of the parties to this Agreement. Seller shall have no liability for any breach or alleged breach of any representation or warranty relating to an Excluded Liability to the extent Seller fully and timely discharges such Excluded Liability, without Buyer incurring any cost of investigation or defense with respect thereto. Each representation and warranty of Seller is made subject to the exceptions which are noted in the corresponding section of the Disclosure Schedule. For the purposes of this Agreement, the "DISCLOSURE SCHEDULE" is the schedule delivered by Seller and Ball concurrently herewith and identified by the parties as such. Seller shall number all exceptions noted in the Disclosure Schedule to correspond to the applicable section of Article II to which such exception refers. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES TO BALL, BUYER OR THEIR DESIGNEES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Except as otherwise expressly noted therein, the disclosures in any subsection of the Disclosure Schedule thereof shall not constitute disclosure for purposes of any other subsection.

          Section 2.2 CORPORATE ORGANIZATION. Each of Seller, RIB, and LAR is (and at the Closing, each of RCAL and RIND will be) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to carry on its business as it is now being conducted and to own or lease and operate its assets. The copies of the charter, bylaws, or corresponding organizational documents of Seller, RIB, RCAL,

RIND and LAR heretofore delivered to Buyer are true, complete and correct copies of such instruments as in effect as of the date of this Agreement.

          Section 2.3 OPERATION OF THE BUSINESS. Except for the license agreements listed in Section 2.3 of the Disclosure Schedule, the Business is conducted only through Seller, RCAL, RIND and LAR. Except for the Business, and for the disposition of certain surplus equipment formerly used in the Business at Seller's Houston can plant, and for interests held by its majority-owned subsidiaries in Latasa, SVE, and UAC, Seller and its Affiliates are not engaged in the design, manufacture, distribution and sale of beverage can bodies and ends. The Business Assets taken as a whole, together with the licenses being granted and the services being provided to Buyer under the Ancillary Agreements, constitute all of the rights, properties and assets (tangible and intangible) necessary for the continued conduct of the Business by Ball and Buyer as such Business has been conducted by Seller.

          Section 2.4 AUTHORIZATION. Except as set forth in Section 2.4 of the Disclosure Schedule, Seller has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. Seller's Board of Directors has taken all corporate action required by law, Seller's Certificate of Incorporation, its Bylaws or otherwise required to be taken by it to authorize the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and the Ancillary Agreements to be executed by Seller (when duly executed and delivered by Seller at or before the Closing, assuming this Agreement and the Ancillary Agreements constitute the valid and binding obligation of Ball and Buyer) will constitute, the valid and binding obligation of Seller, each enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 2.5 NO VIOLATION. Except as set forth in Section 2.5 of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) violate or be in conflict with any provision of the charter, bylaws or similar organizational document of Seller, RIB, RCAL, RIND or LAR, (ii) be in conflict with, or constitute a default (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default) under, or cause the acceleration of the maturity of, or give rise to any right of termination, imposition of fees or penalties on Ball, Buyer or their Designees under any debt, lease, mortgage, indenture, license, contract, instrument or other obligation to which Seller, RIB, RCAL, RIND or LAR is a party or by which the Business Assets or the Shares are bound or result in the creation of any Encumbrance upon any Business Assets or the Shares, which would
(A) have a Material Adverse Effect or (B) interfere with Seller's ability to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements, or (iii) violate any law, judgment, order, regulation, rule, ordinance or decree (hereinafter sometimes separately referred to as a "LAW") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (hereinafter sometimes referred to as an "AUTHORITY") which violation would (A) have a Material Adverse Effect or (B) interfere with Seller's ability to consummate the transactions contemplated by this Agreement.

          Section 2.6  CONSENTS AND APPROVALS.  Except as set forth in Section
2.6 of the Disclosure Schedule, no filing or registration with, notice to, or authorization, consent or approval of, any third party under any Contract or any Authority, or any required filings with, or clearance from, any Authority, is necessary for execution and delivery of this Agreement or the Ancillary Agreements or the consummation by Seller of the transactions contemplated hereby or thereby or to enable Ball or Buyer to conduct the Business at its present locations immediately after the Closing Date in a manner which is consistent with that in which the Business is presently conducted, except for compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the Administrative Council for Economic Defense in Brazil ("CADE").

          Section 2.7  FINANCIAL STATEMENTS.

               (a) The unaudited balance sheets of Seller's global can operations (consisting of the Business, Seller's interests in Latasa and SVE, together with certain other Excluded Assets and Excluded Liabilities as described in Section 2.7 of the Disclosure Schedule) as of December 31, 1997 and December 31, 1996, and the related unaudited statements of income and cash flows for the years ended December 31, 1997, 1996 and 1995 (including the notes thereto, the "UNAUDITED FINANCIAL STATEMENTS"), are set forth in Section 2.7 of the Disclosure Schedule; provided that Buyer acknowledges that the footnotes contained in the Unaudited

Financial Statements are incomplete with respect to disclosures to be included relating to Latasa. Such financial statements (i) have been derived from the books and records of Seller, (ii) have been prepared in conformity with GAAP consistently applied for all periods, and (iii) present fairly the results of operations, cash flows and financial condition of Seller's global can operations as of the dates and for the periods specified therein.

               (b) The unaudited quarterly financial statements (balance sheet and statements of income and cash flow) for Seller's global can operations to be prepared and delivered to Buyer for periods after December 31, 1997 (the "INTERIM FINANCIAL STATEMENTS") (x) will be derived from the books and records of Seller, (y), except as indicated below, will be prepared in conformity with GAAP consistently applied for all periods and consistently with the principles applied in preparation of the Audited Financial Statements and (z) will present fairly the results of operations, cash flows and financial condition of Seller's global can operations as of the dates and for the periods specified therein; provided, however, that in the preparation of the Interim Financial Statements.

                         (i) U.S. federal, state and local and Puerto Rican income Taxes will not be included;

                         (ii)   debt and interest expense will not be
     included;

                         (iii)  Seller's corporate-level general and
     administrative expenses will not be allocated to the Business;

                         (iv) restructuring and environmental reserves and costs will not be included; and

                         (v) footnotes will not be included, except to the extent that quarterly financial statements on a Quarterly Report on Form 10-Q filed under the Exchange Act in accordance with the rules and regulations thereunder would be required to include footnotes.

          Section 2.8 ACCOUNTS RECEIVABLE. All Accounts Receivable reflected on the Closing Statement (a) arose in the ordinary course of business and (b) are collectible in the ordinary course of business and are not subject to counterclaims or setoffs, subject in either case to reserves reflected on the Closing Statement. Except as set forth in Section 2.8 of the Disclosure Schedule, Seller is not presently a party to and has not entered into any agreement to factor, sell, pledge or otherwise dispose of any Accounts Receivable.

          Section 2.9  INVENTORY AND WORKING CAPITAL.  Except as set forth in
Section 2.9 of the Disclosure Schedule, the Inventory (a) consists of items of a quantity and quality which are usable or saleable in the ordinary course of Seller's business, except for items of obsolete material which have been written down on the Closing Statement to estimated net realizable value and (b) is sufficient but not excessive in kind or amount for the conduct of the Business as it is presently being conducted.

          Based on Seller's current operating practices which, to the Knowledge of Seller, may be continued after Closing at the discretion of Ball and Buyer, the aggregate working capital of the Business is sufficient to meet the current operating requirements of the Business and the sales volume of the Business currently anticipated by Seller.

          Section 2.10  ABSENCE OF CERTAIN CHANGES.  Except as set forth in
Section 2.10 of the Disclosure Schedule and as permitted by this Agreement, since December 31, 1997, Seller has not, with respect to the Business,

               (a) suffered any adverse change in its business, operations, properties, assets, working capital, liabilities or condition (financial or otherwise) which resulted in or is reasonably likely to result in a Material Adverse Effect, and there has not been any damage, destruction, loss or other event which resulted in, or is reasonably likely to result in, a Material Adverse Effect;

               (b) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) involving more than $100,000 with respect to the Business, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practices of liabilities and obligations reflected or reserved against in the Audited Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Audited Balance Sheet other than payment, discharge and satisfaction of Excluded Liabilities;

               (c) permitted or allowed any of the Business Assets to be subject to any Encumbrance other than Permitted Exceptions;

               (d) cancelled any debts of more than $100,000 or waived any claims or rights of the Business having a value in excess of $100,000;

               (e) sold, transferred or otherwise disposed of any of the Business Assets other than sales of Inventory and other items described in
Section 4.1(a)(ii) in the ordinary course of business;

               (f) granted any general increase in the compensation of officers, senior executives or employees of the Business (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) other than in the ordinary course of business;

               (g) made capital expenditures or commitments for additions to property, plant, equipment or intangible capital assets of the Business totaling more than $1,000,000;

               (h) made any change in any method of financial or Tax accounting or financial or Tax accounting practice;

               (i) except for travel advances in the ordinary course of business, loaned or advanced amounts in excess of $10,000 to, or sold, transferred or leased any Business Assets to, any of the officers or employees of the Business or any affiliate or associate of any of the officers or employees of the Business or entered into any agreement or arrangement with respect to the foregoing or with respect to any payments or acceleration of payments to such parties in connection with the transactions contemplated hereby; or

               (j)  agreed to take any action described in this Section.

          Section 2.11 TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth in Section 2.11 of the Disclosure Schedule, Seller has (or as of the Closing, RCAL and RIND will have) good, valid and marketable title to the Owned Real Property, and valid title, or, in the case of leased Business Assets (including, without limitation, the Leased Premises), valid and effective leases, to all the Business Assets which it purports to own or lease (real, personal and mixed, tangible and intangible). With respect to the Business Locations used by Seller in the operation of the Business in Puerto Rico, except as set forth in Section
2.11 of the Disclosure Schedule, LAR will, on the Closing Date, have good, valid and marketable title to the Owned Real Property located in Puerto Rico and valid title, or, in the case of leased Business

Assets (including, without limitation, the Leased Premises), valid and effective leases, to all the Business Assets located in Puerto Rico (real, personal and mixed, tangible and intangible). Except as set forth in Section 2.11 of the Disclosure Schedule, the Owned Real Property and Seller's interests in the remaining Business Assets (including, without limitation, the Shares and Seller's interests in the Leased Premises but limited in the case of the Real Property Leases and the Leased Premises to Seller's acts) are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, "ENCUMBRANCES") except for liens for current Taxes that are not yet due or Taxes that are being contested in good faith by appropriate proceeding; provided that Seller shall indemnify Ball and Buyer and hold them harmless from any Encumbrances arising out of any such contests. Seller has not received written notice of any proceedings, claims or disputes affecting any Business Locations that are reasonably likely to curtail or interfere with the present use or adversely affect the value of such Business Locations in any material respect. There is not any action of eminent domain or condemnation pending or, to the Knowledge of Seller, threatened for any portion of any Business Locations.

               (a) Seller has not received any written notice in the last three years or which is currently unresolved from any Authority having jurisdiction over any Business Locations threatening a suspension, modification or cancellation of certificates of occupancy or Permits required under applicable Law to occupy and use lawfully any Business Location to conduct business as presently conducted.

               (b) To the Knowledge of Seller, Seller's use and operation of the Business Locations in the Business as presently conducted is not dependent on a nonconforming use or other waiver from an Authority, the absence of which would materially limit the use of the Business Locations or the operation of the Business as presently conducted.

               (c) To the Knowledge of Seller, no portion of the Business Locations on which any building is located is in any flood plain which requires Seller to obtain federal flood hazard insurance.

               (d) There is free and uninterrupted ingress and egress (which in some cases may be via easement which is perpetual or, in the case of Leased Premises, at least of a duration equal to the term of the Real Property Lease, and suitable for the operation of the Business as presently conducted) to the Owned Real

Property and, to the Knowledge of Seller, Leased Premises from a public street, road or highway.

          Section 2.12 EQUIPMENT. Except as set forth in Section 2.12 of the Disclosure Schedule, with respect to each Business Location, the plants, structures, machinery, vehicles, equipment and other tangible personal property included in the Business Assets and located at such Business Location (including, without limitation, any Business Assets used in the operation of the Business at such Business Location and located on any third party's property), taken as a whole, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they are being put. All water, gas, electrical, steam, compressed air, telecommunications, sanitary and storm sewage lines and systems and other similar systems reasonably necessary to operate the Business as presently operated have been installed and are operating sufficiently to conduct the Business as presently conducted. Except as expressly set forth in this Agreement, Seller expressly disclaims any other representation and warranty of any kind or nature, express or implied, as to the condition, value or quality of the Business Assets and SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY OF THE BUSINESS ASSETS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE BUSINESS ASSETS SHALL BE TRANSFERRED TO PURCHASER "AS IS" AND "WHERE IS."

          Section 2.13  INTELLECTUAL PROPERTY RIGHTS.

               (a) Section 2.13 of the Disclosure Schedule contains a complete and accurate list of the following types of Intellectual Property Rights included in the Business Assets: (i) registrations and applications to register Trademarks; (ii) Patents; (iii) registrations and applications to register Copyrights and (iv) license agreements and other material agreements relating to the development or acquisition of or granting to others the right to use Intellectual Property Rights. There are no royalties, honoraria, fees or other payments payable by Seller to any Person in connection with the ownership, licensure, use, or sale of any Patents, registered Trademarks, Copyrights or other Intellectual Property Rights which are material to the Business.

               (b) (i) Seller, RIB, RCAL, RIND and LAR collectively own or have the right to use all of the Intellectual Property Rights included in the Business Assets, (ii) Seller is the owner of record of the registrations and applications set forth in Section 2.13 of the Disclosure Schedule and is listed in the records of the appropriate U.S., state or foreign agency as the owner of record for each such registration and application and (iii) no registration or application listed in Section 2.13 of the Disclosure Schedule is the subject of any existing or, to the Knowledge of Seller, threatened opposition, interference, cancellation or other proceeding before any registration authority in any jurisdiction. The registrations listed in Section 2.13 of the Disclosure Schedule are valid and subsisting, in proper form and enforceable, and have been duly maintained.
               (c) To the Knowledge of Seller, use of the Intellectual Property Rights included in the Business Assets by Seller, RIB, RCAL, RIND or LAR does not infringe upon, or misappropriate any intellectual property right of any third party. There are no claims pending or, to the Knowledge of Seller, threatened, and Seller has not received any notice of any claim to such effect. To the Knowledge of Seller, no third party is infringing upon or misappropriating any Intellectual Property Rights. No such claims have been made by or on behalf of Seller to such effect within the past three years.

               (d) There is no material default (or event which with the giving of notice and/or passage of time would constitute a material default) by Seller, RIB, RCAL, RIND or LAR, under any of the license agreements set forth in Section
2.13 of the Disclosure Schedule and, to the Knowledge of Seller, by any other party thereto.

               (e) Section 2.13(e) of the Disclosure Schedule identifies the general actions taken by Seller to date as part of a program to enable software included in the Technology and related hardware to perform during and after the year 2000 without error relating to date data, including, without limitation, any error which references the wrong century or more than one century. Nothing in this Section 2.13(e) or in Section 2.13(e) of the Disclosure Schedule shall be construed as a guarantee by Seller that such software or hardware will perform without error relating to such year 2000 date data.

               (f) Section 2.13(f) of the Disclosure Schedule identifies all Trademarks other than the Reynolds Marks that are used in the Business and not transferred to Ball pursuant to Section 1.2(k).

               (g) There are no Patents, Trademarks or Copyrights used exclusively in the Business and not being transferred to Ball, Buyer or their

Designees hereunder other than those set forth in Section 2.13(g) of the Disclosure Schedule.

          Section 2.14  CERTAIN CONTRACTS.

               (a) Section 2.14(a) of the Disclosure Schedule lists all (i) employment or other contracts (including, without limitation, consulting, non-competition, severance or indemnification agreements) which are included in the Business Assets with any employee, agent, consultant or current or living former officer or employee of Seller providing service to the Business whose total rate of annual remuneration exceeds $90,000, except (A) those that are terminable by Seller on 60 days' notice or less without liability, penalty or premium and (B) at-will employment contracts, (ii) union or collective bargaining contracts relating to employees of Seller employed in the Business,
(iii) instruments or agreements for money borrowed (including, without limitation, any indentures, guarantees, loan agreements, sale and leaseback agreements, or purchase money obligations incurred in connection with the acquisition of property other than in the ordinary and usual course of business consistent with past practice) in excess of $100,000 included in the Assumed Liabilities, (iv) leases or subleases for personal property included in the Business Assets which require lease payments in excess of $100,000 annually (other than those agreements which are terminable on 60 days' notice) and the Real Property Leases, (v) agreements for acquisitions or dispositions, purchase or sale of assets or stock or otherwise of a business unit of the Business entered into within the last five years, (vi) joint venture or partnership agreements included in the Business Assets, (vii) purchase and supply contracts in existence (or under negotiation) with a remaining (or prospective) term of six months or more included in the Business Assets and calling for aggregate future payments exceeding $250,000, (viii) guarantees, suretyships, indemnification and contribution agreements included in the Business Assets and
(ix) other agreements, contracts, notes, security agreements, understandings or commitments that obligate Seller for an amount in excess of $250,000 in the Business Assets (the agreements described in clauses (i) through (ix) above are collectively referred to as the "CONTRACTS"). A true and complete copy of each Contract (together with all amendments thereto) has been provided or made available to Buyer. Each Contract is or upon execution will be a valid and binding obligation of Seller. Seller is not in material breach or default under any of the Contracts, and to the Knowledge of Seller, there has not been any material breach or default of any Contract by any party thereto.

               (b) The policy of Seller with respect to entering into confidentiality agreements with its employees is as set forth in Section 2.14(b) of the Disclosure Schedule. Except as set forth in Section 2.14(b) of the Disclosure Schedule, no Contract, Permit or other understanding that would be binding upon Ball or Buyer restricts the ability of Seller to own, possess or use any of the Business Assets or conduct any of Seller's operations related to the Business in any geographic area.

          Section 2.15  ORDERS AND COMMITMENTS.  Except as set forth in Section
2.15 of the Disclosure Schedule, all outstanding orders and commitments of the Business have been made in the ordinary course of the Business. Returns of product manufactured in the Business as a percentage of sales for the year 1997 are as set forth in Section 2.15 of the Disclosure Schedule. As of the date of this Agreement, there are no claims in excess of $100,000 per claim pending against Seller to return any merchandise sold by the Business by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. As of the date of this Agreement, such claims in the aggregate do not exceed $1,000,000.

          Section 2.16 TAXES. Except as set forth in Section 2.16 of the Disclosure Schedule,

               (a) Each of Seller, RIB, RCAL, RIND and LAR has duly and timely filed (or had filed on its behalf) all Tax Returns required to be filed by it with respect to the Business, and each such Tax Return is true, correct and complete in all material respects;

               (b) Seller (with respect to the Business) and each of RIB, RCAL, RIND and LAR has duly paid or made adequate provision for the due and timely payment of all Taxes and other charges, including, without limitation, deposits required with respect to employee withholdings, interest, penalties, assessments and deficiencies, due or claimed to be due from it (other than amounts being contested in good faith, adequate reserves for which have been established);

               (c) There are no liens for Taxes (other than statutory liens for property Taxes not yet due and payable) or other such charges upon the Business Assets or the Shares;

               (d) All deficiencies and assessments resulting from examination of the Tax Returns filed by (i) Seller with respect to the Business Assets or
(ii) by RIB, RCAL, RIND and LAR, in either case by any Authority and declared by such Authority to be due or ordered to be paid, have been paid (other than amounts being contested in good faith for which adequate reserves have been established);

               (e) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of RIB, RCAL, RIND or LAR for any period;

               (f) No federal, state, local or foreign income or other material Tax audits are pending with respect to RIB, RCAL, RIND and LAR;

               (g) None of RIB, RCAL, RIND and LAR is a party to any Tax-sharing agreement, arrangement or indemnity relating to Taxes;

               (h) None of RIB, RCAL, RIND and LAR has been a member of any affiliated group within the meaning of section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under state, local or foreign law, or has any liability for the Taxes of any person under Treasury Regulation section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise; and

               (i) None of RIB, RCAL, RIND or LAR is a party to any contract, agreement, arrangement or plan (and Seller is not a party to any contract, agreement, arrangement or plan that will be assumed by Buyer, Ball or any of their Affiliates as a result of this Agreement) that has resulted or would result in connection with the transactions contemplated by this Agreement, separately or in the aggregate, in the payment of (x) any "excess parachute payments" within the meaning of section 280G of the Code (without regard to the exceptions set forth in section 280G(b)(4) and (5) of the Code) or (y) any amount for which a compensation deduction would be disallowed under section 162(m) of the Code.

          Section 2.17 LITIGATION. Except as set forth in Section 2.17 of the Disclosure Schedule, no claim, demand, action, suit, inquiry, proceeding or investigation by or before any Authority is pending or, to the Knowledge of Seller, threatened against or involving Seller with respect to the Business, the Business Assets or the Shares, or which questions or challenges the validity of this Agreement or the Ancillary Agreements or any action taken or to be taken by Seller pursuant to this

Agreement or the Ancillary Agreements or in connection with the transactions contemplated hereby or thereby. Except as set forth in Section 2.17 of the Disclosure Schedule, Seller is not subject to any judgment, court order or decree, or any arbitration order issued within six years prior to the date of this Agreement with respect to the Business or Business Assets.

          Section 2.18  COMPLIANCE WITH LAW.  Except as set forth in Section
2.18 of the Disclosure Schedule and excluding those matters relating to the representations and warranties contained in Sections 2.19, 2.20 and 2.21, the Business has been conducted in compliance in all material respects with all applicable Laws. Seller has not received any notification from any Authority of any asserted present failure by Seller to comply with Laws in regard to the Business. All material Permits held by Seller in connection with the operation of the Business or the Business Assets are set forth in Section 2.18 of the Disclosure Schedule.

          Section 2.19  ENVIRONMENTAL PROTECTION.  Except as set forth in
Section 2.19 of the Disclosure Schedule,

               (a) Seller has obtained (or is in the process of obtaining) all material Environmental Permits which are required under applicable Environmental Laws for the ownership, use and operation of each parcel of Owned Real Property and for the conduct by Seller of its activities on the Leased Premises. All such material Environmental Permits previously obtained by Seller are in effect or in the application process. To the Knowledge of Seller, no action is pending to revoke any such material Environmental Permits. Seller is in material compliance with the terms and conditions of such Environmental Permits. All such material Environmental Permits with respect to the Business are listed in
Section 2.19(a) of the Disclosure Schedule. To the extent Seller has not yet obtained any Environmental Permit for which it is applying, it is not in violation of any Environmental Law as a result thereof. All material Environmental Permits for which Seller has applied but has not obtained are listed in Section 2.19(a) of the Disclosure Schedule.

               (b) With respect to the Business, Seller, the Owned Real Property and Seller's activities on the Leased Premises are in material compliance with all applicable Environmental Laws.

               (c) Seller has made available to Buyer true and complete copies of all material final environmental studies made or prepared by third parties in the last five years relating to the Business Locations in Seller's possession, such studies being listed in Section 2.19(c) of the Disclosure Schedule.

               (d) There is no civil, criminal or administrative action, claim, investigation, notice or demand letter pending or, to the Knowledge of Seller, threatened, under any Environmental Laws relating to the Owned Real Property and Seller's activities on the Leased Premises on which any substance relating to the Business has been disposed or released.

               (e)  Since January 1, 1992, to the best Knowledge of Seller,

                         (i)    except for the generation, storage,
     disposal and transportation to offsite facilities in the ordinary course of business in compliance in all material respects with applicable Environmental Laws, there has been no generation, storage, disposal, treatment or transportation of any Hazardous Substances at the Owned Real Property or arising from Seller's activities at the Leased Premises in violation of, or which could give rise to any material obligation under, any Environmental Laws; and

                         (ii)   there has been no Release requiring
     Cleanup at the Owned Real Property or arising from Seller's activities at the Leased Premises.

               (f) No Release or Cleanup has occurred at any Owned Real Property resulting in the assertion or creation of an Encumbrance on any Owned Real Property by any Authority nor, to the Knowledge of Seller, has any such assertion of an Encumbrance been made in writing by any Authority.

               (g) To the Knowledge of Seller, except for matters which are Excluded Liabilities under Section 1.3(b)(v), Seller has not, within three years preceding the date of this Agreement or, to the extent currently unresolved, at any time prior to the date hereof, received any written notice or any order from any Authority advising it that it is, with respect to any Business Location, responsible for or potentially responsible for Cleanup or paying for the cost of Cleanup of Hazardous Substances, and Seller has not entered into any agreements concerning such Cleanup.

               (h) To the Knowledge of Seller, the Business Locations do not contain any (i) underground storage tanks, (ii) friable asbestos, (iii) equipment containing PCBs, (iv) underground injection wells, or (v) septic tanks in which any Hazardous Substances have been disposed.

          Section 2.20 LABOR RELATIONS. Except as set forth in Section 2.20 of the Disclosure Schedule,

               (a) Section 2.20(a) of the Disclosure Schedule identifies all collective bargaining agreements (including, without limitation, any written amendments or written side agreements thereto) to which Seller, RCAL, RIND or LAR is a party that apply to the employees of the Business (the "COLLECTIVE BARGAINING AGREEMENTS");

               (b) each of Seller, RCAL, RIND or LAR is, with respect to the Business, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, occupational safety and health and wages and hours, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect, and is not engaged in any unfair labor practice as defined in the National Labor Relations Act or other applicable Law;

               (c) there is no unfair labor practice charge or complaint against Seller, RCAL, RIND or LAR with respect to the Business pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any similar Authority;

               (d) there is no labor strike, dispute, slowdown, lockout or stoppage pending or, to the Knowledge of Seller, threatened against Seller, RCAL, RIND or LAR with respect to the Business, and during the past three years, there has not been any such action;

               (e) no written grievance rising to the fourth step of the grievance procedures under the Collective Bargaining Agreements is pending against Seller with respect to the Business;

               (f) to the Knowledge of Seller, there are no current union organizing activities among such employees, nor does any question concerning representation exist concerning such employees;

               (g) there are no material written personnel policies, rules or procedures applicable to employees employed by Seller in the Business, other than those listed in Section 2.20(a) of the Disclosure Schedule, true and correct copies of which have been made available to Buyer;

               (h) no charges against or involving Seller, RCAL, RIND or LAR with respect to the Business are pending or, to the Knowledge of Seller, threatened before any Authority responsible for the prevention of unlawful employment practices;

               (i) there are no lawsuits or other proceedings pending or, to the Knowledge of Seller, threatened by or on behalf of any present or former employee employed by Seller, RCAL, RIND or LAR or alleged to be employed by Seller, RCAL, RIND or LAR in connection with the operation of the Business, any applicant for such employment or classes of the foregoing alleging breach of any express or implied contract of employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and

               (j) none of the employees employed by Seller, RCAL, RIND or LAR in the Business has suffered an "employment loss" (as defined in the Worker Adjustment and Retraining Notification Act ("WARN ACT")) since three months before the date of this Agreement.

          Section 2.21  EMPLOYEE BENEFIT MATTERS.

               (a) Section 2.21(a) of the Disclosure Schedule contains a true and complete list of each pension, retirement, savings, profit-sharing, stock bonus, stock purchase, stock option, restricted stock, deferred compensation, bonus or other incentive compensation, equity compensation plan, program, policy, agreement, contract, arrangement or fund, including each pension plan, fund or program within the meaning of section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each medical, dental, hospitalization, supplemental unemployment benefits, life insurance or other welfare plan, program, policy, agreement, contract, arrangement or fund, including each welfare plan, fund or program within the meaning of section 3(1) of ERISA, each employment, termination or severance plan, program, policy, agreement, contract or arrangement and each other employee benefit plan, program, policy, agreement, contract, arrangement or fund, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Seller, RCAL, RIND or LAR or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that together with Seller would be deemed a single employer within the meaning of section 4001(b) of ERISA, or to which Seller or an ERISA Affiliate is party, that are currently maintained by Seller for the benefit of, or to which Seller contributes on behalf of, any employee of the Business as a result of such employee's employment in the Business (each a "PLAN"). Section 2.21(a) of the Disclosure
Schedule identifies each of the Plans that is subject to section 302 or Title IV of ERISA or section 412 of the Code (the "TITLE IV PLANS").

          Except as set forth in Section 2.21 of the Disclosure Schedule (with respect to paragraphs (b)-(h)):

               (b) With respect to each Plan that covers Represented Employees, Seller has heretofore delivered or made available to Buyer true and complete copies of the current version of the Plan and any amendments thereto, any related trust or other funding vehicle, any summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401(a) of the Code. To the Knowledge of Seller, no event has occurred since the date of such determination that would affect such determination.

               (c) No liability under Title IV or section 302 of ERISA has been incurred by Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to Seller or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). To the extent this representation applies to section 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Title IV Plans but also with respect to any material employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Seller or an ERISA Affiliate made, or was required to make, contributions during the six-year period ending on the Closing.

               (d) Neither Seller, any ERISA Affiliate, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Seller, any ERISA Affiliate, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code.

               (e) No Title IV Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA.

               (f) All contributions required to be made with respect to any Plan on or before the Closing Date have been timely made.

               (g) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including, without limitation, ERISA and the Code.

               (h) There are no pending or, to the Knowledge of Seller, threatened, claims by or on behalf of any Plan by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

               (i) The Employee Lists and the Employee Benefits Data provided to Buyer by Seller pursuant to Section 5.5 are true and complete as of the date of such lists.

          Section 2.22  CUSTOMERS AND SUPPLIERS.  Except as set forth in Section
2.22 of the Disclosure Schedule, since September 30, 1997, (a) there has not been any material adverse change in the business relationship between Seller and any customer of the Business which customer accounts for annual sales to Seller of $5,000,000 or more on an annualized basis and (b) to the Knowledge of Seller, no such customer has advised Seller that it intends to terminate its relationship with Seller or significantly reduce its purchases from Seller. Since September 30, 1997, there has not been any material adverse change in the business relationship between Seller and any supplier of the Business accounting for sales to Seller of $1,000,000 or more on an annualized basis providing supplies to Seller which are not readily obtainable from other sources in the ordinary course of business.

          Section 2.23 BROKERS AND FINDERS. Neither Seller nor any of its officers, directors or Affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

          Section 2.24 INVESTMENT. Seller (i) understands that the Ball Shares have not been registered under the Securities Act of 1933, as amended (the "ACT"), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and may not be sold except in a transaction registered under the Act or exempt from such registration requirements and (ii) is acquiring the Ball Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, other than a sale or distribution which is registered under the Act or is exempt from such registration or except pursuant to the registration rights provisions contained in the Stockholder's Agreement.

          Section 2.25  CAPITALIZATION OF SUBSIDIARIES.

               (a) Section 2.25(a) of the Disclosure Schedule lists RCAL's, RIND's and LAR's authorized, issued and outstanding capital stock and all of the owners thereof. Seller's interest in RCAL, RIND or LAR is free and clear of all Encumbrances and free of any limitation or restriction on the right to vote, sell or otherwise dispose of such interests (other than those imposed by foreign, federal and state securities laws), and there are no outstanding (i) securities of RCAL, RIND or LAR convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in RCAL, RIND or LAR or (ii) options or other rights to acquire from RCAL, RIND or LAR any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in RCAL, RIND or LAR (the items in clauses (i) and (ii) being referred to collectively as the "DOMESTIC SUBSIDIARY SECURITIES"). There are no outstanding obligations to repurchase, redeem or otherwise acquire any outstanding Domestic Subsidiary Securities. The issued and outstanding shares of capital stock of RCAL, RIND and LAR are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights, including any rights of first refusal.

               (b) Section 2.25(b) of the Disclosure Schedule lists the authorized, issued and outstanding capital stock of RIB and the direct and indirect ownership interest of Seller and its Affiliates therein as of the date hereof. The issued and outstanding shares of capital stock of RIB are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights, including any rights of first refusal. Seller's interest in RIB is free and clear of all Encumbrances and free of any restriction on the right to vote, sell or otherwise dispose of such interest (other than those imposed by foreign, federal and state securities laws), and there are no outstanding (i) securities of RIB convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in RIB, or (ii) options or other rights to acquire from RIB, any capital stock, voting securities or other ownership interest in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interest in RIB. There are no outstanding obligations to repurchase, redeem or otherwise acquire any outstanding RIB securities.

               (c) Section 2.25(c) of the Disclosure Schedule lists the ownership interests of Seller or its Affiliates in Latasa, each of the subsidiaries of Latasa (the "LATASA SUBSIDIARIES"), the respective authorized, issued and outstanding capital stock of each such entity and all the owners thereof. Except as set forth in Section 2.25(c) of the Disclosure Schedule, the interests of Seller or its Affiliates in Latasa and of Latasa in the Latasa Subsidiaries are free and clear of all Encumbrances and free of any limitation or restriction on the right to vote, sell or otherwise dispose of such interests (other than those imposed by foreign, federal and state securities laws), and there are no outstanding (i) securities of Latasa or any of the Latasa Subsidiaries owned by Seller or its Affiliates convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in Latasa or the Latasa Subsidiaries and (ii) options or other rights to acquire from Latasa or the Latasa Subsidiaries any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in Latasa or the Latasa Subsidiaries independent of the assets transferred to Buyer. There are no outstanding obligations to repurchase, redeem or otherwise reacquire any outstanding securities of Latasa or the Latasa Subsidiaries. The issued and outstanding shares of capital stock of each of Latasa and the Latasa Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights, including any rights of first refusal.

               (d) Section 2.25(d) of the Disclosure Schedule lists all agreements, arrangements or commitments to which Seller or any of its Affiliates is a party relating to the holding, voting or transfer of any of RIB, RCAL, RIND and LAR securities or the governance of any of such subsidiaries.

               (e) The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not create an Encumbrance on the Shares.

               (f) RIB and RILA own 11,504,994 and 5,159,250 shares, respectively, of capital stock in Latasa, which shares are duly authorized, validly issued, fully paid and nonassessable.

               (g) Reynolds and its Affiliates own 123,840 shares of capital stock of SVE.

          Section 2.26  LATASA AGREEMENTS.

               (a) Seller has previously delivered to Buyer true and complete copies of all the Latasa Agreements.

               (b) Seller is not in material breach of any of the Latasa Agreements.

               (c) Other than the transactions contemplated by this Agreement, to the Knowledge of Seller, there is no fact that would allow a party to the Latasa Agreements to terminate any such agreement or that would result in an Encumbrance on the Shares.

               (d) Except as set forth in Section 2.26(d) of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) violate or be in conflict with any provision of the charter, bylaws or similar organizational document of Latasa or any of the Latasa Subsidiaries or (ii) be in conflict with, or constitute a default (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default) under, or cause the acceleration of the maturity of, or give rise to any right of termination, imposition of fees or penalties on Ball or Buyer under any debt, lease, mortgage, indenture, license, contract, instrument or other obligation to which Latasa or any of the Latasa Subsidiaries is a party or by which the Business Assets or the Shares are bound or result in the creation of any Encumbrance upon any Business Assets or the Shares, which would (A) have a Material Adverse Effect or (B) interfere with Seller's ability to consummate the transactions contemplated by this Agreement or the Ancillary Agreements; or (iii) violate any law, judgment, order, regulation, rule, ordinance or decree of any Authority which violation would (A) have a Material Adverse Effect or (B) interfere with Seller's ability to consummate the transactions contemplated by this Agreement.

          Section 2.27 LATASA OFFERING STATEMENT. The Latasa offering statement dated May 14, 1997 (the "LATASA OFFERING STATEMENT"), a copy of which has been previously delivered to Buyer, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Except as set forth in Section 2.27 of the Disclosure Schedule, to the Knowledge of Seller, since the date of the Offering Statement, no event has occurred which could reasonably be expected to have a material adverse effect on Latasa.

          Section 2.28 LATASA FINANCIAL STATEMENTS. The unaudited balance sheets of Latasa as of December 31, 1997 and 1996 and the related unaudited statements of income and cash flows for the years then ended, including the related notes thereto (in English) are set forth in Section 2.28 of the Disclosure Schedule (the "UNAUDITED LATASA FINANCIAL STATEMENTS"). Such financial statements (i) have been derived from the books and records of Latasa,
(ii) have been prepared in conformity with GAAP consistently applied for all periods and (iii) present fairly the results of operations, cash flows and financial condition of Latasa as of the dates and for the periods specified therein.

          Section 2.29 SVE AGREEMENT. Seller has previously delivered to Buyer a true and complete copy of the Continuing Know-How and Technical Services Agreement between Seller or its Affiliate and SVE (the "SVE TECHNICAL SERVICES AGREEMENT"). Seller is not in material breach of the SVE Technical Services Agreement.

          Section 2.30 SELLER'S EXPOSURE ESTIMATES. The information contained in Section 2.30 of the Disclosure Schedule is based on Seller's records, Seller's past business experiences and practices and Seller's current business beliefs and expectations. Assuming the continuation of Seller's existing business practices and existing, pending and anticipated contracts related to Seller's existing metals cost programs and can price programs, the information contained in Section 2.30 of the Disclosure Schedule is a reasonable estimate of the exposure limits described therein.



                                     ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF BALL AND BUYER

          Ball and Buyer jointly and severally represent and warrant to Seller as follows:

          Section 3.1 CORPORATE ORGANIZATION, ETC. Each of Ball and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and each has full corporate power and authority to carry on its business as it is now being conducted and to own or lease and operate its assets and, in the case of Buyer, to operate the Business after the Closing. The copies of the charter and bylaws of each of Ball and Buyer delivered to Seller as of the date hereof are true, complete and correct copies of such instruments as in effect on the date of this Agreement.

          Section 3.2 AUTHORIZATION, ETC. Each of Ball and Buyer has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. The Board of Directors of each of Ball and Buyer has taken all action required by law, and the charter and bylaws of each of Ball and Buyer, and otherwise required to be taken by it to authorize the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and the Ancillary Agreements to be executed by Ball and Buyer (when duly executed and delivered by Ball and Buyer at or before Closing, assuming this Agreement and the Ancillary Agreements constitute the valid and binding obligations of Seller) will constitute, the valid and binding obligation of Ball and Buyer, each enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 3.3 NO VIOLATION. Neither the execution, delivery and performance of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) violate or be in conflict with any provision of the charter or bylaws of Ball or Buyer, (ii) as of the Closing, violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or cause the acceleration of the maturity of or give rise to any right of termination, imposition of fees or penalties on Ball or Buyer under any debt, lease, mortgage, indenture, license, contract, instrument or other obligation to which Ball or Buyer is a party or by which the property or assets of Ball or Buyer are bound or result in the creation of any Encumbrance upon any property or assets of Ball or Buyer which violation or Encumbrance would materially (A) adversely affect the business of Ball or Buyer or

(B) interfere with Buyer's or Ball's ability to consummate the transactions contemplated by this Agreement or the Ancillary Agreements, or (iii) violate any Law, which violation would materially (A) adversely affect the business of Ball or Buyer or (B) interfere with Buyer's or Ball's ability to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.

          Section 3.4 LITIGATION. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending, or, to the best knowledge of Ball and Buyer, threatened against or involving Ball or Buyer which questions or challenges the validity of this Agreement or the Ancillary Agreements or any action taken or to be taken by Ball or Buyer pursuant to this Agreement or the Ancillary Agreements or in connection with the transactions contemplated hereby or thereby; nor, to the best knowledge of Ball and Buyer, is there any valid basis for any such action, proceeding or investigation.

          Section 3.5 SEC REPORTS. Ball has filed all periodic reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") with the U.S. Securities and Exchange Commission (the "SEC") since January 1, 1996 , all of which, as of their respective filing dates, complied in all material respects with all applicable requirements of the Exchange Act (as such documents have been amended since the time of their filing, collectively, the "BALL SEC REPORTS"). None of the Ball SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates or, if amended, as of the date of the last such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 3.6 BROKERS AND FINDERS. Except for the fees and expenses of Lehman Brothers (which shall be paid by Ball), neither Ball nor Buyer nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

          Section 3.7 AUTHORIZATION OF SHARES. The issuance of the Ball Shares has been duly authorized by all requisite corporate action on the part of Ball, and upon issuance in accordance with the terms hereof, the Ball Shares will be validly issued, fully paid, and nonassessable free and clear of all encumbrances (other than under applicable federal or state securities laws) and shall not have been issued in violation of any preemptive rights. The authorized, issued and outstanding shares of capital stock of Ball, all of which are validly issued and outstanding, fully paid and non-assessable, are set forth in Section 3.7 of the Disclosure Schedule. Except as disclosed in Section 3.7 of the Disclosure Schedule, there are no (a) options, warrants, conversion privileges or other rights, agreements, arrangements or other commitments obligating Ball to issue, sell, purchase or redeem any shares of its capital stock or (b) any stock appreciation, phantom or similar rights outstanding based upon the book value, earnings or any other attribute of any of the capital stock of Ball. Section
3.7 of the Disclosure Schedule lists all agreements, arrangements or commitments to which Ball or Buyer is a party relating to the holding, voting or transfer of any of the shares in Ball or the operations or governance of Ball. Ball owns all of the outstanding capital stock of each of its subsidiaries, including Buyer, free of Encumbrances other than (i) liens for taxes not yet due or taxes being contested in good faith by appropriate proceedings and (ii) any other encumbrances incurred as a result of the Financing (as defined in Section 3.9).

          Section 3.8  CONSENTS AND APPROVALS.  Except as set forth in Section
3.8 of the Disclosure Schedule, no filing or registration with, notice to or authorization, consent or approval of, any third party under any material contract to which Ball or Buyer is a party or any Authority, or any required filings with, or clearance from, any Authority, is necessary for execution and delivery of this Agreement or the Ancillary Agreements by Ball or Buyer or the consummation by Ball or Buyer of the transactions contemplated hereby or thereby except for compliance with the HSR Act or Cade.

          Section 3.9 FINANCING. Ball has received a commitment letter (the "COMMITMENT LETTER"), dated April 22, 1998, from The First National Bank of Chicago, First Chicago Capital Markets, Inc., Bank of America National Trust and Savings Association, BancAmerica Robertson Stephens, Inc., Lehman Brothers Inc. and Lehman Commercial Paper Inc. to provide $1.8 billion of debt financing (the "FINANCING") to Ball and Buyer in connection with the transactions contemplated hereby and the refinancing of other indebtedness of Ball on the terms set forth in the Commitment Letter. A true and complete copy of the Commitment Letter has been delivered to Seller.

                                      ARTICLE IV

                                 COVENANTS OF SELLER

          Seller hereby covenants and agrees with Buyer:

          Section 4.1  CONDUCT OF THE BUSINESS.

               (a) From the date hereof until the Closing Date, Seller shall conduct the Business in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact the present business organization and its relationships with suppliers, dealers, customers and third parties having business relationships with the Business and keep available the services of the present employees of the Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Seller will not, without the prior written consent of the Chairman, Vice Chairman or President of
Ball:

                         (i)    acquire assets valued in excess of
     $250,000 in the aggregate from any Person other than in the ordinary course consistent with past practice or as provided in the capital expenditure plan included in Section 2.10 of the Disclosure Schedule;

                         (ii) sell, lease, license or otherwise dispose of any Business Assets except for sales of Inventory and the following other items in the ordinary course consistent with past practice: (A) aluminum scrap generated by the production process; (B) other scrap metal; (C) used beverage cans; (D) waste oil; (E) recyclable paper, chipboards and separators; (F) non-usable pallets; (G) corrugated cardboard; (H) waste water treatment room slurry accumulation; and (I) packing materials and plant process materials sold to other can and end manufacturers who are experiencing emergency shortages;

                         (iii)  enter into any material agreement or
     contract with respect to the Business or any of the Business Assets which is not assignable (or which requires the consent of a third party to assign which consent has not been obtained) to Ball or Buyer;

                         (iv) cancel any debts in excess of $200,000 individually or $1,000,000 in the aggregate, or waive any claims or rights of material value related to the Business or the Business Assets;

                         (v) grant any increase in the rates or terms of compensation payable or to become payable to officers or employees of Seller related to the Business (including any such increase pursuant to any benefit plan), except in the ordinary and usual course of business consistent with past practice or required by any labor or other agreement in effect as of the date hereof or as described in
     Section 2.10 of the Disclosure Schedule;

                         (vi) enter into, extend, amend, or renew any material contract, agreement, purchase or supply agreement or commitment or other obligation of the Business to which Seller is a party, except in the ordinary and usual course of business consistent with past practice;

                         (vii)  make any material change in any
     management, operation, financial, Tax or accounting principles, methods, practices or procedures of the Business;

                         (viii) enter into any collective bargaining agreement or labor contract of any kind related to the Business; or

                         (ix)   agree or commit to do any of the
     foregoing.

               (b) From the date hereof until Closing, Seller shall not, without the prior written consent of the Chairman, Vice Chairman or President of Ball or Buyer:

                         (i) vote, or allow any of its subsidiaries to vote, the equity interests in Latasa held by RIB and RILA so as to materially change the nature of the business conducted by Latasa; or

                         (ii)   allow any of its subsidiaries to (A)
     dispose of, (B) grant any rights, options or warrants with respect to or (C) create any Encumbrances on any shares owned directly or indirectly by Seller which represent or hold equity interests in Latasa or SVE.

          Section 4.2 ACCESS. Seller shall afford to Buyer, Ball, and their counsel, accountants, other representatives and financing sources, reasonable access during normal business hours and subject to Seller's safety regulations, as Ball or Buyer may reasonably request, to the plants, offices, warehouses, properties, advisors, auditors, officers, employees and the books and records of Seller related to the Business, the Business Assets and the Shares, and with Seller's consent, material customers, suppliers and joint venture partners, so that Buyer may investigate the Business (including, without limitation, conducting environmental investigations) and obtain information requested by financing sources. Seller will cooperate with Ball and Buyer in their investigation and furnish to Buyer such additional financial, operating and other information related to the Business, Business Assets or the Shares as Buyer shall from time to time reasonably request. If employee consent is required for Buyer to review any personnel file, at Buyer's reasonable request Seller shall use reasonable efforts to obtain such consent. Such investigations shall be conducted so as not to interfere unreasonably with the operation of the Business. Notwithstanding anything contained herein to the contrary, Seller shall not be required to make available to Buyer, Ball or their Affiliates, agents, or representatives any information relating to existing or contemplated pricing, price discount, and customer rebate information or other similar sensitive information relating to the Business. From and after the date hereof, Seller will provide to Buyer, promptly following the end of each month, monthly financial reports consistent with those currently provided to management of the Business and, as available, quarterly financial statements of the Business consistent with the representations set forth in Section 2.7.

          Section 4.3 CONSENTS. Seller shall use all reasonable efforts to obtain all consents necessary to consummate the transactions contemplated hereby, including those approvals set forth in Section 2.6 of the Disclosure Schedule. Seller will provide to Buyer copies of each such consent promptly after it is obtained. Ball and Buyer will cooperate with Seller in obtaining such consents and shall use all reasonable efforts to obtain all consents from parties to agreements with Ball or Buyer necessary to consummate the transactions contemplated hereby (including those approvals referred to in Section 3.8).

          Section 4.4  TITLE TO REAL PROPERTY.

               (a) Except as contemplated by Section 1.10, Seller shall convey to Buyer, at the Closing, by special warranty deeds, in a form reasonably acceptable to Buyer, title in fee simple to all of the Owned Real Property subject only to (i) liens for real estate taxes and assessments and other governmental charges which are a lien but which are not yet due and payable and
(ii) Permitted Exceptions and such additional title and survey matters as are contemplated by Section 4.4(b) and (c) below or, in the case of Torrance, California, as are contemplated herein or in the Torrance Lease.

               (b) Seller has previously delivered to Buyer title commitments (the "TITLE COMMITMENTS"), which are described in Section 4.4(b) of the Disclosure Schedule, issued by Lawyers' Title Insurance Company (the "TITLE COMPANY"), along with copies of all documents creating exceptions, as listed in the Title Commitments and surveys of the Owned Real Property and any other document with respect to Real Property reasonably requested by Buyer. Buyer hereby approves the following as "PERMITTED EXCEPTIONS": (i) the matters shown on the Title Commitments and on the surveys heretofore delivered to Buyer which are specifically identified as Permitted Exceptions in Section 4.4(b) of the Disclosure Schedule; (ii) a deed restriction applicable to burden the Fort Worth, Texas parcel substantially as contemplated by the Model Deed Certificate Language set forth as part of Exhibit 4.4(b); (iii) a 20-foot utility easement for electric lines to burden the Moultrie, Georgia parcel substantially in the form contemplated as a part of Exhibit 4.4(b); (iv) a railroad easement to burden the Hayward, California parcel for the benefit of the surplus property to be retained by Seller as shown on the drawing attached as a part of Exhibit 4.4(b); (v) such matters as are to relate to the Torrance, California parcel as are contemplated herein or in the Torrance Lease; and (vi) such matters as to which Buyer does not timely object as set forth in Section 4.4(b) or 4.4(c) or which are otherwise resolved either by affirmative insurance from the Title Company or Seller's indemnity or which are waived by Buyer all as hereinafter provided. No less than 20 days prior to Closing, Seller shall deliver to Buyer date downs of the Title Commitments. At the Closing, Seller, provided that Buyer pays the cost thereof, shall cause the Title Company to furnish to Buyer ALTA form owner's policies of title insurance (Form B-1992 with extended coverage insuring over the general or standard exceptions), or "marked-up" Title Commitments, in amounts equal to the value of the Owned Real Property designated by Buyer. In connection with the issuance of such title insurance, Seller shall furnish such reasonable and customary affidavits or documents requested by the Title Company which do not expand Seller's special warranty covenant so as to enable the Title Company to issue to Buyer owner's policies of title insurance. The cost of such title insurance shall be borne by Buyer. Buyer, at its sole expense, may obtain such endorsements as Buyer may desire (including, without limitation, survey endorsement, contiguity endorsement (if applicable), subdivision endorsement, zoning 3.1 endorsement (or equivalent), access endorsement and tax parcel endorsement); however, the obtaining of such endorsements shall not be a condition of Closing and, in connection therewith, Seller shall furnish such reasonable and customary affidavits requested by the Title Company which do not expand Seller's special warranty covenant. If any such date downs of the Title Commitments reveal any exceptions which are not already Permitted Exceptions and which have an "Adverse Effect" (which term, for purposes of this Section 4.4(b), shall mean having an effect on the applicable parcel of Owned Real Property as a whole that is reasonably expected to be materially adverse to the use of the Owned Real Property for industrial purposes, except that exceptions resulting from the acts of Seller after the date of the Title Commitments and not otherwise specifically permitted by the terms of this Agreement or the Torrance Lease shall be deemed to have an "ADVERSE EFFECT"), then Buyer shall give Seller notice of objection within ten days after receipt of the date downs of the Title Commitments (otherwise the objection shall be deemed waived). If any survey described in
Section 4.4(c) reveals any exceptions which are not already Permitted Exceptions and which have an Adverse Effect, then Buyer shall give Seller notice of objection within ten days after receipt of the survey (otherwise the objection shall be deemed waived). If Buyer gives notice of objection to matters shown on the date downs or the surveys and if the Title Company is not willing to provide Buyer with adequate affirmative coverage insuring over the same then Ball and Buyer may either (A) waive the exception, (B) cause Seller to indemnify and hold harmless Buyer for any loss, claim, cause of action or damage arising from such objections having an Adverse Effect or (C) in the event such matters have a Material Adverse Effect, terminate the Agreement in accordance with
Article IX, including without limitation, Section 9.2(e) hereof. The cost of affirmative title insurance over such matters shall be paid by Seller to the extent that the cost of the title policies required by this Section 4.4 (b), with extended coverage over general or standard exceptions, but not the cost of additional endorsements Buyer elects to obtain (the "TITLE COSTS"), exceeds $250,000. Buyer shall pay all costs of affirmative insurance until the cost thereof, when added to the Title Costs, equals $250,000. In the event Seller is required to pay additional sums for affirmative insurance pursuant to the preceding two sentences, Seller, at its option, may elect to indemnify Buyer for any loss, claim, cause of action or damage arising from such objections in lieu of paying the cost of such affirmative insurance.

               (c) Seller has ordered surveys of the Owned Real Property (other than Torrance, California, which survey shall not be provided until that Owned Real Property has been subdivided) as hereinafter described. The surveys shall
(i) be prepared and certified by a Registered Public Surveyor or Registered Professional Engineer, (ii) comply with 1997 ALTA/ACSM minimum detail requirements for Urban Land Title Surveys including Table A, items 1-4, 6-11 and 13, (iii) locate all improvements, building lines, rights-of-way and easements (identified by appropriate recording reference) and other matters of record, evidenced by on-site observation or as determined by the surveyor's examination of Seller's records affecting the Owned Real Property, (iv) contain a legal description of the Owned Real Property and (v) be certified to Buyer and the Title Company and Buyer's lender, if such name is provided prior to Closing. To the extent Seller has not already delivered any such surveys on or before the date of execution of this Agreement, Seller shall do so promptly following receipt and review thereof, but in any event Seller shall deliver the remaining surveys to Buyer at least 20 days before Closing.

          Section 4.5  NO SOLICITATION.

               (a) Until Closing or the earlier termination or expiration of this Agreement, Seller shall not, directly or indirectly, without the consent of Buyer, through any officer, director, employee, investment banker, attorney or agent, (i) solicit, initiate, or encourage any inquiries or proposals regarding the sale, lease or other disposition of the Business or any substantial part of the Business or Business Assets or the Shares other than the transactions contemplated by or described in this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "ACQUISITION PROPOSAL"),
(ii) engage in negotiations or discussions concerning, or provide any non-public information or data to any person or entity relating to, any Acquisition Proposal or (iii) agree to any Acquisition Proposal or otherwise facilitate any effort to make an Acquisition Proposal. Seller will immediately terminate any existing activities with any parties conducted heretofore with respect to any of the foregoing and secure the return of confidential information regarding the Business provided to any party other than Ball and Buyer in connection therewith.

               (b) Seller shall promptly notify Buyer after receipt by Seller of any Acquisition Proposal or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, identifying such person and the details thereof.

          Section 4.6 SUPPLEMENTS TO DISCLOSURE SCHEDULE. From time to time prior to the Closing, Seller will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing at the date of this Agreement, would have been required to be set forth in the Disclosure Schedule. Except for supplements and amendments reflecting transactions permitted by this Agreement (including, for example, and not by way of limitation, the execution of contracts permitted by Section 4.1), no such supplement to or amendment shall be deemed to qualify or amend any representation or warranty or cure any breach of any representation or warranty made in this Agreement; provided, that if any such breach arising out of events occurring after the date hereof and prior to the Closing is sufficiently material that Ball and Buyer would not be obligated to close under Section 8.1 as a result thereof, their remedy for such breach, unless the parties otherwise agree, shall be to elect not to close.

          Section 4.7 BULK SALES LAWS. Each party hereby waives compliance by Seller with the provisions of the "bulk sales," "bulk transfer" and similar laws of any state. Seller agrees to indemnify and hold Ball, Buyer and their respective Affiliates (including, after the Closing, LAR, RCAL and RIND) harmless against any and all claims, losses, damages, liabilities (including Tax liabilities), costs and expenses incurred by Buyer, Ball or any of their respective Affiliates (including, after the Closing, LAR, RCAL and RIND) as a result of any failure to comply with any such "bulk sales," "bulk transfer" or similar laws.


                                      ARTICLE V

                         ADDITIONAL COVENANTS AND AGREEMENTS

          Section 5.1 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, the parties will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate, as promptly as practicable, the transactions contemplated by this Agreement; provided that Ball may, in its discretion upon written notice to Seller, extend the 7 day time period referred to in Section 1.7(a) by up to 21 days in order to complete its financing arrangements with respect to the transactions contemplated hereby. In addition, subject to the terms and conditions of this Agreement, Ball and Buyer will use their best reasonable efforts to consummate the Financing in accordance with the terms of the Commitment Letter. Each party agrees to cooperate fully with the other parties in assisting them to comply with the provisions of this

Section 5.1. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

          Section 5.2 WARN ACT. The parties agree to cooperate in good faith to determine whether any notification may be required under the WARN Act as a result of the transactions contemplated by this Agreement. Seller will be responsible for providing any notification that may be required under the WARN Act with respect to any employees of the Business.

          Section 5.3  REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.

               (a) Each party will use all reasonable efforts to obtain all authorizations, consents, orders and approvals of Authorities (including from Cade) and all third party consents that may be or become necessary for the execution and delivery of, and the performance of its respective obligations pursuant to, this Agreement and the Ancillary Agreements, provided that neither Ball nor Buyer shall be under any obligation to divest itself of any assets, to hold assets separate or to agree to alter the manner in which Ball operates its business, the Business is operated or the business of Latasa is operated. As soon as practicable and in any event no more than 5 business days after the date hereof, Seller, Ball and Buyer will each file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, pursuant to the HSR Act, Notification and Report Forms (FTC Form C4, Rev. 9/95) with respect to the transactions contemplated by this Agreement and respond as promptly as is practicable to all inquiries received from either agency for additional information or documentation. The parties agree that no filing will be made with Cade until after the Closing.

               (b) The parties will consult with one another, and consider in good faith the views of one another, in determining whether any action by or in respect of, or filing with, any Authority is required or in connection with any filings, analyses, appearances, representations, memoranda, briefs, arguments, opinions and proposals made, or required to be made or submitted by or on behalf of any party in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Each party shall promptly notify the other party of any communication to that party from any Authority in connection with any required filing with, or approval or review by, such Authority in connection with the transactions contemplated by this Agreement.

               (c)  Seller, Ball and Buyer shall each use its best efforts to
(i) lift, rescind or appeal any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (ii) defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages as a result thereof; provided, that no party shall be required to take any such action to the extent there is not a reasonable chance of prevailing with respect thereto.

          Section 5.4  EMPLOYEE MATTERS FOR REPRESENTED EMPLOYEES.

               (a) The term "REPRESENTED EMPLOYEES" means all of the employees of the Business represented in collective bargaining units pursuant to the Collective Bargaining Agreements, including those employees ("ABSENT REPRESENTED EMPLOYEES") on lay-off, disability or leave of absence, whether paid or unpaid, including without limitation under the Family Medical Leave Act of 1993 ("FMLA"), military leaves or workers' compensation, and the term "TRANSFERRED REPRESENTED EMPLOYEES" shall mean all of the Represented Employees (including Absent Represented Employees) employed by Buyer pursuant to this Section 5.4.

               (b) Effective at Closing, Buyer shall offer employment to all Represented Employees as of the Closing Date. At Closing, except as otherwise provided in this Section 5.4, Buyer shall also assume Seller's obligations under the Collective Bargaining Agreements, other than with respect to plans maintained by Seller as of the Closing Date (all such plans, collectively, "SELLER'S PLANS"), it being acknowledged and agreed that (i) Seller shall remain liable to all Transferred Represented Employees for benefits under Seller's Plans in which such employees are or will become vested as of the Closing Date and that Buyer shall provide to Transferred Represented Employees the benefits under the Collective Bargaining Agreements from and after the Closing Date under the Replacement Plan (as defined in Section 5.4(f) below), and other plans of Buyer, subject to the remainder of this Section 5.4, and (ii) Seller shall amend Seller's Plans to provide that all Represented Employees shall be 100% vested in their benefits accrued as of the Closing Date under all tax-qualified plans maintained or contributed to by Seller on behalf of Represented Employees. Seller hereby represents that it neither maintains nor contributes to any other employee benefit plan under which Represented Employees may be eligible to receive benefits that have the potential to vest, but not including for purposes of this sentence any vacation pay plan.

          Buyer and Seller shall cooperate and shall use their reasonable efforts to enable all Transferred Represented Employees to commence participation in employee benefit plans maintained by, or on behalf of, Buyer commencing effective as of the Closing Date.

          Notwithstanding the foregoing, with respect to (i) any gainsharing plan, (ii) any plan based in whole or in part on either Seller's or Buyer's profits, earnings, returns or revenues, or (iii) any provision of a plan pursuant to which provision benefits or plan assets are distributed or invested (including investments directed by plan participants or beneficiaries) in employer securities or other forms of investment in which it would be impracticable or infeasible for Buyer to distribute or invest (as the case may be), or plan assets that Buyer determines should be invested, in whole or in part, in investments different from the plan investments immediately prior to the Closing Date, such benefits, provisions, investments or any similar modifications or adaptations shall be subject to good faith negotiations between Buyer and the applicable unions. Because it would be inappropriate or impracticable for Buyer to assume the foregoing plans and provisions in their entirety, Buyer, after negotiating with the appropriate unions, shall provide reasonably comparable alternative benefits for Transferred Represented Employees to replicate or substitute for Seller's profit sharing and gainsharing plans and those provisions of the employee benefit plans that are described in clause
(iii) of the preceding sentence.

          Seller represents that, to the best of its knowledge and belief the interplant transfer provisions in Article XXXV of the Collective Bargaining Agreements at the Bristol, Kansas City, Seattle and Tampa can plants (the "Interplant Transfer Provisions") and , the plans and provisions described in the preceding paragraph represent the only obligations (other than procedural or administrative obligations) under the Collective Bargaining Agreements that would be impracticable or inappropriate for another reasonable party to assume. Buyer shall not assume the Interplant Transfer Provisions.

          Notwithstanding anything in this Agreement to the contrary, Seller shall reimburse Buyer for all liabilities and obligations incurred by Buyer with respect to all Absent Represented Employees unless and until such employees commence active employment with Buyer.

          Seller shall retain (i) all liabilities and obligations with respect to severance, termination pay and related liabilities for all Represented Employees who terminate or are terminated by Seller on or prior to the Closing Date, or arising in connection with the Closing by reason of any action, omission or failure to take action by, or on behalf of, Seller, (ii) all liabilities and obligations incurred by Buyer relating to the failure of any of Seller's Plans to conform to, or be administered in accordance with, the Collective Bargaining Agreement to which it relates, if applicable.

          Buyer, however, shall assume and be solely responsible for any Losses incurred by Seller as a result of any equal employment opportunity claims, disability discrimination claims and/or claims under the Collective Bargaining Agreements alleging a violation arising solely from Buyer's decision not to restore an Absent Represented Employee to active employment.

               (c) There will be no transfer of any funds at Closing from Seller to Buyer regarding the contractual supplemental unemployment benefit plans. Buyer shall assume the obligation to pay supplemental unemployment benefits under its own plan or plans (collectively, if more than one, "BUYER'S SUB PLAN") in accordance with the terms of the Collective Bargaining Agreements, with respect to benefits payable from and after the Closing Date.

          Seller, however, shall reimburse Buyer for benefits provided by Buyer under Buyer's SUB Plan to, or on behalf of, Absent Represented Employees (i) with respect to any restructuring initiated prior to Closing (E.G., Torrance), for any and all periods prior to the date such employee first becomes actively employed by Buyer (if ever), and (ii) with respect to layoffs in the ordinary course, for any and all payment periods commencing on, or prior to, the 60th day following the Closing Date. Seller shall include on the Closing Statement $250,000 as an accrued liability for SUB payments pursuant to Section 1.5(a ). Seller hereby represents that Seller is not and has not been required to fund (other than on a pay-as-you-go basis) any supplemental unemployment compensation benefits on behalf of Seller Employees (as defined in Section 5.5(a)). Seller shall indemnify and hold Buyer and its Affiliates harmless from and against any and all Losses with respect to (i) Seller's supplemental unemployment compensation benefit plans or their funding arrangements or their summary plan descriptions, (ii) any liability incurred by Buyer as a result of Seller's breach of the foregoing representation, and (iii) any liabilities arising out of Seller's obligation to make cash funding contributions to trusts established pursuant to its supplemental unemployment compensation benefit plans or to disclose such benefits or funding, or any incidents of mistakes or noncompliance by Seller with respect to the supplemental unemployment compensation benefits.

               (d) Buyer acknowledges that certain Collective Bargaining Agreements require Buyer to establish a 401(k) defined contribution plan as of the Closing Date, and Buyer shall use its reasonable efforts to promptly implement any such plan. If Buyer is unable to provide a 401(k) defined contribution plan as of the Closing Date, Buyer shall take such reasonable steps as may be necessary to contribute to the applicable plan or plans the required matching or other employer contributions due for the period between the Closing Date and the date Buyer's plan becomes effective, but not including any wage deferral contributions pursuant to employee elections under section 401(k) of the Code.

               (e) Buyer shall recognize Transferred Represented Employees' seniority and service with Seller and any predecessor under Buyer's employee benefit plans (whether or not funded and whether or not subject to ERISA), personnel policies and fringe benefit plans, programs and arrangements established for or offered to Transferred Represented Employees to the same extent and for the same purposes that Seller is required to recognize such service pursuant to the Collective Bargaining Agreements. On and after the Closing Date, Buyer and the applicable unions are free to negotiate from time to time new terms and conditions of employment, including without limitation seniority and benefit plans, consistent with the National Labor Relations Act.

               (f) Except as otherwise provided in Section 5.4(g) regarding the possible assumption of certain Single Location Plans (as defined therein), on or as soon as practicable following the Closing Date, but with retroactive effect to the Closing Date, Buyer shall establish a defined benefit pension plan or plans (collectively, if more than one, the "REPLACEMENT PLAN") providing benefits to Transferred Represented Employees required pursuant to the Collective Bargaining Agreements, which Replacement Plan shall (x) be designed to qualify under section 401(a) of the Code, and (y) provide that the Transferred Represented Employees who were participants in a Union Pension Plan immediately before Closing and who become Transferred Represented Employees shall commence participation in the Replacement Plan as of the Closing Date.

          Each Replacement Plan shall provide Transferred Represented Employees with credit for service with Seller for purposes of eligibility to participate, vesting, eligibility to receive benefits, and benefit accruals under the Replacement Plan; provided, however, that the benefit payable to a Transferred Represented Employee under a Replacement Plan shall be offset by the benefit payable to the Transferred Represented Employee under the applicable Seller's Plans (collectively, the "UNION PENSION PLANS"). Such offset (the "OFFSET") shall be calculated in accordance with the principles outlined below. The pension benefit examples set forth in Exhibit 5.4(f) are intended to illustrate the calculations of the Offset in accordance with these principles, but are not intended to be exhaustive.

                         (i) A participant may elect to begin receiving a benefit under the Union Pension Plan as provided under that plan.

                         (ii)   In the event that a Transferred
     Represented Employee is eligible for a monthly retirement benefit (other than a retirement benefit due to Permanent Shutdown, layoff, accident or sickness, which benefit is hereinafter referred to as a "SPECIAL RETIREMENT BENEFIT") or a deferred vested monthly benefit under the Replacement Plan, the Offset shall be based on the age 65 (or if later, normal retirement date) benefit payable under the Union Pension Plan, and the benefit payable under the Replacement Plan shall be adjusted based on age at benefit commencement under the Replacement Plan, the participant's form of payment under the Replacement Plan, the preretirement survivor coverage, if any, under the Replacement Plan, and preretirement survivor coverage, if any, under the Union Pension Plan that was in force while such participant was employed by Buyer. Notwithstanding the foregoing, this subparagraph (ii) shall not apply for determining the Offset for a Transferred Represented Employee with a deferred vested monthly benefit under a Defined Benefit Single Location Plan (as defined in Section 5.4(g)) that has not been assumed by Buyer, which participant cannot elect to commence receiving such monthly benefit before age 65 due to having earned fewer than 10 years of vesting service with Seller. For such Transferred Represented Employee, the Offset shall be equal to (a) $0 until the date immediately preceding age 65, and (b) from and after such date, such monthly benefit that is payable under such Defined Benefit Single Location Plan.

                         (iii)  In the event that a Transferred
     Represented Employee is eligible for a monthly retirement benefit (other than a Special Retirement Benefit) under the Replacement Plan, the Offset shall include the graded minimum supplement under the Union Pension Plan if such Transferred Represented Employee is eligible for such supplement as of the Closing Date.

                         (iv)   In the event that a Transferred
     Represented Employee is eligible for a special retirement payment under the Replacement Plan, the Offset shall include the special, ten week, payment, if any, payable under the Union Pension Plan but shall not include weeks of accrued vacation, if any, as of the Closing Date, and if the special retirement payment payable under the Union Pension Plan exceeds $0, the Transferred Represented Employee shall commence to receive a monthly retirement benefit under the Replacement Plan upon retirement instead of three months following retirement.

                         (v)    In the event that a Transferred
     Represented Employee is eligible for a disability benefit or a Special Retirement Benefit under the Replacement Plan, the Offset shall be equal to (a) $0 until the date immediately preceding the earliest date that benefits could commence under the Union Pension Plan, and (b) from and after such earliest date, the benefit that could be paid under the Union Pension Plan assuming that the benefit commences on such earliest date.

                         (vi)   In the event that a Transferred
     Represented Employee dies while employed by Buyer and the Transferred Represented Employee's surviving spouse is eligible for a death benefit under the Replacement Plan, the Offset shall equal the benefit, if any, which is payable under the Union Pension Plan on account of such death.

                         (vii)  In the event that a Transferred
     Represented Employee either (A) separates from service with Buyer at a time when the participant is eligible for a deferred vested monthly benefit under the Replacement Plan and subsequently dies prior to the commencement of benefits under the Replacement Plan, and the Transferred Represented Employee's surviving spouse is eligible for a death benefit under the Replacement Plan due to preretirement survivor coverage under the Replacement Plan, or (B) separates from service with Buyer at a time when the participant is eligible for a monthly retirement benefit under the Replacement Plan and subsequently dies prior to the commencement of benefits under the Replacement Plan, then in either case, the benefit payable under the Replacement Plan


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

     shall be determined as in (ii) above, and further reduced by 50% on account of payment to the surviving spouse.

                         (viii) In the event that a Transferred
     Represented Employee dies subsequent to both separation from service with Buyer and benefit commencement from the Replacement Plan, the death benefit, if any, payable from the Replacement Plan shall be determined solely with regard to the form of payment in effect at death and the monthly benefit under the Replacement Plan.

                         (ix) Benefits under the Union Pension Plans shall be paid to Transferred Represented Employees based on the plan provisions in effect as of the Closing Date, but taking into account the amendments described below in this Section 5.4(f).

                         (x)    The above principles (i) through (ix)
     should not be interpreted to entitle a participant in a Defined Benefit Single Location Plan to any benefits, including but not limited to Special Retirement Benefits and special retirement payments under the Replacement Plan or the Union Pension Plans, other than benefits expressly contemplated by the applicable Collective
     Bargaining Agreement.

          Seller shall fund the Union Pension Plans as necessary to ensure that benefits payable thereunder to Transferred Represented Employees will be fully paid when due. In addition, Seller shall amend each Union Pension Plan that is not a Defined Benefit Single Location Plan and that provides an unreduced benefit upon retirement with 30 years of service so that Transferred Represented Employees' service with Buyer will be credited under the Union Pension Plans for purposes of determining a Transferred Represented Employee's eligibility for, and entitlement to, a thirty-year pension under the Union Pension Plan upon a Transferred Represented Employee's termination, resignation, retirement or death from Buyer following the Closing Date. Further, Seller shall amend each Union Pension Plan that is not a Defined Benefit Single Location Plan to provide that
(i) a Transferred Represented Employee who retires under a Replacement Plan shall have his or her benefit under such Union Pension Plan converted to a joint and 50% survivor annuity using factors applicable to a participant who retires under such Union Pension Plan irrespective of whether such Transferred Represented Employee was eligible to retire under such Union Pension Plan as of the Closing Date, (ii) if a Transferred Represented Em-


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

ployee elects, or does not opt out of, preretirement survivor coverage under a Union Pension Plan, and subsequently dies while employed by Buyer and while such coverage is in effect, the death benefit payable from the Union Pension Plan shall commence at death in a monthly amount equal to 50% of the accrued benefit, including the reduction for preretirement survivor coverage, and
(iii) the special retirement payment payable to a Transferred Represented Employee shall be determined without regard to any weeks of accrued vacation.

          Notwithstanding the foregoing, in the event that Buyer incurs any additional liabilities or obligations as a result of the failure of the applicable union or any applicable governmental agency or authority, to agree to, or approve, the crediting of service, or the timing or methodology of the Offset, in each case, in the manner and to the extent described in this Section 5.4(f) and Exhibit 5.4(f), thereby resulting in a duplication of pension benefits or additional benefits beyond those contemplated by this Section 5.4(f) and Exhibit 5.4(f), payable to or on behalf of Transferred Represented Employees, Seller shall reimburse Buyer for any additional out-of-pocket costs incurred by Buyer to the extent resulting from such duplication of benefits or additional benefits beyond those contemplated by this Section 5.4(f) and Exhibit 5.4(f). In addition, Seller shall reimburse Buyer for any and all Losses suffered by Buyer by reason of any Permanent Shutdown (as defined in Section 5.4(h)) occurring as a result of Seller's actions on or before the Closing Date or as a result of the execution, delivery or performance of this Agreement, or the consummation of transactions contemplated hereby, provided that Buyer has assumed Seller's obligations under the Collective Bargaining Agreements as required by this Section 5.4.

               (g)  SINGLE LOCATION PLANS.

                         (i) With respect to any Business Locations where separate tax-qualified defined benefit and/or defined contribution plans are maintained for Transferred Represented Employees and/or Transferred Nonrepresented Hourly Employees (as defined in Section 5.5(b)) ("SINGLE LOCATION PLANS"), Buyer shall have the right, in its sole discretion, to elect, on or prior to the Closing Date, to assume sponsorship of one or more of the Single Location Plans that are defined contribution plans (the "DEFINED CONTRIBUTION SINGLE LOCATION PLANS"), and to elect, at the time prescribed in clause (vii) below, to assume sponsorship of all (or none) of the Single Location Plans that are defined benefit plans (the "DEFINED BENEFIT SINGLE

     LOCATION PLANS"). In this regard, if Buyer elects to assume sponsorship of any of the Defined Contribution Single Location Plans, Buyer may elect to either assume the trust in which the assets of any such plan are invested, or to receive a transfer of plan assets from the plan's trust in conjunction with the assumption of the liabilities of such plan, and if Buyer elects to assume sponsorship of the Defined Benefit Single Location Plans, Buyer shall receive transfers of plan assets in conjunction with the assumption of the liabilities from each of the respective trusts in which assets of the Defined Benefit Single Location Plans are invested, as described below.
                         (ii) With respect to each Single Location Plan, Seller has heretofore delivered to Buyer true and complete copies of the current version of the plan and any amendments thereto, any related trust or other funding vehicle, the most recent summary plan descriptions and summaries of economics provided to participants under ERISA or the Code, the most recent determination letter received from the Internal Revenue Service with respect to each such plan and other related documents. To the knowledge of Seller, no event has occurred since the date of such determination that would affect such determination. The plans and related documents provided to Buyer as of the date hereof pursuant to this Section 5.4(g)(ii) are herein referred to as the "INITIAL DOCUMENT PRODUCTION." Commencing as of the date hereof, Seller shall use its reasonable efforts to provide to Buyer updated plans, related trusts, amendments, summaries of economics, summary plan descriptions, summary of material modifications and related information required under ERISA or the Code. In addition, as of the Closing Date, Seller shall identify for Buyer those documents required under ERISA or the Code relating to the Single Location Plans that Seller will not deliver to Buyer as of the Closing Date. To the extent that Seller fails to timely provide Buyer with the documents and information that are reasonably appropriate or needed for Buyer to operate and administer the Single Location Plans, Seller shall indemnify and hold harmless Buyer from any and all Losses suffered by Buyer pursuant to Section 5.4(g)(x) related to such failure, and further, to the extent that such failure interferes with Buyer's ability to satisfy its obligations under Section 5.4, 5.5 or 5.6, Buyer shall be relieved of its obligations to the extent that Buyer's inabilities result from Seller's failure, until (A) Seller cures such failure and (B) Buyer has had a reasonable period of time thereafter to satisfy its related obligations.

                         (iii) Seller hereby represents that each of the Single Location Plans is, and has been administered, in compliance with its terms and, to the extent required, with all applicable law, including the applicable provisions of ERISA and the Code ;provided, however, that Seller shall not be deemed to have breached this representation to the extent that plan documents provided to Buyer have not been amended to comply with applicable law, but solely with respect to those amendments that are not required to be made as of the date hereof, or as of the Closing Date, as the case may be. In addition, Seller hereby represents that all documents, financial and census data and reports and other pertinent information provided, or required to be provided to Buyer pursuant to this Agreement, are true and complete as of the date so provided, and that, where applicable, the terms of each Single Location Plans or, if updated by a summary of economics, then the terms of the applicable summary of economics are consistent with the terms of the Collective Bargaining Agreements to which such plan or summary relates as of the date hereof with respect to the documents provided to Buyer as of the date hereof, and as of the date provided to Buyer with respect to the documents provided to Buyer following the date hereof, but prior to the Closing Date.

                         (iv) With respect to the Defined Contribution Single Location Plans that Buyer may elect to assume, if any, on, or as soon as practicable following, the Closing Date, Buyer shall take all actions necessary and appropriate to assume such plans, and Buyer and Seller shall cooperate to effectuate the foregoing.

                         (v) With respect to the Defined Benefit Single Location Plans that Buyer may elect to assume, no later than the earlier of (A) June 1, 1998, or (B) 45 days prior to the Closing Date, Seller or Seller's actuary or the trustee or trustees (the "MASTER TRUSTEE") of the master trust or trusts in which the assets of the Defined Benefit Single Location Plans are invested (the "MASTER
     TRUST") shall provide to Buyer (A) a schedule containing the projected benefit obligations, as of January 1, 1998, or such later date as Seller shall determine, for each participant, beneficiary and alternate payee (within the meaning of section 414(p)(8) of the Code) under each of the Defined Benefit Single Location Plans, (B) such additional census data for all plan participants and other pertinent census-related information that Buyer or Buyer's actuary may reasonably request to enable Buyer to calculate the liabilities under such plans, in each case, as of January 1, 1998, or such later date as Seller shall determine, and (C) such other pertinent information that Buyer or Buyer's actuary may reasonably request to evaluate such plans from a financial and legal compliance perspective.

                         (vi) On the day following the last day of the month coincident with or next following the Closing Date (the "VALUATION DATE"), Seller shall provide to Buyer an estimate of the fair market value of the assets allocable to each of the Defined Benefit Single Location Plans (the "GUARANTEED PENSION ASSET VALUE").

                         (vii) As soon as practicable, but in no event more than five business days following the Valuation Date, Buyer shall notify Seller whether or not Buyer has elected to assume the Defined Benefit Single Location Plans. If Buyer has elected to assume such plans, then, as soon as practicable, but in no event later than four business days following the date that Buyer has notified Seller that it has elected to assume such plans, Seller shall cause the Master Trustee to transfer to a trustee or trustees designated by Buyer, in cash, assets from the Master Trust equal to 90% of the Guaranteed Pension Asset Value.

                         (viii) No later than 60 days following the Valuation Date, Seller shall cause the Master Trustee to transfer to a trustee or trustees designated by Buyer, in cash, assets from the Master Trust equal to the greater of (A) 10% of the Guaranteed Pension Asset Value or
     (B) the fair market value of the assets allocable to each of the Defined Benefit Single Location Plans as of the Valuation Date minus 90% of the Guaranteed Pension Asset Value. At such time, Seller (or Seller's actuary or the Master Trustee) shall also provide to Buyer a report of the fair market value of the assets of each of the Defined Benefit Single Location Plans as of the Valuation Date, financial information relating to the calculation of such assets as of the

     Valuation Date, and such other pertinent information as Buyer may reasonably request to evaluate the report on assets prepared by the Master Trustee, and such other reports, if any, prepared by Seller or Seller's actuary, and (C) such other pertinent information that Buyer or Buyer's actuary may reasonably request to evaluate such plans from a financial and legal compliance perspective, and to evaluate the calculations prepared by the Master Trustee, and Seller or Seller's actuary, if applicable. The report prepared valuing the assets in the Master Trust allocable to the Defined Benefit Single Location Plans as of the Valuation Date shall be prepared by the Master Trustee in accordance with such rules, regulations and procedures governing such preparation.

                         (ix) Seller hereby represents that the transfer of assets and liabilities contemplated by this Section 5.4(g) shall be in compliance with section 414(l) of the Code, to the extent applicable.

                         (x) Seller shall indemnify and hold Buyer and its Affiliates harmless from and against any and all Losses with respect to all liabilities and obligations arising under the plans that are assumed by Buyer pursuant to this Section 5.4(g) that result from (A) the acts or omissions of Seller, any trustee or other fiduciary with respect to such plans, which acts or omissions occurred, or should have occurred, on or prior to the date the applicable assets are transferred, including, without limitation, any acts or omissions relating to any inaccuracies or omissions in the data, documents or other information that Seller (or Seller's actuary or the Master Trustee) were required to provide to Buyer pursuant to this Agreement or that were reasonably appropriate or needed for Buyer to operate and administer the Single Location Plans, or (B) Buyer's reliance on, or taking any actions with respect to, the Initial Document Production, to the extent that the information provided therein differed from, or failed to conform with, any documents or subsequent information received by Buyer from Seller, the terms of any applicable Collective Bargaining Agreement or applicable law.

                         (xi)   Seller and Buyer shall cooperate in the
     filing of any required forms, applications or communications, and in taking all other actions that are necessary or appropriate relating to the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the U.S. Department of Labor, and any other regulatory agency that has jurisdiction over the transfers and assumptions contemplated by this
     Section 5.4(g) to consummate such transfers and assumptions.

                         (xii) To the extent that Buyer elects to assume any or all of the Defined Contribution Single Location Plans and all of the Defined Benefit Single Location Plans pursuant to this Section 5.4(g) (each, an "ASSUMED BENEFIT PLAN," and collectively, the "ASSUMED BENEFIT PLANS"), Buyer shall not be required to establish a plan for the employees at the applicable Business Locations pursuant to paragraph (f) above, or Section 5.5 hereof.

               (h) The parties to this Agreement intend that this transaction should not be construed as a "permanent shutdown" either under the Collective Bargaining Agreements or for purposes of Article III of Seller's Pension Plans for Hourly Employees or otherwise ("PERMANENT SHUTDOWN").

               (i) All reimbursements described in this Section 5.4 shall be made in accordance with the reimbursement procedures set forth in Section 5.5(i) hereof. All references in this Section 5.4 to liabilities or obligations incurred by Buyer, shall be deemed to include all liabilities or obligations incurred by any pension plan maintained or sponsored by Buyer or Ball, or to which Buyer or Ball is obligated to contribute, including the Replacement Plan.

               (j) For purposes of Sections 5.4, 5.5 and 5.6 of this Agreement, references to Buyer shall be interpreted to include or be replaced by references to Ball with respect to references to the entity sponsoring or maintaining an employee benefit plan, the entity taking or required to take any action with respect to any such plan, the entity for whom an employee is employed or from whom an employee has terminated employment, and the entity incurring employee benefit related liability, in each case, as the context permits.

          Section 5.5 GENERAL EMPLOYEE MATTERS, EMPLOYEE MATTERS FOR NONREPRESENTED EMPLOYEES AND WELFARE BENEFIT PROVISIONS FOR ALL EMPLOYEES.

               (a) GENERAL. Seller has previously provided to Buyer the information listed below pertaining to all employees employed by Seller in the Business, including Headquarter Employees (as defined in Section 5.5(c)) as of the



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

date indicated (the "EMPLOYEE LISTS"). Each such person is herein referred to individually as a "SELLER EMPLOYEE," and collectively as the "SELLER EMPLOYEES": name, title, work location, wage grade or Hay Grade, date of birth, status as salaried or hourly employee and union code, whether such employee is exempt or non-exempt, monthly salary or hourly wage rate, employee's current status, status date and reason code if employee is inactive, service dates and the date definitions for purposes of vesting and eligibility to participate under any employee benefit plan.
          As soon as practicable, but no later than 30 days following the date hereof, Seller shall provide to Buyer certain employee benefits data (the "EMPLOYEE BENEFITS DATA") with respect to all Seller Employees containing the type of information set forth on Section 5.5(a) of the Disclosure Schedule. Seller shall provide updated Employee Benefits Data no later than 14 days following the Closing Date.

          No later than 14 days following the Closing Date, Seller shall provide Buyer with (i) the number of remaining 1998 vacation days accrued as of the Closing Date for each Transferred Employee (as defined below), and (ii) Employee Lists updated as of the Closing Date.

          In addition, within 180 days following the Closing Date, Seller shall provide to Buyer (i) for each Transferred Employee, individual pension service information, including the period of continuous service with Seller (and including all service that Seller is required to take into account for purposes of all applicable benefit plans), which information includes credited service for benefit and vesting purposes, and (ii) such other information regarding Transferred Represented Employees and Transferred Nonrepresented Hourly Employees (as defined in Section 5.5(b)) that actuaries would reasonably agree is sufficient and necessary to value the liabilities of, and/or administer, the Replacement Plans and any Defined Benefit Single Location Plans that are assumed by Buyer, pursuant to the terms of such plans, including individual accrued benefits for each Transferred Represented Employee and Transferred Nonrepresented Hourly Employees. In the event, however, that any Transferred Employee terminates, retires, dies or becomes disabled during the 180 day period following the Closing Date, upon notification of the date of separation of service, Seller shall provide to Buyer all pension information for such person within 5 business days of notification.

          Commencing as of the date hereof, Seller shall provide to Buyer, upon Buyer's request, such employee benefits data, including dates of hire and breaks in service, pertaining to a specific individual or individuals, reasonably requested by


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

Buyer, as soon as practicable, but in no event later than 7 days, following the date of such request. In addition, Seller shall provide to Buyer, within 36 months following the Closing Date, break in service information with respect to each Transferred Employee, by individual.

          To the extent that Seller fails to satisfy its obligations to provide Buyer with the information described in the foregoing paragraphs of this Section 5.5(a) in a timely and accurate manner, Seller shall indemnify and hold harmless Buyer from any and all Losses related to such failure, and further, to the extent that such failure interferes with Buyer's ability to satisfy its obligations under Section 5.4, 5.5 or 5.6 hereof, Buyer shall be relieved of its obligations to the extent that Buyer's inabilities result from Seller's failure, until (i) Seller cures such failure and (ii) Buyer has had a reasonable period of time thereafter to satisfy its related obligations.

          Each Seller Employee (other than any Represented Employee) who becomes actively employed by Buyer within the time prescribed by Section 5.5 or 5.6, is herein referred to individually as a "TRANSFERRED EMPLOYEE" and all such Seller Employees collectively as "TRANSFERRED EMPLOYEES," in each case, as of the date such Transferred Employee commences active employment with Buyer. Each Transferred Represented Employee is herein referred to individually as a Transferred Employee and all such Transferred Represented Employees, collectively as Transferred Employees, as of the Closing Date. Employment of Transferred Employees by Buyer on or after the Closing Date, other than those employees covered by a Collective Bargaining Agreement, shall be employment "at will," and nothing herein shall be construed to be an employment agreement for the benefit of any such employee.

          Any Absent Nonrepresented Hourly Employee, as defined Section 5.5(b), or Absent Salaried Employee, as defined in Section 5.5(c), shall not be deemed to be a Transferred Employee until such employee commences active employment with Buyer.

          Except for certain obligations relating to Assumed Benefit Plans that are assumed by Buyer as of the Closing Date, as described in Section 5.4(g), and obligations relating to Represented Employees, as described in Sections 5.4 and 5.5, Seller shall retain all liabilities and obligations whatsoever pertaining to (i) all Seller Employees, or any employees of Seller who have retired or terminated, are on lay off, short-term disability, long-term disability, workers' compensation, leave of absence or any other inactive status immediately prior to the Closing Date and, in each case, who do not become Transferred Employees, whether such liabilities and


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

obligations are incurred prior to, on or after the Closing Date, and (ii) all Seller Employees, including Transferred Employees, with respect to all liabilities and obligations incurred prior to the Closing Date, and Seller shall reimburse Buyer for any and all liabilities or obligations incurred by Buyer that are described in clauses (i) or (ii), above. Except as otherwise provided in Sections 5.4, 5.5 and 5.6 hereof, Buyer shall be liable for all obligations incurred with respect to Transferred Employees from the date such employees become Transferred Employees.

               (b) NONREPRESENTED HOURLY EMPLOYEES. Effective at Closing, Buyer shall offer employment to all hourly employees associated with the Business who are not covered by a Collective Bargaining Agreement ("SELLER NONREPRESENTED HOURLY EMPLOYEES") other than those employees ("ABSENT NONREPRESENTED HOURLY EMPLOYEES") on short- and long-term disability, leaves of absence, including, without limitation, under FMLA or military leaves, lay off or workers' compensation.

          In addition, Buyer shall offer employment to all Absent Nonrepresented Hourly Employees who are available to commence active employment on or prior to the 180th day following the Closing Date or such later date to the extent that Buyer is so required pursuant to applicable law. Those Seller Nonrepresented Hourly Employees who commence active employment with Buyer as of the Closing Date and those Absent Nonrepresented Hourly Employees who commence active employment with Buyer within the time prescribed by this paragraph shall, as of the date such employees commence active employment with Buyer, be considered Transferred Employees and shall herein be referred to as the "TRANSFERRED NONREPRESENTED HOURLY EMPLOYEES."

          Buyer shall offer to Transferred Nonrepresented Hourly Employees who commence active employment on the Closing Date the same hourly wage rate in effect with Seller immediately prior to the Closing Date, and benefits substantially comparable to those benefits provided to such employees by Seller immediately prior to the Closing Date. Buyer shall offer to Transferred Nonrepresented Hourly Employees who commence active employment after the Closing Date the same hourly wage rate in effect for similarly situated employees of Buyer at that location, and benefits substantially comparable to those benefits provided to similarly situated employees of Buyer at that location, in each case, as of the date such employees commence active employment with Buyer. Notwithstanding the foregoing, Buyer shall have no obligation to guarantee to continue the hourly wage rate or benefits provided to Transferred Nonrepresented Hourly Employees pursuant to this paragraph.


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

          Buyer shall recognize Transferred Nonrepresented Hourly Employees' service with Seller to the same extent and for the same purposes (other than for purposes of benefit accrual under defined benefit plans) that Seller is required to recognize such service pursuant to the terms of Seller's plans, in accordance with the provisions governing crediting of service from time to time under Buyer's employee benefit plans (whether or not funded and whether or not subject to ERISA) and personnel policies; provided, however, that Buyer shall be required to credit service with Seller under Buyer's employee benefit plans only if, and to the extent that, Buyer gives credit to similarly situated employees of Buyer for comparable service performed by such employees for Buyer.

          Except as provided in Section 5.6(a)(4), Seller shall be solely responsible for, and shall retain all liabilities and obligations for, all Absent Nonrepresented Hourly Employees unless and until such employees become Transferred Employees. Seller shall be solely responsible for, and shall retain all liabilities and obligations with respect to, severance, termination pay and related liabilities for all Seller Nonrepresented Hourly Employees who terminate or are terminated by Seller prior to the date such employees become Transferred Employees, and shall reimburse Buyer for any and all liabilities and obligations incurred by Buyer that are retained by Seller or for which Seller is obligated to reimburse Buyer pursuant to this paragraph.

               (c) SALARIED EMPLOYEES INCLUDING HEADQUARTER EMPLOYEES, COMMENCING EMPLOYMENT AS OF THE CLOSING DATE. Effective at Closing, Buyer may offer employment to (i) any salaried employees associated with the Business who are employed at Seller's Can Division headquarters, and (ii) any salaried employees listed on Section 5.5(c)(2) of the Disclosure Schedule hereto located at operating locations but who are not directly associated with plant responsibilities (E.G., regional sales or services employees) (collectively, the "HEADQUARTER EMPLOYEES"), in either case, whom Buyer, in its sole discretion, chooses to employ.

          Effective at Closing, Buyer shall also offer employment to all salaried employees located at operating locations and directly associated with plant responsibilities of the Business (collectively, the "PLANT SALARIED EMPLOYEES") other than those employees ("ABSENT SALARIED EMPLOYEES") on short- and long-term disability, leaves of absence, including, without limitation, under FMLA or military leaves, layoff or workers' compensation. The definition of Absent Salaried Employees shall not include any Headquarter Employees.


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

          In addition, Buyer shall offer employment to all Absent Salaried Employees who are available to commence active employment on or prior to the 180th day following the Closing Date or such later date to the extent that Buyer is so required pursuant to applicable law.

          Those salaried employees of Seller described in this Section 5.5(c), including Headquarter Employees ("SELLER SALARIED EMPLOYEES") who commence active employment with Buyer within the time prescribed by this Section 5.5(c) or Section 5.6 shall, as of the date such employees commence active employment with Buyer, be herein referred to as "TRANSFERRED SALARIED EMPLOYEES."

          Buyer shall offer to Transferred Salaried Employees who commence active employment with Buyer as of the Closing Date the same salary levels in effect with Seller immediately prior to the Closing Date, and benefits consistent with benefits provided to similarly situated employees of Buyer as of the Closing Date. Buyer shall offer to Transferred Salaried Employees who commence active employment with Buyer after the Closing Date salary levels consistent with salary levels in effect for similarly situated employees of Buyer and benefits consistent with benefits provided to similarly situated employees of Buyer, in either case, as of the date such employees commence active employment with Buyer. Notwithstanding the foregoing, (i) Buyer shall have no obligation to guarantee to continue the salary levels or benefits provided to such Transferred Salaried Employees pursuant to this paragraph, (ii) Buyer shall have no obligation to provide Transferred Salaried Employees who are not participants as of the Closing Date in an incentive plan maintained by Seller with incentive compensation or bonuses, or to include such employees as participants in any incentive compensation or bonus plans, and (iii) with respect to Transferred Salaried Employees who were participants in Seller's Performance Incentive Plan for 1997 during the 1997 calendar year, Buyer shall permit such employees to participate in the annual cash incentive compensation plan, if any, maintained by Buyer from and after the Closing Date at such levels as shall be determined by Buyer in its sole discretion, from time to time, pursuant to the terms of Buyer's plans. Prior to the date hereof, Seller shall have provided Buyer with a true and complete list of the Transferred Salaried Employees described in clause (iii) above.

          Buyer shall recognize Transferred Salaried Employees service with Seller to the same extent and for the same purposes (other than for purposes of benefit accrual under defined benefit plans) that Seller is required to recognize such service pursuant to the terms of Seller's plans, in accordance with the provisions governing crediting of service from time to time under Buyer's employee benefit


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

plans (whether or not funded and whether or not subject to ERISA) and personnel policies; provided, however, that Buyer shall be required to credit service with Seller under Buyer's employee benefit plans only if, and to the extent that, Buyer gives credit to similarly situated employees of Buyer for comparable service performed by such employees for Buyer.

          Except as provided in Section 5.6(a)(4), Seller shall be solely responsible for, and shall retain all liabilities and obligations for, all Absent Salaried Employees unless and until such employees become Transferred Employees. Seller shall be solely responsible for, and shall retain all liabilities and obligations with respect to, severance, termination pay and related liabilities for all Seller Salaried Employees who terminate or are terminated by Seller prior to the date such employees become Transferred Employees, and shall reimburse Buyer for any and all liabilities and obligations incurred by Buyer that are retained by Seller or for which Seller is obligated to reimburse Buyer pursuant to this paragraph.

               (d)  EMPLOYEE DEFINED BENEFIT PENSION BENEFITS.

                         (i)    TRANSFERRED NONREPRESENTED HOURLY
     EMPLOYEES. Buyer shall provide Transferred Nonrepresented Hourly Employees with pension benefits substantially comparable in the aggregate to those benefits provided to them immediately prior to the Closing Date by Seller pursuant to the terms of Seller's pension plans that are intended to qualify under section 401(a) of the Code; PROVIDED, HOWEVER, that Buyer shall have no obligation to provide any gainsharing plan, any plan based in whole or in part on either Seller's or Buyer's profits, earnings, returns or revenues, any plan pursuant to which benefits or plan assets are distributed or invested in employer securities or other form of investment in which it would be impracticable or infeasible for Buyer to distribute or invest, as the case may be, or any plan the assets of which Buyer determines should be invested, in whole or in part, in investments different from the plan investments immediately prior to the Closing Date (including participant directed investments).

               Effective on, or as soon as practicable following, the Closing Date, Seller shall timely amend Seller's tax-qualified pension plans that cover Transferred Nonrepresented Hourly Employees to provide that all

     Nonrepresented Hourly Employees participating in such plans shall be 100% vested in their benefits accrued under such plans as of the Closing Date.

                         (ii)   TRANSFERRED SALARIED EMPLOYEES.  With
     respect to Transferred Salaried Employees, effective as of the Closing Date or, if later, the date such employees become Transferred Salaried Employees, Buyer shall provide or cause to be provided coverage under a tax-qualified defined benefit plan maintained by Buyer, which is intended to provide benefits consistent with the benefits provided to similarly situated employees of Buyer, and that provides benefits for periods of service of such employees occurring on or after the Closing Date, or if later, the date such employees become Transferred Salaried Employees. Buyer shall recognize, for purposes of vesting and eligibility for participation, ancillary benefits or early retirement or disability subsidies, but not for purposes of benefit accrual or final average compensation, under such plan, all service credited to such Transferred Salaried Employees for such purposes under the tax-qualified defined benefit plans maintained by Seller for such employees immediately prior to the Closing Date, or if later the date such employees become Transferred Employees. Buyer shall have no liability or obligation whatsoever with respect to the defined benefit plans retained by Seller pursuant to this Section 5.5.

          Effective on, or as soon as practicable following, the Closing Date, Seller shall timely amend Seller's tax-qualified pension plans that cover Transferred Salaried Employees to provide that all Transferred Salaried Employees participating in such plans shall be 100% vested in their benefits accrued under such plans as of the Closing Date.

               (e) DEFINED CONTRIBUTION PLANS. Effective on, or as soon as practicable following, the Closing Date, Buyer shall adopt a tax-qualified defined contribution plan or plans, or amend an existing defined contribution plan or plans, as necessary or appropriate, to permit Transferred Employees to direct that distributions from Seller's defined contribution plans that satisfy the requirements of an "eligible rollover distribution" within the meaning of section 402(c)(4) of the Code be rolled over into Buyer's plan or plans. Notwithstanding the foregoing, the parties agree that Buyer shall have no obligation to accept (directly or indirectly) participant loans as rollovers into Buyer's plans, and in no event shall Buyer's failure to accept participant loans be deemed to be a breach of, or failure by Buyer to satisfy its



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

obligations under, Section 5.4. Buyer and Seller shall cooperate as necessary to effectuate the foregoing. In addition, Seller shall use reasonable efforts to take all actions necessary or appropriate to enable Buyer, at Buyer's election, to accept direct rollovers of participant loans from Seller's defined contribution plans.

               (f)  WELFARE BENEFITS.

                         (i) POST-RETIREMENT MEDICAL AND LIFE INSURANCE BENEFIT LIABILITY FOR ALL EMPLOYEES. Seller shall retain all liabilities and obligations for all post-retirement medical and life insurance liabilities payable under the terms of Seller's post-retirement plans for employees ("POST-RETIREMENT ELIGIBLE EMPLOYEES") receiving or eligible to receive post-retirement medical and life insurance benefits as of the Closing Date, including those who are eligible for post-retirement medical and life insurance benefits upon termination of employment or commencement of pension benefits as of the Closing Date, or if later, the date such employees become Transferred Employees.

               Post-Retirement Eligible Employees shall be primarily covered by Buyer's active medical plans and shall be covered secondarily, using a "carve-out" method of claims payment, by Seller's post-retirement medical plans while actively employed by Buyer. Once such employees terminate employment with Buyer, such employees shall be covered primarily by the post-retirement medical plans maintained by Seller as of the Closing Date, and shall be covered secondarily, using a "carve-out" method of claims payment, by the post-retirement medical plans, if any, maintained by Buyer as of the date of retirement for similarly situated employees. For purposes of the foregoing sentence, a "carve-out" method of claims payment shall mean that for the same covered health care expense, the benefits payable by the secondary claims payor are reduced by the benefits payable by the primary claims payor.

               With respect to Transferred Employees who are not Post-Retirement Eligible Employees, when such employees terminate employment with Buyer, Buyer shall provide such employees post-retirement medical and life insurance benefits in accordance with the terms of Buyer's plan or plans, if any (including requirements for eligibility and participation), then in effect for such employees.

               With respect to those employees who have not satisfied the age and service requirements for "Rule of 90" post-retirement benefits as of the Closing Date pursuant to the terms of Seller's post-retirement welfare plans, and consequently are required to contribute toward their coverage, Seller shall not be required to give such employees credit for service with Buyer for purposes of reducing such employees' required contributions for such coverage.

               Each of Seller and Buyer retains the right to change at any time, and from time to time, any and all of its employee benefit plans, including those plans providing medical and other welfare benefits to its retired employees, including those who may become Transferred Employees, provided that no change may be made that would single out the Transferred Employees for special adverse treatment or that would adversely affect Transferred Employees differently than other similarly situated employees of Seller or Buyer. Notwithstanding the foregoing, if in accordance with the foregoing sentence, Seller changes the kind and/or level of the benefits covered by its retiree medical benefit plans from those in effect as of the Closing Date, Seller shall reimburse Buyer for any additional out-of-pocket costs incurred by Buyer as a result of such change. In like manner, if Buyer changes the kind and/or level of the medical benefits covered by the plans it maintains for its active employees from those in effect as of the Closing Date, Buyer shall reimburse Seller for any additional out-of-pocket costs incurred by Seller under its retiree medical plans as a result of such change.

                         (ii) ACTIVE WELFARE BENEFITS. Effective as of the Closing Date (or such later date as a Seller Employee becomes a Transferred Employee), Buyer shall provide, or cause to be provided, without any waiting period, where applicable, medical, life insurance, accident, sickness and other group insurance benefits and short-term and long-term disability benefits ("WELFARE BENEFITS") to all Transferred Employees and, to the extent applicable, their respective eligible dependents, in plans maintained by, or for the benefit of, Buyer ("BUYER'S WELFARE PLANS"). Benefits under Buyer's Welfare Plans, (A) shall be, with respect to Transferred Nonrepresented Hourly Employees who commence active employment with Buyer on the Closing Date, substantially comparable to those benefits provided to such employees by Seller immediately prior to the Closing Date, and with respect to Transferred Nonrepresented Hourly Employees who commence active employment with Buyer after the Closing Date, substantially comparable to those benefits provided to similarly situated employees of Buyer as of the date such employee commences active employment with Buyer, and (B) with respect to Transferred Salaried Employees, shall be consistent with benefits provided to similarly situated employees of Buyer. With respect to Transferred Represented Employees, Buyer's Welfare Plans shall conform to the terms of the applicable collective bargaining agreements.

          Buyer shall be responsible for medical expenses covered under the terms of the applicable Buyer's Welfare Plans incurred by a Transferred Employee and/or his or her covered dependents who are enrolled in such plans on and after the later of (A) the Closing Date or (B) the date such employee becomes a Transferred Employee. Seller shall be responsible for medical expenses covered under the terms of Seller's welfare plans (the "SELLER'S WELFARE PLANS") incurred prior to the Closing Date or the date the employee becomes a Transferred Employee, if later, by a Transferred Employee or a covered dependent. If a Transferred Employee or a covered dependent of a Transferred Employee is hospitalized immediately prior to the Closing Date, Seller's Welfare Plans shall pay the covered medical expenses of such person until he or she is discharged from the hospital, to the extent coverage is provided under the terms of Seller's Welfare Plans.

          Buyer shall be responsible for claims for Welfare Benefits other than medical claims covered under Buyer's Welfare Plans that are incurred by a Transferred Employee and/or his or her covered dependents who are enrolled in such plans on and after the later of (A) the Closing Date or (B) the date such employee becomes a Transferred Employee.

          For purposes of this Section 5.5(f), a claim will be deemed "incurred" on the date that the event that gives rise to the claim occurs (for purposes of life insurance, severance and sickness, accident and disability programs), or on the date that treatment or services are provided (for purposes of healthcare programs).

          Seller shall be responsible for, and shall reimburse Buyer for claims for Welfare Benefits other than medical claims, in each case with respect to Seller Employees and their covered dependents, whether covered under Seller's Welfare Plans, Buyer's Welfare Plans, or otherwise, that are incurred prior to the later of the Closing Date and the date the affected Seller Employee becomes a Transferred Employee.


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

               (g) WORKERS' COMPENSATION CLAIMS. Seller shall be responsible for and shall pay any and all workers' compensation and other similar statutory claims asserted by or with respect to Seller Employees in respect of any injury or other compensable event or occupational illness or disease that occurred or is attributable to any event, state of facts or condition that existed or occurred in whole before the later of the Closing Date and the date the applicable Seller Employee becomes a Transferred Employee. Buyer shall be responsible for and shall pay any and all workers' compensation and other similar statutory claims asserted by or with respect to any Transferred Employees in respect of any injury or any other compensable event or occupational illness or disease that occurred or is attributable to any event, state of facts or condition that existed or occurred in whole after the later of the Closing Date and the date the applicable Transferred Employee becomes a Transferred Employee.

          If the liabilities for any claims for injuries or other compensable events or occupational illnesses or diseases of any Transferred Employee who was employed by Seller before the Closing Date and was actively employed by Buyer on or after the Closing Date is attributable in part to causes occurring before the Closing Date and in part to causes occurring on or subsequent to the Closing Date and is the basis of a workers' compensation or other similar statutory claim, the liability for any such claims shall be shared by Seller and Buyer in the proportion of the period of employment of such Transferred Employee with Seller and the period of active employment with Buyer, if any. In the event that one party hereto is required by an applicable state workers' compensation law to pay workers' compensation otherwise allocated to the other party pursuant to this Section 5.5(g), the party obligated to pay such amount pursuant to this Section shall reimburse the paying party.

               (h) ALTERNATE ARRANGEMENTS; PARTIES' COOPERATION. Notwithstanding anything in Section 5.4, 5.5 or 5.6 to the contrary, to the extent that Buyer, in its sole discretion, deems it necessary or appropriate in order to implement Section 5.4, 5.5 or 5.6, or otherwise to fulfill its obligations hereunder during a transition period from and following the Closing Date, Buyer may cause the benefits and coverage described in Section 5.4, 5.5 or 5.6, to be provided under separate arrangements that are not maintained by Buyer, including leased or contracted plans or arrangements.

          Buyer and Seller shall cooperate and shall use reasonable efforts (i) to enable Buyer to satisfy its obligations under Sections 5.4, 5.5 and 5.6, (ii) to facilitate Buyer's relationships with the applicable unions, and (iii) to facilitate the administration of Buyer's and Seller's employee benefit plans.

               (i) REIMBURSEMENT. The parties to this Agreement agree that the provisions of Sections 5.4, 5.5 and 5.6 set forth the intent of the parties with regard to the allocation of liabilities, responsibilities and costs relating to employees of the Business and the payment of benefits to such employees before, on, and after the Closing Date. If one party makes a payment that under the terms of Section 5.4, 5.5 or 5.6 should have been made by or on behalf of the other party, whether by mistake or in accordance with a ruling, regulation, or order of an Authority, or as a payment where a reimbursement is expressly contemplated pursuant to Section 5.4, 5.5 or 5.6, then the party that is obligated under the provisions of Section 5.4, 5.5 or 5.6, to make such payment or reimbursement, as the case may be, shall reimburse the party that actually made the payment or who is entitled to the reimbursement (or for whose benefit the payment was made). Anything in this Agreement to the contrary notwithstanding, the reimbursement obligations under Section 5.4, 5.5 or 5.6 shall remain in force and effect so long as either party is making payments to which these provisions apply; provided however, that a specific request for a reimbursement must be made no later than two years following the date that the related reimbursement obligation arose.

          All reimbursements under this Section 5.5(i) shall be paid to the party to be reimbursed once each month for the first two years following the Closing Date and once each calendar quarter thereafter, in either case, within thirty (30) days after receipt of a bill from the party to be reimbursed (which bill shall not be submitted more frequently than monthly, or quarterly, as the case may be) describing each element of reimbursement claimed and shall be subject to reasonable timely audit and verification by the other party, and their accountants, actuaries and/or consultants.

               (j) COBRA. With respect to each (i) current and former employee of Seller who does not become a Transferred Employee, (i) each Transferred Employee for any period prior to the date any such employee becomes a Transferred Employee, and (iii) each other individual who is a "qualified beneficiary" with respect to such current or former employee, in connection with a "group health plan" maintained by Seller or an Affiliate (as such terms are defined in Code section 4980B), Seller shall be responsible for providing "group health plan" continuation coverage with regard to any event that occurs before the employee becomes a Transferred


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Employee.  Seller shall indemnify and hold Buyer and its Affiliates harmless from and against any and all Losses with respect to such individual arising in connection with group health plan continuation required under Code section 4980B or Part 6 of Subtitle B of ERISA.

          Section 5.6 SPECIAL EMPLOYMENT AND TRANSITION RULES FOR SALARIED EMPLOYEES.

               (a)  EMPLOYMENT OF SALARIED EMPLOYEES.

                         (i) No later than 14 days before the Closing Date, Buyer shall provide Seller with a list identifying those Headquarter Employees whom Buyer desires to remain employed by Seller on and after the Closing Date, but who shall on and after the Closing Date perform services for Buyer, at the direction of Buyer (the "SECONDED EMPLOYEES"). It is not intended that Seconded Employees will perform services covered by the transition agreements described in Section 1.7(d). Once identified, except with respect to the "Extended Seconded Employees," as defined below, a Seconded Employee shall remain employed by Seller in this capacity for 180 days from the Closing Date (the "SELECTION PERIOD") or for such shorter period as Buyer may determine if it so notifies Seller at least 14 days in advance with regard to a particular Seconded Employee. Prior to the expiration of the Selection Period, Buyer may extend the Selection Period for up to an additional 60 days with respect to no more than 35 Seconded Employees (the "EXTENDED SECONDED EMPLOYEES"), who shall be selected by Buyer in its sole discretion. Buyer shall provide Seller at least 14 days before the end of the original Selection Period with a list identifying the Extended Seconded Employees. For purposes of the Extended Seconded Employees, if any, the Selection Period shall mean the period commencing on the Closing Date and terminating 240 days following the Closing Date, or for such shorter period as Buyer may determine if it so notifies Seller at least 14 days in advance with regard to a particular Extended Seconded Employee. Buyer shall reimburse Seller monthly in arrears in accordance with Section 5.6(a)(1) of the Disclosure Schedule for the costs incurred by Seller with respect to the salary and benefits provided by Seller to the Seconded Employees during the Selection Period.


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                         (ii)   At any time during the Selection Period,
     Buyer in its sole discretion may offer employment to any or all of the Seconded Employees. A Seconded Employee who becomes employed by Buyer by the end of the Selection Period shall be treated as a Transferred Salaried Employee for purposes of this Agreement as of the date such employee commences active employment with Buyer.

                         (iii)  A Seconded Employee who has not been
     employed by Buyer by the end of the Selection Period (or by the end of such shorter period as Buyer may determine if it so notifies Seller at least 14 days in advance with regard to a particular Seconded Employee) shall be either retained or terminated by Seller in Seller's sole discretion, but in either case Buyer shall have no further reimbursement or other obligation with regard to such Seconded Employee after the end of the Selection Period (or after such shorter period as Buyer may determine with regard to a particular Seconded Employee). Buyer shall give Seller at least 14 days advance notice with regard to any Seconded Employee to whom Buyer does not intend to offer employment by the end of the Selection Period.

                         (iv) Buyer shall indemnify Seller against, and shall hold it harmless from, any and all Losses incurred or suffered as a result of any claim by (A) a Seconded Employee (during the period such employee was seconded to Buyer, but in no event after the Selection Period), (B) an Absent Nonrepresented Hourly Employee or an Absent Salaried Employee (in each case, during the period from the Closing Date to the 180th day thereafter), in each case, that arises out of or in any way relates to the acts or omissions of Buyer, including, without limitation, claims arising under federal, state or local statute(s) (including, without limitation, Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended, the Equal Pay Act, as amended, the Americans with Disabilities Act, as amended, and all other statutes regarding the terms and conditions of employment), regulation(s) or ordinance(s), under the common law or equity (including any claims for wrongful discharge or otherwise).

                         (v) Seller shall indemnify Buyer against, and shall hold it harmless from, any and all Losses incurred or suffered as


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

     a result of any claim by a Seconded Employee, an Absent Nonrepresented Hourly Employee or an Absent Salaried Employee that arises out of or in any way relates to the acts or omissions of Seller, including, without limitation, claims arising under federal, state or local statute(s) (including, without limitation, Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended, the Equal Pay Act, as amended, the Americans with Disabilities Act, as amended, and all other statutes regarding the terms and conditions of employment), regulation(s) or ordinance(s), under the common law or equity (including any claims for wrongful discharge or otherwise).

               (b)  SEVERANCE OBLIGATION.

                         (i) Notwithstanding anything in this Agreement to the contrary except for Buyer's reimbursement obligations as set forth in Section 5.6(a)(i) and (iv), Seller shall retain all liabilities and obligations, including but not limited to severance obligations, pertaining to Headquarter Employees and Plant Salaried Employees who do not become Transferred Salaried Employees pursuant to this Agreement, including, without limitation, Seconded Employees who terminate employment on or prior to the end of the Selection Period without becoming Transferred Salaried Employees. Seller shall reimburse Buyer for any and all liabilities and obligations incurred by Buyer that are retained by Seller pursuant to this paragraph.

                         (ii) If a Seller Nonrepresented Hourly Employee becomes a Transferred Nonrepresented Hourly Employee, or a Salaried Employee becomes a Transferred Salaried Employee, and in either case, Buyer terminates such employee's employment other than for cause, then Buyer shall be obligated to pay such employee severance benefits, if any, determined pursuant to the terms of Buyer's severance plan or policy, if any, in effect at such time, based on combined service with Buyer plus service credited with Seller, to the extent and for the same purposes that such service was required to have been taken into account for purposes of Seller's severance plan in effect as of the Closing Date, or if later, the date the individual becomes a Transferred Employee.


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

               (c) NONSOLICITATION AGREEMENT. Except for the four individuals listed on Section 5.6(c) of the Disclosure Schedule of this Agreement, Seller shall refrain, and shall use its best efforts to cause its Affiliates to refrain, from (i) interfering with Buyer's efforts to hire any of the employees employed by Seller in the Business, including its Headquarter Employees and (ii) without obtaining prior written consent from Buyer, offering employment to any Transferred Employees from the date of this Agreement until the end of 24 months following the Closing Date, unless such employee has been terminated from Buyer for at least six continuous months. Notwithstanding the foregoing, Seller may offer employment (i) to any Plant Salaried Employee who does not become a Transferred Salaried Employee as of the Closing Date, or such later date as an Absent Salaried Employee is available to commence employment with Buyer, if applicable; (ii) to any Headquarter Employee who does not become a Seconded Employee or a Transferred Salaried Employee as of the Closing Date; and (iii) to any Seconded Employee who does not become a Transferred Employee by the end of the Selection Period. Seller agrees that (x) if it retains a Seconded Employee to whom Buyer has offered employment and such employee has rejected Buyer's offer, then Seller shall reimburse Buyer for any and all amounts paid by Buyer to Seller to cover the costs of benefits for such Seconded Employee during the Selection Period (but not for the direct cost of compensation or FICA or FUTA (as defined in Section 5.6(d) hereof)), and (y) if Seller hires any Transferred Employee prior to the earlier of 24 months following the Closing Date and six months following such employee's termination of employment from Buyer, Seller shall reimburse Buyer for all relocation, severance and related costs and expenses paid by or on behalf of Buyer for such Transferred Employee.

               (d) EMPLOYMENT TAXES. Seller, Buyer and Ball shall (i) treat Buyer and Ball each as a "successor employer" and Seller as a "predecessor," within the meaning of section 3121(a)(1) of the Code and for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA") and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one Internal Revenue Service Form W-2 with respect to each Transferred Employee for the calendar year within which the Closing Date occurs. At the request of Buyer with respect to any particular applicable Tax Law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, healthcare or other similar Tax other than Taxes imposed under FICA and FUTA, Seller, Buyer and Ball shall (i) treat Buyer and Ball each as a successor employer and Seller as predecessor employer, within the meaning of the relevant provisions of such Tax Law, with respect to Transferred Employees who are employed by Buyer, to the extent


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

permitted by applicable state and local laws and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax Law with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

               (e) REIMBURSEMENT. All reimbursements described in this Section 5.6, including Section 5.6(a)(1) of the Disclosure Schedule, shall be made in accordance with the reimbursement procedures set forth in Section 5.5(i) hereof.

               (f) INDEMNIFICATION PROCEDURES. Any claim for indemnification made under Sections 5.4, 5.5 or 5.6 hereunder shall be made according to, and shall be governed by, the procedures contained in Section 6.4(c)-(h) of this Agreement.

          Section 5.7  TAX MATTERS.

               (a) CONSOLIDATED SUBSIDIARIES. Seller represents and warrants that each of LAR, RCAL and RIND is a fully consolidated subsidiary of Seller for federal income Tax purposes at Closing. Each of LAR, RCAL and RIND will be included in the consolidated Tax Return of Seller for federal income Tax purposes for the taxable period of each of LAR, RCAL and RIND that includes the date of Closing.

               (b) SECTION 338 ELECTIONS AND FORMS. With respect to the acquisition of the stock of LAR, RCAL and RIND hereunder, Seller, Ball and Buyer shall jointly make all available Section 338(h)(10) Elections, and with respect to the acquisition of the stock of RIB hereunder, Buyer or Ball shall make a
Section 338(g) Election, in each case in accordance with applicable Tax Laws on a timely basis and as set forth herein. Seller, Ball and Buyer will supply in advance to one another copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) to be sent or made by Ball, Buyer or Seller or their respective representatives to or with the IRS relating to any Section 338 Elections. Buyer, Ball and Seller agree to report the transfers under this Agreement consistent with any Section 338 Elections and the allocations provided by Section 5.7(d), and shall take no position contrary thereto unless required to do so by applicable Tax Laws pursuant to a "determination" (as described in section 1313 of the Code).

               (c) PREPARATION OF FORMS. Buyer shall be responsible for the preparation and filing of all Section 338 Forms in accordance with applicable Tax


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

Laws and the terms of this Agreement; provided that Seller shall be responsible for filing any form related to a Section 338 Election that must be filed with a Tax Return of Seller or one of its Affiliates. Buyer shall deliver such forms and related documents to Seller at least 20 days prior to the date such Section 338 Forms are required to be filed under applicable Tax Laws. Seller shall provide all information reasonably requested by Buyer and shall execute and deliver to Buyer such documents or forms as are reasonably requested by Buyer and are required by any Tax Laws to properly complete the Section 338 Forms, no more than 10 days after the date such documents or forms are requested by Buyer. Seller shall be responsible for the preparation and filing of the Tax Returns of LAR, RCAL and RIND for all taxable years ending on or before the Closing Date (including, without limitation, any consolidated, combined or unitary group return of which LAR, RCAL or RIND is a member which includes the gain or loss on the deemed sale of assets of LAR, RCAL and RIND under section 338 of the Code or similar state or local statute).

               (d) ALLOCATION. Seller and Buyer will allocate the "AGGREGATE DEEMED SALES PRICE" arising from the Section 338(g) Elections and the "MODIFIED AGGREGATE DEEMED SALE PRICE" arising from the Section 338(h)(10) Elections, as computed under applicable Treasury Regulations (or similar state law provisions) with respect to the acquisition of shares of stock of RIB, LAR, RCAL and RIND among the assets of RIB, LAR, RCAL and RIND, respectively, for tax purposes in accordance with the provisions of Section 1.9.

               (e) TAXABLE PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Except as set forth in Section 1.6, Seller shall be liable for, shall pay and shall indemnify and hold Buyer, Ball, RIB, LAR, RCAL and RIND harmless against, all Taxes of Seller, RIB, LAR, RCAL, RIND and their Affiliates for any taxable year or taxable period ending on or before the Closing Date due or payable with respect to the Business or the operations, assets or business of Seller, LAR, RCAL, RIND and their Affiliates on or before the Closing Date, including any Taxes resulting from the making of the Section 338 Elections and any liability for Taxes pursuant to Treasury Regulations Sections 1.1502-6, 1.338-5(b)(3) or 1.338(h)(10)-1(e)(5) (or any similar provision of Law). All liabilities and obligations between RIB, LAR, RCAL or RIND on the one hand, and Seller or its Affiliates on the other hand, under any tax allocation agreement or arrangement in effect prior to Closing (other than this Agreement or as set forth herein) shall cease to apply to RIB, LAR, RCAL and RIND as of the Closing.


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

               (f) TAXABLE PERIODS COMMENCING AFTER THE CLOSING DATE. Buyer shall be liable for, shall pay and shall indemnify and hold Seller and its Affiliates harmless against, any and all Taxes of RIB, LAR, RCAL and RIND for any taxable year or taxable period commencing after the Closing Date other than Taxes resulting from Section 338 Elections.

               (g) TAXABLE PERIODS COMMENCING ON OR BEFORE THE CLOSING DATE AND ENDING AFTER THE CLOSING DATE. Except as set forth in Section 1.6, any Taxes for a taxable period beginning on or before the Closing Date and ending after the Closing Date (the "CLOSING PERIOD") with respect to RIB, LAR, RCAL or RIND shall be apportioned between Seller and Buyer as if the Closing Period had ended at the Closing but with Seller bearing the effect of all Section 338 Elections. For purposes of Section 5.7(e), (f) and (g), the portion of the Closing Period deemed to end on the Closing Date shall be deemed to be a taxable period (the "PRE-CLOSING PERIOD"). All real property Taxes, personal property Taxes, intangible Taxes and similar ad valorem obligations levied with respect to the Business Assets or assets held by RIB, LAR, RCAL or RIND for the Closing Period shall be apportioned between Seller and Buyer as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Period and the number of days of such taxable period after the Closing Date. Upon receipt of any bill for Taxes relating to the Closing Period, Seller, Buyer or their respective Affiliates, as the case may be, shall present to the other a statement setting forth amounts of any reimbursement due under this Section 5.7(g) together with such supporting evidence as is reasonably necessary to calculate the apportioned amount. The apportioned amount shall be paid by the party owing the reimbursement to the other party as soon as possible but no later than 30 days after delivery of such statement.

               (h) REFUNDS OR CREDITS. Except as otherwise set forth in this Agreement, any refunds or credits of Taxes, to the extent that such refunds or credits are attributable to taxable periods ending on or before the Closing Date shall be for the account of Seller, and, to the extent that such refunds or credits are attributable to taxable periods beginning after the Closing Date, such refunds or credits shall be for the account of Buyer. To the extent that such refunds or credits are attributable to Taxes for the Closing Period that are described in Section 5.7(g), such refunds and credits shall be for the account of the party who bears responsibility for such Taxes pursuant to Section 5.7(g). Buyer shall, or shall cause RIB, LAR, RCAL or RIND to, forward to Seller or to reimburse Seller for any such refunds or credits due Seller pursuant to this Section 5.7(h) within 15 days after receipt thereof by any of Buyer, Ball, RIB, LAR, RCAL or RIND that are for the account of Seller hereunder, and


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

Seller shall forward to Buyer or reimburse Buyer for any refunds or credits that are for the account of Buyer within 15 days after receipt thereof by Seller or its Affiliates that are for the account of Buyer hereunder; provided, however, that the refunding party shall be entitled to deduct from the amount to be refunded a proportionate share of reasonable costs and expenses incurred by such refunding party in obtaining such refund and provided further that the amount of costs and expenses deducted by the refunding party from the amount to be paid to the other party shall not exceed such other party's share of such refund.

               (i) CERTIFICATES. Seller shall, on the Closing Date, provide Buyer with any clearance certificates or similar documents which may be required by any foreign or domestic Taxing Authority to relieve Buyer of any obligation to withhold any portion of the Purchase Price or to hold Buyer harmless for any sales or use or other Tax liability, including, without limitation, an affidavit described in section 1445(b)(2) of the Code.

               (j) MUTUAL COOPERATION. Seller and Buyer shall each (i) provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, audit or other examination by any Taxing Authority relating to liability for Taxes, (ii) retain and provide the other, at the other's expense, with any records or other information which may be relevant to such Tax Return, audit or examination, proceeding or determination and (iii) provide the other, at the other's expense, with any requested information relating to final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the foregoing, Buyer and Ball on the one hand, and Seller on the other hand, shall cooperate in taking all reasonable actions to obtain and provide each other with information necessary to allow either party to determine and claim United States foreign Tax credits with respect to foreign income Taxes paid by LAR, RIB and Latasa (including the Latasa Subsidiaries) attributable to any Closing Period. Specifically and without limitation, the parties shall provide to each other, as applicable, official receipts (or other evidence acceptable to the United States Internal Revenue Service) showing the amount of foreign income Tax paid by each of LAR, RIB and Latasa (including the Latasa Subsidiaries) with respect to its applicable Closing Period, copies of the foreign income Tax Returns filed by each of LAR, RIB and Latasa (including the Latasa Subsidiaries) for its applicable Closing Period and schedules prorating the taxable income of LAR, RIB and Latasa (including the Latasa Subsidiaries) for its applicable Closing Period between the Pre-Closing Period and the portion of such Closing Period after the Closing Date.


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

               (k) CONTESTS. Whenever any Taxing Authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes owed by RIB, LAR, RCAL or RIND for which Seller is or may be liable under this Agreement, Buyer shall promptly inform Seller, and Seller shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations would affect the amount of Taxes for which Seller is liable under this Agreement; provided, however, that Seller shall not enter into any such settlement without the consent of Buyer (which consent shall not be unreasonably withheld) if such settlement could reasonably be expected to affect the amount of Taxes for which Buyer or Ball is liable under this Agreement. Whenever any Taxing Authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Buyer or Ball is liable under this Agreement, Seller shall promptly inform Buyer, and Buyer shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings would affect the amount of Taxes for which Buyer or Ball is liable under this Agreement; provided, however, that Buyer shall not enter into any such settlement without the consent of Seller (which consent shall not be unreasonably withheld) if such settlement could reasonably be expected to affect the amount of Taxes for which Seller is liable under this Agreement.

               (l) RESOLUTION OF DISAGREEMENTS BETWEEN SELLER AND BUYER. If Seller, on the one hand, and Buyer or Ball, on the other hand, disagree as to the amount of Taxes for which each is liable under this Agreement or are unable to agree on any matter relating to the Section 338 Elections, Seller and Buyer shall promptly consult each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within 15 days of the date of consultation (which period may be extended by mutual agreement of Buyer and Seller), Seller and Buyer shall within 10 days after such 15-day period jointly engage the Neutral Auditor to act as an arbitrator to resolve all points of disagreement concerning tax accounting matters with respect to this Agreement. All fees and expenses relating to the work performed by the Neutral Auditor in accordance with this Section 5.7(l) shall be borne equally by Seller and Buyer, unless otherwise ordered by the Neutral Auditor.

               (m) PUERTO RICO TAX EXEMPTION. Seller will use all reasonable efforts to assist Ball, Buyer and LAR in obtaining such approvals and consents as are necessary so that from and after the Closing Ball, Buyer and LAR will have the full benefit of the partial Puerto Rico Tax exemptions that are currently enjoyed by LAR with respect to the operation of the Business in Puerto Rico.


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          Section 5.8  NON-COMPETITION.

               (a) Seller agrees that, to assure Ball and Buyer that Buyer will retain the value of the Business as a "going concern," for a period of six years beginning on the Closing Date, Seller shall not, directly or indirectly, itself or through one or more Affiliates, engage or have an interest, anywhere in the world, alone or in association with others, as partner or shareholder or through the investment of capital, lending of money or property, provision of management or engineering services, technology or know-how, or otherwise, in the development, manufacture, distribution, sale or marketing of products or services that are competitive with the products or services provided by the Business, consisting of metal beverage cans and ends and PET beverage containers. Notwithstanding the foregoing, Seller and its Affiliates may, after the Closing, engage or continue to engage in the following business activities related to metal beverage can bodies and ends: the development, manufacture, distribution, sale and marketing of can, end and tab sheet; the recycling and reclamation of metal beverage can bodies and ends; Machinery Operations; the design, manufacture and sale of printing cylinders, printing plates and color separations used by Persons other than Seller and its Affiliates in the manufacture of metal beverage can bodies and ends; and ancillary services customarily provided to manufacturers of metal beverage can bodies and ends by persons engaged in the foregoing businesses, provided that such services are directly related to such businesses and do not use any Intellectual Property Rights. In addition, notwithstanding the foregoing, Seller may:

                         (i) from and after the Closing Date, own an equity interest of not greater than 50% in the Russian company or group of companies which owns the Sayansk aluminum smelter and/or the Samara rolling mill (such company or group, "SIBERIAN ALUMINUM"), even though Siberian Aluminum in turn owns a significant interest in the Rostar-Dmitrov aluminum can and end manufacturing plant near Moscow; provided that Seller shall use all reasonable efforts as an equity holder in Siberian Aluminum, if Siberian Aluminum includes can, end and tab sheet operations, to facilitate the supply of can, end and tab sheet to the can and end plant near Moscow established by PLM Beverage Can Manufacturing ZAO on mutually acceptable terms;

                         (ii) from and after the third anniversary of the Closing Date, own an equity interest of not greater than 50% in any


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

     Person which, in addition to its primary business or businesses, is engaged in the development, manufacture, distribution, sale or marketing of metal beverage cans and ends provided that the portion of such Person's consolidated revenues attributable to activities related to metal beverage cans and ends does not exceed 20% of its total consolidated revenues and such Person's manufacturing activities are conducted solely in Russia, China or India; provided further that (x) subject to other obligations such Person may have, Seller shall use all reasonable efforts as an equity holder in such Person to cause such Person to offer to Ball the opportunity to invest in such metal beverage can and end business and/or to provide management and engineering services, technology and know-how to such business on mutually acceptable terms, and (y) Seller shall, if such Person's operations include can, end and tab sheet operations, use all reasonable efforts as an equity holder to facilitate the supply of can, end and tab sheet on mutually acceptable terms to any can and/or end manufacturing ventures in Russia, China and India in which Ball or any of its Affiliates has an equity interest; and

                         (iii) from and after the Closing Date, continue to own its current 27.5% equity interest in UAC and continue activities directly related to the current operations of UAC pursuant to its current agreements with UAC;

and for greater certainty, Seller and its Affiliates shall not, as a consequence of clauses (i), (ii) or (iii) hereof, be permitted, in respect of any Person, to provide management or engineering services, technology or know-how to any operations engaged in the development, manufacture, distribution, sale or marketing of metal beverage cans and ends and PET beverage containers.

               (b) Seller shall not at any time on or after the Closing Date, directly or indirectly, through one or more Affiliates, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or confusingly similar to any of those included in the Intellectual Property Rights, whether or not such use would be in a business in which Seller is prohibited from engaging pursuant to
Section 5.8(a) provided, that this Section 5.8(b) shall not apply to any registered trademark which Ball, its successors or assigns has allowed to expire commencing one year after such expiration.


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               (c)  The provisions of this Section 5.8 shall not be deemed to prohibit Seller from acquiring not more than 5% of any class of securities of any company with a class of securities registered under the Exchange Act (or any similar foreign statute) or otherwise publicly traded, provided that Seller does not have control over or does not attempt to control or influence such company.

               (d) If, at the time of enforcement of this Section 5.8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing, the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area. Seller acknowledges and agrees that Ball and Buyer would be damaged irreparably if any of the provisions of this Section 5.8 are not performed in accordance with their specific terms or otherwise are breached. Accordingly, Seller and Buyer each agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this
Section 5.8 and to enforce specifically the terms and provisions of this Section
5.8 in any action instituted in any court having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          Section 5.9  CONFIDENTIALITY.

               (a) Prior to the Closing, each party will hold and will cause its consultants and advisors to hold in confidence, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement pursuant to the terms of the Confidentiality Agreement, dated May 28, 1997 between Seller and Buyer, as amended (the "CONFIDENTIALITY AGREEMENT").

               (b) Prior to and after the Closing, Seller, Ball and Buyer will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors, agents and Affiliates to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information (x) concerning the Business, the Business Assets, the Shares and Seller and provided to Ball or Buyer or (y) concerning Ball or Buyer and provided to Seller, except to the extent that such information can be shown to have been or to have become (i) generally available to the public other than as a result of disclosure by the officers, directors, employees, representatives, consultants or advisors of Seller, Ball or Buyer, (ii) disclosed to the other party from a source other than the officers, directors, employ-


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

ees, representatives, consultants or advisors of Seller, Ball or Buyer from a source that was permitted to disclose it or (iii) known to the other party before the date of the disclosure of such information. However, nothing contained in this Section 5.9(b) shall (i) prevent any party from using or disclosing information to (A) perform its obligations or enforce its rights hereunder or (B) to defend or prosecute any claim or (ii) preclude the disclosure of such information on the condition that it remain confidential to auditors, attorneys, lenders, financial advisors and other consultants and advisors in connection with the performance of their duties in preparation for consummation of the transactions contemplated hereby.

          Section 5.10 MATERIALS RECEIVED AFTER CLOSING. Following the Closing, Buyer may receive and open all mail, telecopies or telexes addressed to Seller and deal with the contents thereof in its discretion to the extent that such mail, telecopies or telexes and the contents thereof relate to the Business, Business Assets or the Shares. Ball and Buyer shall promptly deliver to Seller all material they receive (including mail, checks, money, telecopies, telefaxes and the contents thereof) which is addressed to Seller or its Affiliates to the extent it does not relate to the Business, the Business Assets or the Shares or to the extent it deals with Excluded Assets or Excluded Liabilities. Seller shall promptly deliver to Ball or Buyer, as the case may be, all of the mail, checks, money, telecopies, telexes and the contents thereof with respect to the Business, the Business Assets or the Shares received by Seller following the Closing.

          Section 5.11  ACCESS TO BOOKS AND RECORDS.

               (a) Each party agrees that from and after the Closing Date to the seventh anniversary thereof, during normal business hours, it will permit (at no charge, cost or expense to such party and without unreasonable disruption of such party's business) the other party and its auditors, through their authorized representatives, to have reasonable access to and to examine and take copies of all books and records (including, without limitation, correspondence, memoranda, books of account, tax reports and returns and the like) included in the Business Information or otherwise reasonably relating to the Business or the Business Assets (including, without limitation, records with respect to Tax, pension, severance and litigation matters) and reasonably relating to events occurring prior to the Closing Date and to events occurring subsequent to the Closing Date which are related to or arise out of events occurring prior to the Closing Date, in any case, subject to the confidentiality provisions of Section 5.9.


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

               (b) Each party will direct its employees to render any assistance which the other party may reasonably request in examining or using such books and records. Until the seventh anniversary of the Closing Date, neither party will destroy any files or records which are subject to this
Section 5.11 without giving reasonable notice to the other party, and within 30 days of receipt of such notice, the other party may cause to be delivered to it the records intended to be destroyed; provided, however, that books or records relating to Tax matters may not in any event be destroyed for seven years after the Closing Date (and, if at the expiration thereof, any Tax audit or judicial proceeding is in progress or the applicable statute of limitations has been extended, for such longer period as such audit or judicial proceeding is in progress or such statutory period is extended).

               (c)  Seller shall request that records of the type described in
Section 5.11(a) in possession of its independent accountants be retained by them for the customary retention period established by the firm (but not less than the applicable statute of limitations period) and that such records be made available to Buyer on request.

               (d) Seller is currently engaged in a study to establish Seller's right to research and experimentation tax credits for the years 1990 through 1997. In connection with this study, Seller may require information pertaining to the Business or the Business Assets, including, without limitation, interviews with persons employed in the Business prior to the Closing Date.
Ball or Buyer shall permit Seller reasonable access (solely for purposes of the study) to any such persons and/or information in the employ or possession of Ball, Buyer or any Affiliate of either, at Seller's expense but without any charge for any interviewee's time.

          Section 5.12 ACTIONS BY BALL. Ball shall be jointly and severally liable with Buyer for all obligations of Buyer (or any assignee or Designee of Ball or Buyer) hereunder or under the Ancillary Agreements. Ball hereby guarantees Buyer's (or any assignee's or Designee's) performance of all obligations required of Buyer by this Agreement or the Ancillary Agreements.

          Section 5.13  DELIVERY OF FINANCIAL STATEMENTS.

               (a) Within 30 days after the date hereof, Seller shall deliver to Buyer the financial statements of Seller's global can operations referred to in
Section 2.7(a), except that such financial statements shall be audited and shall be delivered with the report thereon of Ernst and Young LLP, independent certified public


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

accountants (the "AUDITED FINANCIAL STATEMENTS"). Insofar as the Audited Financial Statements pertain to the U.S. domestic operations of the Business, they shall not differ in any respect from the Unaudited Financial Statements previously delivered to Buyer. The amounts included in the balance sheets, results of operations and cash flows included in the Audited Financial Statements which relate to Latasa shall not differ in any material respect from those contained in the Unaudited Financial Statements previously delivered to Buyer.

               (b) Within 30 days after the date hereof, Seller shall deliver to Buyer the financial statements of Latasa referred to in Section 2.28, except that such statements shall be audited and shall be delivered with the report thereon of Price Waterhouse, independent certified public accountants (the "AUDITED LATASA FINANCIAL STATEMENTS"). The Audited Latasa Financial Statements shall not differ in any material respect from the Unaudited Latasa Financial Statements previously delivered to Buyer.

          Section 5.14 LITIGATION SUPPORT. With respect to any litigation being conducted by Seller, Buyer, Ball or their Affiliates, not the subject of indemnification under Article VI hereof, but relating to the Business, the Business Assets, the Shares, the Assumed Liabilities or the Excluded Liabilities, the other party shall cooperate with the litigating party and its counsel in such action, make available personnel and provide such testimony and access to books and records as shall be reasonably necessary in connection with such action, provided that the litigating party shall reimburse the other party for reasonable out-of-pocket costs and expenses (including reimbursement for employees' time) for furnishing such cooperation.

          Section 5.15 RETURNS. At Seller's request and expense, Ball and Buyer shall use reasonable efforts to assist Seller in the processing of any returns by, and the provision of any replacement products to, customers of the Business for product sales as to which Seller remains liable.

          Section 5.16 ACCOUNTS RECEIVABLE. If any Accounts Receivable reflected in the Final Closing Statement remain uncollected six months after the Closing Date, Seller shall purchase such Accounts Receivable from Buyer at the amounts reflected in the Final Closing Statement therefor less (i) amounts previously paid to Ball or Buyer with respect thereto and (ii) any reserve for uncollectible amounts included in the Final Closing Statement. Such purchase shall be completed within seven days of receipt by Seller of a written request from Buyer to such effect.


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

If no such notice has been received by Seller within nine months after Closing, Seller's obligations under this paragraph shall expire.

          Section 5.17 INADVERTENTLY RETAINED INFORMATION. Ball, Buyer and Seller acknowledge that the Business and certain other portions of Seller's operations (including, without limitation, the Machinery Operations) have been run on an integrated basis. Accordingly, Seller may have in its possession after Closing documents (whether in paper, mylar, microfilm or electronically stored form) containing or embodying Business Information or Intellectual Property Rights, and Buyer or Ball may have in its possession after Closing documents (whether in paper, mylar, microfilm or electronically stored form) containing or embodying confidential business information or intellectual property of Seller which are Excluded Assets (in either case, "INADVERTENTLY RETAINED INFORMATION"). Each of Ball, Buyer and their Designees and Seller shall (i) use Inadvertently Retained Information only to the extent expressly permitted by this Agreement or the Ancillary Agreements and (ii) as the existence of Inadvertently Retained Information comes to its attention, use reasonable efforts to destroy or expunge it or return it to Ball, Buyer and their Designees or Seller, as the case may be; provided, however, Ball, Buyer, their Designees and Latasa and its subsidiaries shall not be required to destroy, expunge or return documents which Seller or its Affiliates make available to third party purchasers of goods and services from Seller or its Affiliates or would make available if the Business were a third party purchaser of goods and services from Seller or its Affiliates.


                                      ARTICLE VI

                             SURVIVAL AND INDEMNIFICATION

          Section 6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of each party contained in this Agreement shall survive the Closing, regardless of any investigation made by the other party, for a period ending on the second anniversary of the Closing Date, except that: (i) the representations and warranties set forth in Sections 2.4, 2.23,
3.2 and 3.6 shall survive indefinitely and (ii) the representations and warranties set forth in Section 2.16 shall survive until the expiration of the applicable statutes of limitation plus 90 days. The covenants and agreements contained herein shall survive the Closing without limitation as to time unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive for such specified term. The


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

respective expiration dates for the survival of the representations and warranties and the covenants shall be referred to herein as the relevant "EXPIRATION DATE." All representations with respect to title to Owned Real Property shall be merged into the respective special warranty deeds and shall not survive the Closing.

          Section 6.2 INDEMNIFICATION BY BALL AND BUYER. Ball and Buyer agree to indemnify, defend and hold Seller, its officers, directors, employees, agents, Affiliates and representatives harmless, from and against any and all cost, expense, loss, liability or damage (except punitive damages attributable to an Indemnified Party's acts or omissions) and actions and claims in respect thereof (including, without limitation, amounts paid in settlement and herein referred to as "LOSSES" suffered or incurred by reason of (i) the representations and warranties of Ball and Buyer in Article III hereof or the
Article V Representations of Ball and Buyer being untrue (without giving effect to any qualification contained therein as to materiality, Material Adverse Effect or knowledge of any party) as of the date hereof and as of the Closing Date, notice of which is given to Ball and Buyer on or prior to the relevant Expiration Date, (ii) any nonfulfillment of any covenant or agreement of Ball and Buyer in this Agreement, notice of which is given to Buyer on or prior to the relevant Expiration Date, (iii) subject to Section 6.5 with respect to the Assumed Liabilities referred to in Section 1.3(a)(v), any failure to pay and discharge the Assumed Liabilities, (iv) claims arising out of conduct of the Business by Buyer, Ball or their Designees after the Closing Date to the extent Seller is not obligated to indemnify Ball or Buyer with respect thereto pursuant to Section 6.3, and (v) all reasonable costs and expenses, including, without limitation, legal fees and expenses, incurred in connection with enforcing the indemnification rights of Seller pursuant to this Section 6.2.

          Section 6.3 INDEMNIFICATION BY SELLER. Seller agrees to indemnify, defend and hold Ball and Buyer, their officers, directors, employees, agents, Affiliates and representatives harmless from and against all Losses suffered or incurred by reason of (i) the representations and warranties of Seller in
Article II hereof or the Article V Representations of Seller being untrue (without giving effect to any qualification contained therein as to materiality, Material Adverse Effect or knowledge of any party in Sections 2.5, 2.11(b), 2.11(c), 2.13(a) (last sentence), 2.13(c) (first two sentences), 2.13(d) (with respect to defaults by Seller), 2.14 (with respect to defaults by Seller), 2.16, 2.18, 2.20(b), 2.20(c), 2.21(b), 2.21(g), 2.26(b) and 2.29) as of the date hereof and as of the Closing Date, notice of which is given to Seller on or prior to the relevant Expiration Date; (ii) any nonfulfillment of any covenant or agreement of Seller in this Agreement, notice of which is given to Seller


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

on or prior to the relevant Expiration Date; (iii) any liability, obligation or contract of Seller not specifically assumed by Ball or Buyer hereunder (including, but not limited to, the Excluded Liabilities); (iv) any Losses arising out of or in connection with Seller's or Buyer's non-compliance with any so-called bulk transfer laws set forth in Section 4.7; (v) any Tax liability caused by the recapture of any deferred intercompany gains or excess loss accounts or by any consolidated return liability arising under Treasury Regulation Section 1.1502-6 or similar provision of state, local or foreign law; and (vi) all reasonable costs and expenses, including, without limitation, legal fees and expenses, incurred in connection with enforcing the indemnification rights of Ball and Buyer pursuant to this Section 6.3. Notwithstanding anything contained herein to the contrary, any claims for which indemnification is provided under Section 6.5 shall not be subject to this Section 6.3, and notwithstanding anything herein to the contrary, if Seller shall be required to indemnify both Ball and Buyer with respect to the same matter, the satisfaction of such indemnity to one of them shall discharge its obligation to the other to the extent of the amount paid.

          Section 6.4  CLAIMS FOR INDEMNIFICATION.

               (a) LIMITS ON INDEMNIFICATION. Notwithstanding the provisions of Sections 6.2 and 6.3, to the extent that (x) Seller incurs a Loss under
Section 6.2(i) or (y) Ball or Buyer incurs a Loss under Section 6.3(i) (other than with respect to a breach of the representation set forth in Section 2.13(g) for which Ball and Buyer shall be entitled to indemnification without such limits), the other party shall be required to indemnify and hold harmless the party incurring the Loss with respect to such Loss only if the aggregate of all such Losses to that party exceeds $3.75 million and then only with respect to Losses in excess of that amount, provided that the foregoing limit does not apply to Seller's breach of any representation or warranty relating to Taxes. Notwithstanding anything contained in this Agreement, Seller's indemnification obligations shall not, in the aggregate, exceed the Purchase Price.

               (b) Notwithstanding any provision hereof to the contrary, (i) Seller's obligations with respect to any breach of the representations and warranties set forth in the first sentence of Section 2.8 shall be solely as provided in Section 5.16 (ii) Seller's obligations with respect to any breach of the representations and warranties set forth in Section 2.9(a) insofar as any such breach relates to obsolete or slow-moving Inventory shall be solely as provided in Section 1.5(d) and (iii) Seller's indemnification obligations under
Section 1.7(e) shall be limited to $1,000,000.00 in the aggregate.



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

               (c) GENERAL. The parties intend that all indemnification claims be made as promptly as practicable by the party seeking indemnification (the "INDEMNIFIED PARTY"). Whenever any claim shall arise for indemnification, the Indemnified Party shall promptly notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of the claim, and the facts constituting the basis for such claim. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent the Indemnifying Party demonstrates that the defense of such action is prejudiced thereby.

               (d) CLAIMS BY THIRD PARTIES. With respect to claims made by third parties, the Indemnifying Party, upon acknowledgment of its liability for the claim, shall be entitled to assume control of the defense of such action or claim with counsel reasonably satisfactory to the Indemnified Party, provided, however, that:

                         (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                         (ii) no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement if such judgment or settlement (A) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim or (B) if as a result of such consent or settlement injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could materially interfere with the business, operations or assets of the Indemnified Party;

                         (iii) if the Indemnifying Party does not assume control of the defense of such claim in accordance with the foregoing provisions within 10 days after receipt of notice of the claim, the Indemnified Party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Article VI, provided that without the prior written consent of the Indemnifying Party the Indemnified Party shall not be entitled to consent to the entry of any judgment or enter into any settlement (A) if such consent


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

     or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnifying Party of a release from all liability in respect of such claim or (B) if as a result of such consent or settlement injunctive or other equitable relief would be imposed against the Indemnifying Party or such judgment or settlement could materially interfere with the business operations or assets of the Indemnifying Party; and

                         (iv) the Indemnified Party shall make available to the Indemnifying Party and its attorneys, accountants and other representatives all books and records in its possession relating to such claim and the parties shall otherwise render each other assistance as may be reasonably requested to ensure the proper and adequate defense to the claim.

               (e) REMEDIES CUMULATIVE. Subject to Section 10.12, the remedies provided herein shall be cumulative and shall not preclude assertion by any party of any rights or the seeking of any other remedies against any other party.

               (f) DISCLOSURE. Except as otherwise provided herein, no action by an Indemnified Party to determine the extent of indemnified liability, including, without limitation, voluntary disclosure to Authorities or potential claimants, shall in any way affect such Indemnified Party's right to indemnification from the Indemnifying Party.

               (g) SUBROGATION. In connection with any indemnity payment hereunder, an Indemnifying Party shall not be entitled to require that any action be brought against any third party before an action is brought against the Indemnifying Party hereunder by an Indemnified Party but, to the extent of such payment, the Indemnifying Party shall be subrogated to any such right of action of the Indemnified Party against any third party (other than any third party insurer) in respect of the Loss to which such payment relates; provided, however, that until the Indemnified Party recovers full payment of such Loss, any claims of the Indemnifying Party against any such third party are hereby made expressly subordinated and subject, in right of payment, to the Indemnified Party's rights against such third party.

               (h) NO DUPLICATION OF REMEDIES. If a party is entitled to indemnification under more than one provision of this Agreement for the same Loss, it shall be entitled to only a single recovery for such Loss, or, if applicable, such Loss


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

shall only be taken into account once in the calculation of the $3.75 million threshold amount set forth in Section 6.4(a).

               (i) CERTAIN EMPLOYEE BENEFITS REPRESENTATIONS. Statements in Sections 5.4, 5.5 and 5.6 hereof which use the word "represent" and derivations thereof (the "ARTICLE V REPRESENTATIONS") shall be deemed "representations" for purposes of Section 6.3(i) hereof (if made by Seller) and Section 6.2(i) hereof (if made by Ball or Buyer). Notwithstanding the foregoing, any provision of Sections 5.4, 5.5 and 5.6 that expressly provides for indemnification or reimbursement of any party shall not be subject to the limitations contained in
Section 6.4(a) hereof.

          Section 6.5  ENVIRONMENTAL INDEMNIFICATION.

               (a) Without regard to whether any breach of a representation or warranty is involved, subject to the limits set forth in Section 6.5(b) and the provisions of Exhibit 6.5, Seller shall indemnify and hold harmless Ball and Buyer against Losses (as calculated herein) arising out of any Environmental Condition existing at the Business Locations, to the extent attributable to any condition existing at or before the Closing or event occurring at or before the Closing, (i) that, as of the Closing, constitutes a violation of applicable Environmental Law or (ii) with respect to which there is liability for Cleanup before or after the Closing under applicable Environmental Law in effect as of the Closing, any such Loss being referred to herein as an "ENVIRONMENTAL LOSS."

               (b) With respect to Environmental Losses relating to matters that are initially asserted:

                         (i)    on or before the third anniversary of
     Closing, Seller shall be responsible for 100% of the Loss;

                         (ii) on or before the fourth anniversary of Closing, Seller shall be responsible for 80% of the Loss;

                         (iii)  on or before the fifth anniversary of
     Closing, Seller shall be responsible for 60% of the Loss; and

                         (iv) on or before the date five years and six months after the Closing, Seller shall be responsible for 40% of the Loss.


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

Notwithstanding any provision hereof to the contrary, with regard to matters initially asserted after the date five years and six months after the Closing, Seller shall have no responsibility pursuant to this Agreement for any Loss under any Environmental Law other than for any Offsite Obligations.

               (c) All claims for indemnification under either Section 6.3 (i) (with respect to a breach of Section 2.19 relating to matters located on the Business Locations) or this Section 6.5 with respect to Environmental Laws shall be subject to the provisions of this Section 6.5 and the provisions of Exhibit 6.5.


                                     ARTICLE VII

                          CONDITIONS TO SELLER'S OBLIGATION

          The obligation of Seller to consummate the sale of the Business, the Business Assets and the Shares pursuant to this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by Seller:

          Section 7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article III and in all certificates and other documents delivered by Ball or Buyer to Seller pursuant to this Agreement shall be true, complete and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of another date) as of the Closing Date as though such representations and warranties were made on and as of such date, except for changes expressly contemplated by the terms of this Agreement.

          Section 7.2 PERFORMANCE. Ball and Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Ball and Buyer or both, as the case may be, at or before the Closing.

          Section 7.3 NO INJUNCTION, LITIGATION, ETC. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for in this Agreement or any of them not be consummated as so provided. No order of any Authority shall be in effect which restrains or prohibits the consum-mation of the transactions contemplated by this Agreement, and there shall not have been threatened, nor shall there be pending, any action or proceeding in any such court or before any such governmental agency seeking to prohibit or delay, or challenging the validity of, the transactions contemplated by this Agreement.

          Section 7.4 STOCKHOLDER'S AGREEMENT. If any Ball Shares are issued pursuant hereto, Ball shall have executed and delivered the Stockholder's Agreement.

          Section 7.5 LEGAL OPINION. Ball shall have furnished Seller with a legal opinion from its general counsel substantially in the form set forth in
Exhibit 7.5.

          Section 7.6 HSR ACT WAITING PERIODS. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

          Section 7.7 CERTIFICATES. Ball and Buyer shall have furnished Seller with such certificates of their officers to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller, including, without limitation, a certificate as to the effectiveness of attached resolutions authorizing execution by Ball and Buyer of this Agreement and the Stockholder's Agreement and the consummation by Ball and Buyer of the transactions contemplated hereby.

          Section 7.8  CONSENTS.  Those consents of third parties identified in
Section 7.8 of the Disclosure Schedule shall have been obtained.


                                     ARTICLE VIII

                           CONDITIONS TO BUYER'S OBLIGATION

          The obligation of Ball and Buyer to consummate the purchase of the Business, the Business Assets and the Shares pursuant to this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by Ball and Buyer:

          Section 8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article II hereof, the Disclosure Schedule and in all certificates and other documents delivered by Seller to Ball or Buyer pursuant to this


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

Agreement shall be true, complete and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of another date) as of the Closing Date as though such representations and warranties were made on and as of such date, except for changes expressly contemplated by the terms of this Agreement.

          Section 8.2 PERFORMANCE. Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Seller at or before the Closing.

          Section 8.3 NO INJUNCTION, LITIGATION, ETC. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for in this Agreement or any of them not be consummated as so provided. No order of any Authority shall be in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement, and there shall not have been threatened, nor shall there be pending, any action or proceeding in any such court or before any such governmental agency seeking to prohibit or delay, or challenging the validity of, the transactions contemplated by this Agreement.

          Section 8.4 GOVERNMENTAL FILINGS AND CONSENTS; THIRD PARTY CONSENTS. All governmental filings or consents required to be made or obtained prior to the Closing Date by Seller in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby shall have been made or obtained. All authorizations, consents and approvals of any third party (other than an Authority) required in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby which are material to the operation of the Business or the consummation by Seller of the transactions contemplated hereby (including those expressly set forth in Section 8.4 of the Disclosure Schedule) shall have been obtained.

          Section 8.5 STOCKHOLDER'S AGREEMENT. If any Ball Shares are issued pursuant hereto, Seller shall have executed and delivered the Stockholder's Agreement.

          Section 8.6 HSR ACT WAITING PERIODS. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.


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

          Section 8.7 NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, no condition, event, change or occurrence, or any series of the foregoing, shall exist or shall have occurred which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect.

          Section 8.8 CERTIFICATES. Seller shall have furnished Buyer with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer, including, without limitation, certificates as to the effectiveness of attached resolutions authorizing execution by Seller of this Agreement and the Stockholder's Agreement and the consummation by Seller of the transactions contemplated hereby.

          Section 8.9 FINANCING CONDITIONS. The conditions set forth in clauses (i), (ii) and (iii) of the fourth paragraph of the Commitment (commencing at the end of page two thereof and continuing on the top of page three thereof) Letter and under the heading "Conditions Precedent - Due Diligence" on the Term Sheet attached thereto (the "DUE DILIGENCE CONDITION") shall have been satisfied; provided that, only with respect to the condition set forth in clause (i) of the fourth paragraph of the Commitment Letter (the "DOCUMENTATION CONDITION") and the Due Diligence Condition, the condition set forth in this Section 8 shall expire and be of no further effect at the close of business on the 45th day after the date hereof.

          Section 8.10 ACTIONS BY SELLER. Seller shall have completed all of the actions described in Annex 8.10.


                                      ARTICLE IX

                             TERMINATION AND ABANDONMENT

          Section 9.1 METHODS OF TERMINATION. This Agreement and the transactions contemplated herein may be terminated and abandoned at any time prior to the Closing:

               (a)  by mutual written consent of Buyer and Seller;

               (b) by either Buyer or Seller if the Closing shall not have occurred on or before December 31, 1998;

               (c) by either Seller or Buyer if any court of competent jurisdiction in the United States or other Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, and such order, decree or ruling or other action shall have become final and nonappealable after the affected party or parties have made all reasonable efforts to contest and appeal the issuance of such order, decree, ruling or other action;

               (d) by either Buyer or Seller (provided that the terminating party is not then in material breach of any representation, warranty or covenant in this Agreement) if there shall have been a material breach of any of the representations, warranties or covenants in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to Closing; and

               (e) by Buyer on the next business day following the 45th day after the date hereof if either the Documentation Condition or the Due Diligence Condition has not been satisfied on or before such 45th day.

          Section 9.2 PROCEDURE UPON TERMINATION. In the event of termination and abandonment of this Agreement pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given to the other party, and the transactions contemplated by this Agreement shall be terminated and abandoned. If the transactions contemplated by this Agreement are so terminated and abandoned:

               (a) each party, if requested, will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

               (b) all confidential information received by Seller with respect to Ball or Buyer or their Affiliates shall be treated in accordance with the Confidentiality Agreement and Section 5.9 hereof;

               (c) all confidential information received by Ball or Buyer with respect to Seller or its Affiliates shall be treated in accordance with the Confidentiality Agreement and Section 5.9 hereof;

               (d)  notwithstanding any such termination, Sections 5.9, 9.2,
10.3 and 10.12 shall remain in full force and effect; and

               (e) no party and none of its respective directors, officers, Affiliates or agents shall have any liability to the other parties to this Agreement or the Ancillary Agreements as a result of the transactions contemplated hereby or thereby, except for the willful breach of this Agreement or any breach of the provisions of this Agreement that survive such termination pursuant to Section 9.2(d).


                                      ARTICLE X

                               MISCELLANEOUS PROVISIONS

          Section 10.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement of Seller, Ball and Buyer.

          Section 10.2 WAIVER OF COMPLIANCE. Any failure of Seller on the one hand, or Ball and Buyer on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by an authorized representative of Buyer or Seller, respectively, but such waiver or failure to insist upon compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          Section 10.3 EXPENSES, ETC. Except as otherwise set forth herein, whether or not the transactions contemplated by this Agreement shall be consummated, the fees and expenses incurred by a party in connection with this Agreement shall be borne by such party.

          Section 10.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or sent by overnight courier or telecopy (and promptly confirmed by certified mail, return receipt requested):

               (a)  if to Seller, to:

                    Reynolds Metals Company
                    6601 West Broad Street
                    Richmond, Virginia  23230
                    Attention:  General Counsel
                    Telecopier:  (804) 281-3740

                    and a copy to:

                    McGuire, Woods, Battle & Boothe, LLP
                    One James Center
                    901 E. Cary Street
                    Richmond, Virginia 23219-4030
                    Attention:  Marshall H. Earl, Jr., Esq.
                    Telecopier:  (804) 698-2044

or to such other person or address as Seller shall furnish to Ball and Buyer in writing.

               (b)  if to Ball or Buyer, to:

                    Ball Corporation
                    Ball Metal Beverage Container Corp.
                    10 Longs Peak Drive
                    Broomfield, Colorado  80021-2510
                    Attention:  General Counsel
                    Telecopier:  (303) 460-2691

                    and a copy to:

                    Skadden, Arps, Slate, Meagher &
                      Flom (Illinois)
                    333 West Wacker Drive
                    Chicago, Illinois 60606
                    Attention:  Charles W. Mulaney, Jr.
                    Telecopier:  (312) 407-0411

or to such other person or address as Ball or Buyer shall furnish to Seller in writing.

          Section 10.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party, except by operation of law and except that Buyer may assign its rights under this Agreement, in whole or in part, to Ball or any direct or indirect wholly-owned subsidiary or subsidiaries of Ball.

          Section 10.6 PUBLICITY. Neither Seller nor Ball and Buyer shall make any announcement or statement concerning this Agreement or the transactions contemplated hereby to the general public or Seller's Employees without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

          Section 10.7 GOVERNING LAW. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

          Section 10.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 10.9 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

          Section 10.10 ENTIRE AGREEMENT. This Agreement, including the Annexes and Exhibits hereto, the Disclosure Schedule, the Ancillary Agreements, the other documents and certificates delivered pursuant to this Agreement and the Confidentiality Agreement set forth the entire agreement and understanding of the parties in respect of the subject matter hereof and supersede all prior agreements, representations or warranties, whether oral or written, by any party unless a contrary intention is indicated by a specific reference to this clause in any such written agreement.

          Section 10.11 THIRD PARTIES. Except as specifically referred to herein, nothing herein shall be construed to give to any Person other than the parties and their successors or assigns, any rights or remedies under or by reason of this Agreement.

          Section 10.12  DISPUTE RESOLUTION.

               (a) Except as otherwise provided in this Agreement or any Ancillary Agreement, including by way of example Exhibit 6.5, all disputes, controversies or claims (a "DISPUTE") arising between Seller on the one hand, and Buyer, Ball or their Designees, on the other hand, arising out of or relating to this Agreement and the subject matter hereof, will be settled as provided herein. The parties may by written agreement modify the specified time limitations and procedures.

               (b) The parties shall promptly attempt to resolve any Dispute by negotiation. If a Dispute is not resolved by negotiations in the normal course of business, and a party wishes to pursue the matter further, it shall give the other party written notice requesting "HIGHER LEVEL EXECUTIVE NEGOTIATIONS." Specifically, Executives of both parties at levels one step above the personnel who have previously been involved in the Dispute shall meet at a mutually acceptable time and place in Chicago, Illinois (or such other place as the parties mutually agree), within 15 calendar days after giving such notice, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute.

               (c) If a Dispute has not been resolved by Higher Level Executive Negotiations within 30 calendar days of the claiming party's giving notice, and the claiming party wishes to pursue the matter further, it shall give the responding party written notice requesting a "SENIOR EXECUTIVE ABBREVIATED MINI-TRIAL," as described in this Section 10.12(c). The Dispute shall be referred to senior executives of the parties who have authority to settle the dispute. The senior executives shall meet at a time and place in Chicago, Illinois (or such other place as the parties mutually agree), mutually agreed upon within 15 calendar days after such notice requesting a Senior Executive Abbreviated Mini-Trial. The claiming party will make a presentation of its position to the senior executives. The presentation will not exceed one hour in length. The responding party will then make its presentation, not to exceed one hour in length. The claiming party may make a rebuttal not to exceed 20 minutes in length. The responding party may make an answer to the rebuttal not to exceed 20 minutes in length. The presentations of the parties may be made by counsel or other persons designated by the senior executives. When the presenta-tions have been concluded, the senior executives will discuss the matter privately. In preparation for the meeting, a senior executive may make a non-binding request to the other party to provide limited information believed to be important and significant in achieving a resolution. The senior executives may also involve a mediator if they mutually agree. Unless the parties otherwise agree, any such mediator will be appointed by the Center for Public Resources, New York, New York, a not-for-profit dispute resolution organization.

               (d) If any Dispute is not resolved by the foregoing dispute resolution processes, the parties shall resolve such Dispute exclusively by litigation; provided, however, that neither party shall commence litigation until (i) Higher Level Executive Negotiations and the Senior Executive Abbreviated Mini-Trial have been conducted in accordance with this dispute resolution provision, (ii) the time specified for such (together with any additional time the parties have agreed upon) has expired or (iii) a party has breached its obligation to participate in the pre-litigation dispute resolution process. The parties agree to use all reasonable efforts to expedite any such litigation with respect to a Dispute.

               (e) For all claims that are resolved by litigation, the prevailing party, to the extent it prevails on its claims, will be entitled to its attorneys' and experts' fees and disbursements incurred in resolving the dispute (including those of in-house counsel and experts) and any other expense directly related to the dispute.

               (f) For all claims that are resolved by litigation, interest on any claim that is determined to be payable will accrue from the time the claim is originally made at an interest rate per annum equal to the Prime Rate in effect from time to time.

               (g) For all claims that are resolved by litigation, the parties consent to the exclusive jurisdiction of any state or federal court located in Delaware and irrevocably agree that all such actions or proceedings arising out of or related to this Agreement shall be litigated in such courts. Each party accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any nonappealable judgement rendered in connection with this Agreement. THE PARTIES EXPRESSLY WAIVE THEIR RIGHTS TO A TRIAL BY JURY.

               (h) Notwithstanding anything to the contrary contained herein, and in addition to any other remedy available to such party, Seller, Ball or Buyer may seek provisional or permanent equitable relief to enforce the provisions of this Agreement and remedy any breach hereof, including, without limitation, temporary restraining orders and preliminary or permanent injunctions, in addition to the other remedies set forth herein.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                BALL CORPORATION



                                By:   /s/ R. David Hoover
                                   --------------------------------------------
                                   Name:     R. David Hoover
                                   Title:    Vice Chairman and Chief Financial
                                             Officer


                                BALL METAL BEVERAGE CONTAINER CORP.



                                By:   /s/ George A. Matsik
                                   --------------------------------------------
                                   Name:     George A. Matsik
                                   Title:    Chairman and Chief Executive
                                             Officer


                                REYNOLDS METALS COMPANY



                                By:   /s/ D. Michael Jones
                                   --------------------------------------------
                                   Name:     D. Michael Jones
                                   Title:    Senior Vice President and General
                                             Counsel

                                       ANNEX A
                                    DEFINED TERMS


          "AFFILIATE(S)" means, with respect to any Person, (i) an entity of which such Person is a direct or indirect subsidiary, (ii) a direct or indirect subsidiary of such Person or (iii) a Person that controls, is controlled by or is under common control with such Person, provided that Latasa shall not be deemed to be an Affiliate of Seller.

          "CLEANUP" means all actions required by any Authority or under any Environmental Law to contain or otherwise ameliorate an Environmental Condition, including preventing a Release and performing preremedial studies and investigations and postremedial monitoring and care.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COPYRIGHTS" means all registered and unregistered copyrights (including, without limitation, copyrights in software and databases) and registrations and applications for copyright registration, all rights of authorship therein, and all rights to sue for past infringement thereof.

          "DESIGNEE" means a direct or indirect wholly-owned subsidiary of Ball or Buyer whose specific obligations Ball guarantees in accordance with Section 5.12.

          "ENVIRONMENT" means ambient air, surface water, groundwater, land surface or land subsurface.

          "ENVIRONMENTAL CONDITION" means any condition existing at any Business Location (or at any nearby property as a result of migration through the air, soil, groundwater or stormwater run-off from a Business Location) to the extent
(i) resulting from a Release of any Hazardous Substance into the Environment or
(ii) resulting from the violation of or noncompliance with any Environmental
Law.

          "ENVIRONMENTAL LAWS" means all Laws and standards applicable to Seller or the Business Locations relating to pollution or protection of the Environment, including, without limitation, Laws relating to Releases or threatened Releases of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of

Hazardous Substances and all Laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

          "ENVIRONMENTAL PERMITS" means licenses, permits, approvals, applications and authorizations from any Authority, whether federal, state or local, domestic or foreign, which are required under or issued under Environmental Laws.

          "HAZARDOUS SUBSTANCES" means pollutants, contaminants, pesticides, petroleum and petroleum products, polychlorinated biphenyl ("PCBS"), asbestos, any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 41 U.S.C. Section 9601, ET SEQ., as amended and reauthorized ("CERCLA"), any "hazardous waste" as defined in the Resource Conservation and Recovery Act ("RCRA").

          "KNOWLEDGE OF SELLER" means the knowledge, both actual knowledge and knowledge that should be known in the ordinary course of their duties, of the following persons employed by Seller or its Affiliates:


 William E. Leahey, Jr.*           Senior Vice President, Global Cans
 D. Michael Jones                  Senior Vice President and General
                                   Counsel
 Edmund H. Polonitza               Vice President, Planning & Development
 F. Robert Newman                  Vice President, Human Resources
 Chuck D. McLane, Jr.              Director, Financial Reporting &
                                   Analysis
 C. S. Weidman                     Director, Employee Relations
 Homer M. Cole                     Director, Health and Safety
 Cathy C. Taylor                   Director, Environmental Quality
 F. R. Ellsworth                   Director, Real Estate & Administrative
                                   Services
 Lucile J. Anutta                  Senior Employee Benefits Counsel
 Donna C. Dabney                   Secretary and Assistant General Counsel
 Edwin A. Harper                   Senior Division Counsel
 Patrick R. Laden                  Chief Labor Counsel
 Robert C. Lyne, Jr.               Senior Patent Counsel
 James E. McKinnon                 Chief Environmental Counsel
 E. Michael Lewandowski*           Director, Finance & Administration
 C. Griffin Jones*                 Director, Manufacturing
 Roger H. Donaldson*               Director, Technology
 Cornell D. Ward*                  Director, Human Resources
 Paul G. Cobbledick*               Director, Sales and Marketing

 Paulo R. Rochet*                  Director, Business Development
 Thomas P. Mackell*                Director, Materials Management
 Managers, Can and End Plants*



 *Global Can Business employees


          "MACHINERY TECHNOLOGY" means all technical information and know-how, confidential or non-confidential, inventions, whether patented or unpatented, and trade secrets, including, without limitation, all information and know-how related to increasing manufacturing efficiency and profitability, patterns, plans, designs, research data, formulae, manufacturing, sales, service or other processes, operating manuals, drawings, equipment and parts lists (with related descriptions and instructions), manuals, data, records, procedures, packaging instructions, product specifications, analytical methods, sources and specifications for raw materials, manufacturing and quality control procedures, toxicity and health and safety information, environmental compliance and regulatory information, research and development records and reports and other documents relating to the foregoing including the contents of any invention disclosures and open invention dockets for which no patent application has been filed, in each case to the extent the foregoing relates exclusively or primarily to the Machinery Operations.

          "MATERIAL ADVERSE EFFECT" means an individual or cumulative adverse change in, or effect on, the business, customers, operations, properties, condition (financial or otherwise), assets or liabilities of the Business taken as a whole that is reasonably expected to be materially adverse to the business, customers, operations, properties, condition (financial or otherwise), assets or liabilities of the Business taken as a whole.

          "PATENTS" means all patents, patent applications and related patent rights, including all reissues, divisionals, continuations and continuations-in-part, extensions, all improvements thereon and all rights to sue for past infringement thereof.

          "PERMITS" means licenses, permits, consents, approvals, applications, product registrations and authorizations from any Authority, whether federal, state or local, domestic or foreign, other than Environmental Permits, including, without limitation, licenses, permits or approvals from, and registrations with, U.S. Equal Employment Opportunity Commission ("EEOC"), U.S. Occupational Safety and Health Administra-tion, U.S. Federal Trade Commission, U.S. Department of Justice, U.S. Department of Commerce, U.S. Department of Transportation, U.S. Food and Drug Administration, U.S. Department of Agriculture or Authorities responsible for the administration of workers' compensation laws.

          "PERSON" means an individual, corporation, partnership, association, trust, limited liability company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the Environment of any Hazardous Substances not including any such action which results in exposure to employees solely within a work place or omissions from the engine or exhaust of a motor vehicle, rolling stock or vessel.

          "SECTION 338 ELECTIONS" means both a Section 338(g) Election and a
Section 338(h)(10) Election.

          "SECTION 338(g) ELECTION" means an election described in section 338(g) of the Code or deemed election described in section 338(e) of the Code. The Term "Section 338(g) Election" shall also include any substantially similar elections under a state or local statute corresponding to federal Laws.

          "SECTION 338(h)(10) ELECTION" means an election described in section 338(h)(10) of the Code. The Term "Section 338(h)(10) Election" shall also include any substantially similar election under a state or local statute corresponding to federal Laws.

          "SECTION 338 FORMS" shall mean all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county, or other local Taxing Authority in connection with a Section 338(g) Election or a
Section 338(h)(10) Election. Section 338 Forms shall include, without limitation, any "statement of section 338 election" and United States Internal Revenue Service Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treas. Reg. Section 1.338-1 or Treas. Reg. Section 1.338(h)(10)-1.

          "TAX LAWS" means the Code and any other Laws relating to Taxes and any official administrative pronouncements released thereunder.

          "TAX RETURN(S)" means any return, report, information return or other document (including any related or supporting information and any amendment to any of the foregoing) filed or required to be filed with any Taxing Authority with respect to Taxes.

          "TAXING AUTHORITY" means any domestic or foreign governmental authority responsible for the imposition, collection or administration of any Tax.

          "TECHNOLOGY" means all technical information and know-how, confidential or non-confidential, inventions, whether patented or unpatented, and trade secrets, including, without limitation, all information and know-how related to increasing manufacturing efficiency and profitability, patterns, plans, designs, research data, formulae, manufacturing, sales, service or other processes, operating manuals, drawings, equipment and parts lists (with related descriptions and instructions), manuals, data, records, procedures, packaging instructions, product specifications, analytical methods, sources and specifications for raw materials, manufacturing and quality control procedures, toxicity and health and safety information, environmental compliance and regulatory information, research and development records and reports and other documents relating to the foregoing including the contents of any invention disclosures and open invention dockets for which no patent application has been filed, in each case to the extent the foregoing relates exclusively or primarily to the Business.

          "TRADEMARKS" means all common law and registered trademarks, service marks, logos, trade dress and trade names, the goodwill of the business symbolized thereby, other business, product or service identifiers and all registrations and applications for registration of the foregoing and all rights to sue for past infringement or dilution thereof.

     The following terms shall have the definitions contained in the sections of the Asset Purchase Agreement identified below:


     DEFINED TERM                                                        SECTION
     ------------                                                        -------
     Absent Nonrepresented Hourly Employees                               5.5(b)
     Absent Represented Employees                                         5.4(a)
     Absent Salaried Employees                                            5.5(c)
     Accounts Receivable                                                  1.1(h)
     Acquisition Proposal                                              4.5(a)(i)
     Act                                                                 2.24(i)
     Adverse Effect                                                       4.4(b)
     Affiliate(s)                                                        Annex A
     Aggregate Deemed Sales Price                                         5.7(d)
     Agreement                                                          Preamble
     Agreement Regarding Performance of Technical Services          1.7(c)(viii)
     Ancillary Agreements                                                 1.7(d)
     Article V Representations                                            6.4(i)
     Assignment and Assumption Agreement                              1.7(c)(ii)
     Assignment and Assumption of Leases                              1.7(b)(ix)
     Assumed Benefit Plan(s)                                         5.4(g)(xii)
     Assumed Liabilities                                                  1.3(a)
     Audited Balance Sheet                                                1.5(a)
     Audited Financial Statements                                        5.13(a)
     Audited Latasa 1997 Financial Statements                            5.13(b)
     Authority                                                               2.5
     Ball                                                               Preamble
     Ball SEC Reports                                                        3.5
     Ball Shares                                                             1.4
     Bill of Sale                                                     1.7(b)(ii)
     Business                                                           Preamble
     Business Assets                                                         1.1
     Business Information                                                 1.1(d)
     Business Locations                                                   1.1(a)
     Buyer                                                              Preamble
     Buyer's SUB Plan                                                     5.4(c)
     Buyer's Welfare Plans                                            5.5(f)(ii)
     Cade                                                                    2.6
     Cash Price                                                              1.4
     CERCLA                                                              Annex A


                                      A-6



     DEFINED TERM                                                        SECTION
     ------------                                                        -------

     Cleanup                                                             Annex A
     Closing                                                                 1.1
     Closing Date                                                         1.7(a)
     Closing Period                                                       5.7(g)
     Closing Statement                                                    1.5(a)
     Code                                                                Annex A
     Collective Bargaining Agreements                                    2.20(a)
     Commitment Letter                                                       3.9
     Confidentiality Agreement                                            5.9(a)
     Contracts                                                           2.14(a)
     Copyrights                                                          Annex A
     Cross-License Agreement                                          1.7(d)(ix)
     Data Processing Services Agreement                                   1.2(t)
     Defined Benefit Single Location Plans                             5.4(g)(i)
     Defined Contribution Single Location Plans                        5.4(g)(i)
     Designated Value                                                        1.4
     Designee                                                            Annex A
     Differential                                                        1.10(b)
     Disclosure Schedule                                                     2.1
     Dispute                                                            10.12(a)
     Documentation Condition                                                 8.9
     Domestic Subsidiary Securities                                      2.25(a)
     Due Diligence Condition                                                 8.9
     EEOC                                                                Annex A
     Employee Benefits Data                                               5.5(a)
     Employee Lists                                                       5.5(a)
     employment loss                                                     2.20(j)
     Encumbrances                                                           2.11
     Environment                                                         Annex A
     Environmental Condition                                             Annex A
     Environmental Laws                                                  Annex A
     Environmental Loss                                                   6.5(a)
     Environmental Permits                                               Annex A
     Equipment                                                            1.1(b)
     ERISA                                                               2.21(a)


                                      A-7



     DEFINED TERM                                                        SECTION
     ------------                                                        -------

     ERISA Affiliate                                                     2.21(a)
     Exchange Act                                                            3.5
     Excluded Assets                                                         1.2
     Excluded Liabilities                                                 1.3(b)
     Extended Seconded Employees                                       5.6(a)(i)
     Extrusion Land                                                      1.10(a)
     Expiration Date                                                         6.1
     FICA                                                                 5.6(d)
     Filed Intellectual Property                                          1.7(b)
     Final Closing Statement                                              1.5(b)
     Financing                                                               3.9
     FMLA                                                                 5.4(a)
     FUTA                                                                 5.6(d)
     GAAP                                                                 1.5(a)
     Guaranteed Pension Asset Value                                   5.4(g)(vi)
     Hazardous Substances                                                Annex A
     Headquarter Employees                                                5.5(c)
     Higher Level Executive Negotiations                                10.12(b)
     HSR Act                                                                 2.6
     Human Resources Services Agreement                               1.7(d)(xi)
     Inadvertently Retained Information                                     5.17
     Incentive Loan Agreement                                         1.7(d)(iv)
     Indemnified Party                                                    6.4(c)
     Indemnifying Party                                                   6.4(c)
     Initial Document Production                                      5.4(g)(ii)
     Intellectual Property Rights                                         1.1(c)
     Interim Financial Statements                                         2.7(b)
     Interplant Transfer Provisions                                       5.4(b)
     Inventory                                                            1.1(g)
     Inventory Carrying Value                                             1.5(d)
     Knowledge of Seller                                                 Annex A
     LAR                                                                Preamble
     Latasa                                                             Preamble
     Latasa Agreements                                                    1.1(f)
     Latasa Offering Statement                                             2.27


                                      A-8



     DEFINED TERM                                                        SECTION
     ------------                                                        -------

     Latasa Subsidiaries                                                 2.25(c)
     Law(s)                                                                  2.5
     Leased Premises                                                      1.1(a)
     Loss(es)                                                                6.2
     Machinery Operations                                               Preamble
     Machinery Technology                                                Annex A
     Master Trust                                                      5.4(g)(v)
     Master Trustee                                                    5.4(g)(v)
     Material Adverse Effect                                             Annex A
     Modified Aggregate Deemed Sale Price                                 5.7(d)
     Neutral Auditor                                                      1.5(c)
     Non-Exclusive Contract(s)                                            1.1(j)
     Non-Exclusive Permit(s)                                              1.1(e)
     Offset                                                               5.4(f)
     Offsite Obligations                                               1.3(b)(v)
     Option                                                              1.10(e)
     Owned Real Property                                                  1.1(a)
     Parcel                                                              1.10(a)
     Patents                                                             Annex A
     Payroll Services Agreement                                       1.7(d)(vi)
     PCBs                                                                Annex A
     Permanent Shutdown                                                   5.4(h)
     Permits                                                             Annex A
     Permitted Exceptions                                                 4.4(b)
     Person                                                              Annex A
     Plan(s)                                                             2.21(a)
     Plant Land                                                          1.10(a)
     Plant Salaried Employees                                             5.5(c)
     Post-Retirement Eligible Employees                                5.5(f)(i)
     Pre-Closing Period                                                   5.7(g)
     Prime Rate                                                           1.5(e)
     Purchase Price                                                          1.4
     RCAL                                                               Preamble
     RCRA                                                                Annex A
     Real Property Leases                                                 1.1(a)


                                      A-9



     DEFINED TERM                                                        SECTION
     ------------                                                        -------

     Release                                                             Annex A
     Replacement Plan                                                     5.4(f)
     Represented Employees                                                5.4(a)
     Resolution Period                                                    1.5(b)
     Retained Contracts                                                   1.2(f)
     Reynolds Marks                                                       1.2(k)
     RIB                                                                Preamble
     RILA                                                               Preamble
     RIND                                                               Preamble
     SEC                                                                     3.5
     Seconded Employees                                                5.6(a)(i)
     Section 338 Elections                                               Annex A
     Section 338(g) Election                                             Annex A
     Section 338(h)(10) Election                                         Annex A
     Section 338 Forms                                                   Annex A
     Selection Period                                                  5.6(a)(i)
     Seller                                                             Preamble
     Seller Employee(s)                                                   5.5(a)
     Seller Nonrepresented Hourly Employees                               5.5(b)
     Seller Salaried Employees                                            5.5(c)
     Seller's Plans                                                       5.4(b)
     Seller's Welfare Plans                                               5.5(f)
     Senior Executive Abbreviated Mini-Trial                            10.12(c)
     Shares                                                                  1.1
     Siberian Aluminum                                                 5.8(a)(i)
     Single Location Plans                                             5.4(g)(i)
     Special Retirement Benefit                                       5.4(f)(ii)
     Stockholder's Agreement                                            Preamble
     Subdivision                                                         1.10(a)
     Supply Program Agreement                                        1.7(d)(iii)
     SVE                                                                Preamble
     SVE Technical Services Agreement                                       2.29
     Tax Laws                                                            Annex A
     Tax Return(s)                                                       Annex A
     Taxes                                                             1.3(b)(i)


                                      A-10



     DEFINED TERM                                                        SECTION
     ------------                                                        -------

     Taxing Authority                                                    Annex A
     Technology                                                          Annex A
     Title Commitments                                                    4.4(b)
     Title Company                                                        4.4(b)
     Title Costs                                                          4.4(b)
     Title IV Plans                                                      2.21(a)
     Torrance Lease                                                      1.10(a)
     Trademarks                                                          Annex A
     Trademark License Agreement                                    1.7(d)(viii)
     Transferred Employee(s)                                              5.5(a)
     Transferred Nonrepresented Hourly Employees                          5.5(b)
     Transferred Represented Employees                                    5.4(a)
     Transferred Salaried Employees                                       5.5(c)
     Transition Services Agreement                                     1.7(d)(v)
     Transitional Trademark License Agreement                         1.7(d)(ii)
     Transportation Services Agreement                                 1.7(d)(x)
     UAC                                                                Preamble
     Unaudited Financial Statements                                       2.7(a)
     Unaudited Latasa Financial Statements                                  2.28
     Union Pension Plans                                                  5.4(f)
     Valuation Date                                                   5.4(g)(vi)
     WARN Act                                                            2.20(j)
     Welfare Benefits                                                 5.5(f)(ii)
     Working Capital                                                      1.5(a)



                                      A-11